As Filed with the Securities and Exchange Commission on March 12, 2006                                                  Registration No. 333-141214

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM SB-2
(Amendment No. 1)
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	7380	88-0433489
(State or other jurisdiction of incorporation	(Primary Standard Industrial	(I.R.S. Employer
or organization)	Classification Code Number)	Identification No.)

5570A Kennedy Road, Mississauga, Ontario, Canada
(Address and telephone number of principal executive offices)

______________________

Jeffrey D. Reid
President and Chief Executive Officer
KMA Global Solutions International, Inc.
5570A Kennedy Road Mississauga,
Ontario, Canada L4Z2A9
(905) 568-5220

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
______________________
Copies to:
Gary M. Brown, Esq.
Steven J. Eisen, Esq.
Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
Commerce Center, Suite 1000
211 Commerce Street
Nashville, TN 37201
Telephone (615) 726-5600
Facsimile (615) 726-0464
_____________________

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Common Stock, $0.001 par value per share	24,042,328(1)	$0.40(2)	$9,616,931.20	$295.24

(1)
The shares of common stock being registered hereunder consist of: (1) 10,000,000 shares issued to the selling stockholders who acquired the shares in a private offering under Regulation S that was completed on January 31, 2007; (2) 10,000,000 shares issuable upon exercise of common stock purchase warrants outstanding as of the date hereof issued to selling stockholders; (3) 1,000,000 shares issued to Incendia Management Group Inc., which served as placement agent for a private offering under Regulation S that was completed on January 31, 2007; (4) 1,000,000 shares issuable upon exercise of common stock purchase warrants outstanding as of the date hereof issued to Incendia Management Group Inc., which served as placement agent; and (5) 2,042,328 shares issued in exchange for business, consulting, or financial advisor services. The number of shares may be adjusted as a result of stock splits, stock dividends, anti-dilution provisions and similar transactions in accordance with Rule 416.

(2)
The price of $0.40, which is the average of the bid and asked prices of the Registrant’s common stock on the over the counter bulletin board on March 5, 2007, as set forth solely for the purpose of computing the registration fee pursuant to Rule 457(c).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 7, 2007

PROSPECTUS

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.

24,042,328 Shares of Common Stock

This prospectus relates to 24,042,328 shares of common stock of KMA Global Solutions International, Inc. that may be sold from time to time by the selling stockholders named on page  of this prospectus. The selling stockholders may offer their shares through public or private transactions, in or off the over-the-counter market in the United States, at prevailing market prices, or at privately negotiated prices. For details of how the selling stockholders may offer their shares of common stock, please see the section of this prospectus called “Plan of Distribution” on page of this prospectus. We will not receive any proceeds from the sales by the selling stockholders.

Our common stock is quoted in both the Pink Sheets and OTCBB under the symbol “KMAG.”

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” ON PAGE 2 FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION NOR ANY FOREIGN SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May ___, 2007.

TABLE OF CONTENTS
SUMMARY	1
FORWARD LOOKING STATEMENTS	1
RISK FACTORS	2
USE OF PROCEEDS	8
SELLING STOCKHOLDERS	8
PLAN OF DISTRIBUTION	10
MARKET FOR COMMON EQUITY AND RELATED STOCK MATTERS	12
DESCRIPTION OF BUSINESS	13
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION	26
DESCRIPTION OF PROPERTY	32
LEGAL PROCEEDINGS	33
PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS	33
DIRECTORS, EXECUTIVE OFFICE, PROMOTERS AND CONTROL PERSONS	33
EXECUTIVE COMPENSATION	35
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	36
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	37
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	37
DESCRIPTION OF SECURITIES	38
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	39
LEGAL MATTERS	39
EXPERTS	39
WHERE YOU CAN FIND MORE INFORMATION	39
INDEX TO FINANCIAL STATEMENTS	40
DEALER PROSPECTUS DELIVERY OBLIGATION	41

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference into this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. You should assume that the information contained in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information contained in any document we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. These documents are not an offer to sell or a solicitation of an offer to buy these shares of common stock in any circumstances under which the offer or solicitation is unlawful.

In this prospectus and any prospectus supplement, unless otherwise indicated, the terms “KMAG,” the “Company,” “us,” “our,” “registrant,” or “we” refer to KMA Global Solutions International, Inc.

SUMMARY

THE COMPANY

KMA Global Solutions International, Inc. is a manufacturer and supplier of Electronic Article Surveillance (EAS) labels for the multimedia, retail apparel, health/beauty aids, soft goods and over-the-counter pharmaceutical industries. KMA provides low cost solutions for retail protection against inventory theft, offering customized labels that use a variety of patented formats to meet unique packaging needs. KMA's patent pending DUAL Tag™ is the only product available that combines the two leading EAS technologies in a single, high speed application to eliminate the need for multiple inventories and its patented NEXTag™ is the solution of choice for soft goods as a small, flexible nonwoven label conveniently sewn into a garment at its manufacturing source.

Our principal executive offices are located at 5570A Kennedy Road, Mississauga, Ontario, Canada L4Z2A9, and our telephone number is (905) 568-5220. Our website is located at www.kmaglobalsolutions.com. Information contained in our website is not part of this prospectus.

THE OFFERING

This prospectus relates to the resale of up to 24,042,328 shares of our common stock being offered by the selling stockholders. As of May 7, 2007, there were 54,933,319 shares of our common stock issued and outstanding. As a result of this offering, there may ultimately be a significant increase in the Company's public float, which may have a depressive effect on our stock price independent of our results of operations.

We will not receive any proceeds from any sale of shares of common stock by the selling stockholders.

FORWARD-LOOKING STATEMENTS

Some of the information contained in this prospectus and the documents incorporated by reference into this prospectus include forward-looking statements (as defined in Section 27A of the Securities Act and Section 21E of the Exchange Act), which mean that they relate to events or transactions that have not yet occurred, our expectations or estimates for our future operations, our growth strategies or business plans or other facts that have not yet occurred. These statements can be identified by the use of forward-looking terminology such as “might,” “may,” “will,” “could,” “expect,” “anticipate,” “estimate,” “likely,” “believe,” or “continue” or the negative thereof or other variations thereon or comparable terminology. The below risk factors contain discussions of important factors that should be considered by prospective investors for their potential impact on forward-looking statements included in this prospectus. These important factors, among others, may cause actual results to differ materially and adversely from the results expressed or implied by the forward-looking statements.

RISK FACTORS

You should carefully consider and evaluate all of the information contained in this prospectus, including the following risk factors, before deciding to invest in our Company. Any of these risks could materially and adversely affect our business, financial condition and results of operations, which in turn could adversely affect the price of our common stock.

RISKS SPECIFIC TO THE COMPANY

WE MAY CONTINUE TO INCUR LOSSES AND MAY NOT ACHIEVE OR MAINTAIN PROFITABILITY.

Due primarily to non-recurring charges associated with going public, we incurred operating losses for our Fiscal Year ended January 31, 2007. The extent of our future losses and the timing of our return to profitability are highly uncertain. Furthermore, we may never return to profitability and even if we return to profitability, we may not be able to maintain profitability. Failure to return to and remain profitable may have a material adverse effect on our business and stock price and we may be unable to continue operations at the current levels, if at all. We cannot provide any assurances that we will generate additional revenues or achieve profitability.

FAILURE TO MANAGE EXPENSES WOULD PREVENT US FROM ACHIEVING PROFITABILITY

We may have to increase our operating expenses in order to increase our customer base, enhance our brand image and support our growing infrastructure. In order for us to become profitable, we must increase our revenues and gross profit margins sufficiently to cover current and future operating expenses. If we fail to do so, we may never achieve sustained profitability.

ADDITIONAL CAPITAL OR STRATEGIC ALTERNATIVES MAY BE REQUIRED FOR US TO CONTINUE OUR OPERATIONS.

If we are not successful in increasing our revenues or cutting costs, we may be required to reduce operations further, seek additional equity financing or financing from other sources, or consider other strategic alternatives, including a possible merger, sale of assets or other business combination or restructuring transactions. There can be no assurances that additional financing or strategic alternatives will be obtainable on terms acceptable to us or that any additional financing would not be substantially dilutive to existing stockholders.

OUR QUARTERLY RESULTS MAY FLUCTUATE, WHICH COULD MAKE FINANCIAL FORECASTING DIFFICULT AND INCREASE VOLATILITY IN OUR COMMON STOCK

Our revenues and operating results may vary significantly from quarter-to-quarter. As a result, quarter-to-quarter comparisons of our revenues and operating results may not be meaningful. In addition, due to our limited operating history and restructuring, it may be difficult to predict our future revenues and results of operations accurately. It is likely that, in one or more future quarters, our operating results will fall below the expectations of investors. If this happens, the trading price of our common stock is likely to be materially and adversely affected.

IF WE LOSE KEY MEMBERS OF OUR PERSONNEL, OUR FUTURE SUCCESS COULD BE LIMITED

Our future success depends on our ability to attract and retain key management, engineering, technical and other personnel. In addition, we must recruit additional qualified management, engineering, technical and marketing and sales and support personnel for our operations. Competition for this type of personnel is intense, and we may not be successful in attracting or retaining personnel. With the exception of Mr. Reid, our Chief Executive Officer, we do not maintain key person life insurance for any of our other personnel. The loss of the services of one or more members of our management group or other key employees or the inability to hire additional qualified personnel will limit our ability to grow our business.

OUR SUCCESS DEPENDS ON OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY

We rely on trademark, copyright and patent law, trade secret protection and confidentiality or license agreements with our employees, customers, partners and others to protect our proprietary rights. If we are not successful in protecting our intellectual property, there could be a material adverse effect on our business.

While we believe that our issued patents and pending patent applications help to protect our business, there can be no assurance that:

• any patent can be successfully defended against challenges by third parties;
• pending patent applications will result in the issuance of patents;
our competitors or potential competitors will not devise new methods of competing with us that are not covered by our patents or patent applications;
• new prior art will not be discovered which may diminish the value of or invalidate an issued patent; or
• a third party will have or obtain one or more patents that prevent us from practicing features of our business or will require us to pay for a license to use those features.

Also, our patents, service marks or trademarks may be challenged and invalidated or circumvented. In addition, we are exposed to infringement of our intellectual property in foreign markets because our intellectual property is protected under United States laws that may not extend to foreign uses.

INFRINGEMENT ON THE PROPRIETARY RIGHTS OF OTHERS COULD PUT US AT A COMPETITIVE DISADVANTAGE, AND ANY RELATED LITIGATION COULD BE TIME CONSUMING AND COSTLY.

Third parties may claim that we violated their intellectual property rights. To the extent of a violation of a third party’s patent or other intellectual property right, we may be prevented from operating our business as planned, and may be required to pay damages, to obtain a license, if available, or to use a non-infringing method if possible, to accomplish our objectives. Any of these claims, with or without merit, could result in costly litigation and divert the attention of key personnel. If such claims are successful, they could result in costly judgments or settlements.

WE MAY NOT BE ABLE TO CONTINUE TO DEVELOP PRODUCTS TO ADDRESS USER NEEDS EFFECTIVELY IN AN INDUSTRY CHARACTERIZED BY RAPID TECHNOLOGICAL CHANGE.

To be successful, we must adapt to rapidly changing technological and application needs by continually improving our products as well as introducing new products and services to address user demands.

Our industry is characterized by:
•	Rapidly changing technology
•	Evolving industry standards
•	Frequent new product and service introductions
•	Evolving distribution channels
•	Changing customer demands

Future success will depend on our ability to adapt in this rapidly evolving environment. We could incur substantial costs if we have to modify our business to adapt to these changes, and may even be unable to adapt to these changes.

WE COMPETE IN A HIGHLY COMPETITIVE MARKET, WHICH IS LIKELY TO BECOME MORE COMPETITIVE. COMPETITORS MAY BE ABLE TO RESPOND MORE QUICKLY TO NEW OR EMERGING TECHNOLOGY AND CHANGES IN CUSTOMER REQUIREMENTS.

We face significant competition in our industry. Our principal competitors have substantial marketing, financial, development and personnel resources. To remain competitive, we believe we must continue to provide:
•	Technologically advanced systems that satisfy the user demands,
•	Superior customer service,
•	High levels of quality and reliability, and
•	Dependable and efficient distribution networks.

We cannot be sure that we will be able to compete successfully against current or future competitors. Increased competition in our industry may result in price reductions, lower gross profit margins and loss of market share, and could require increased spending on research and development, sales and marketing and customer support. Some competitors may make strategic acquisitions or establish cooperative relationships with suppliers or companies that produce complementary products. Any of these factors could reduce our earnings.

OUR SUCCESS IS DEPENDENT UPON OUR ABILITY TO ADAPT TO TECHNOLOGICAL CHANGES, AND IF WE FAIL TO DO SO, OUR OFFERINGS MAY BECOME OBSOLETE

We compete in a market characterized by rapidly changing technology, evolving industry standards, frequent new service and product announcements, introductions and enhancements and changing customer demands. These market characteristics are intensified by the emerging nature of the Internet and the multitude of companies offering Internet-based products and services. Thus, our success depends on our ability to adapt to rapidly changing technologies, to adapt our offerings to evolving industry standards and to continually improve the performance, features and reliability of our offerings in response to competitive products and shifting demands of the marketplace.

WE MAY INCUR LIABILITIES AS A RESULT OF OUR INSTALLED PRODUCTS FAILURES DUE TO DESIGN OR MANUFACTURING DEFECTS.

We generally have insurance for such risks and also seek to limit such risk though product design, manufacturing quality control processes, product testing and contractual limitations. However, due to the large and growing size of our customer base, a design or manufacturing defect could result in product recalls or customer service costs that could have a material adverse effect on our financial results.

TERRORIST ATTACKS OR WAR COULD LEAD TO FURTHER ECONOMIC INSTABILITY AND ADVERSELY AFFECT OUR STOCK PRICE, OPERATIONS, AND PROFITABILITY.

The terrorist attacks that occurred in the United States on September 11, 2001 caused major instability in the U.S. and other financial markets. Possible further acts of terrorism and current and future war risks could have a similar impact. The United States continues to take military action against terrorism and is currently engaged in a costly occupation of Iraq. These events may lead to additional armed hostilities or to further acts of terrorism and civil disturbance in the United States or elsewhere, which may further contribute to economic instability. Any such attacks could, among other things, cause further instability in financial markets and could directly, or indirectly through reduced demand, negatively affect Our facilities and operations or those of its customers or suppliers.

RISKS SPECIFIC TO THIS OFFERING

WHEN THIS OFFERING BECOMES EFFECTIVE, THERE WILL BE A SIGNIFICANT NUMBER OF SHARES OF COMMON STOCK ELIGIBLE FOR SALE, WHICH COULD DEPRESS THE MARKET PRICE. IT IS UNLIKELY THAT ALL THE SHARES TO BE SOLD IN THIS OFFERING COULD BE SOLD WITHOUT OUR STOCK'S MARKET PRICE BEING MATERIALLY ADVERSELY AFFECTED.

Shares may also be offered from time to time in the open market pursuant to Rule 144. These sales may have a depressive effect as well. In general, a person who has held restricted shares for a period of one year may, upon filing a notification with the SEC Form 144, sell into the market, common stock in an amount equal to the greater of one percent of the outstanding shares or the average weekly trading volume during the last four weeks prior to such sale. Such sales may be repeated once each three months, and any of the restricted shares may be sold by a non-affiliate after they have been held two years.

In particular, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock.

There are short selling activities in both the Pink Sheets and OTCBB, where our stock is quoted. Short-selling is market selling a position not backed by any possession of the subject shares, generally in anticipation of a decline in a stock's price. Short sales are often conducted by speculators, and may further depress our common stock price.

WE CANNOT ASSURE YOU THAT THE COMMON STOCK WILL BECOME LIQUID OR THAT IT WILL BE LISTED ON A SECURITIES EXCHANGE.

We currently have no plans to seek to have the Company's common stock listed on NASDAQ or a national securities exchange. If we determine to do so in the future, however, we cannot assure you that we will be able to meet the initial listing standards of any other trading system or stock exchange, or that we will be able to maintain any such listing.

We may not attract the attention of major brokerage firms, since there is little incentive to brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct any secondary offerings on our behalf in the future.

WE COULD TERMINATE OUR SECURITIES AND EXCHANGE COMMISSION REGISTRATION WHICH COULD CAUSE OUR COMMON STOCK TO BE DE-LISTED FROM THE OTCBB AND WOULD REDUCE THE INFORMATION AVAILABLE TO INVESTORS.

We currently have approximately 21 holders of record of Common Stock, of which certain holders of record are entities that hold on behalf of beneficial owners. We believe that our Common Stock is beneficially owned by approximately 400 stockholders. If we have fewer than 300 stockholders of record after the offering, we will be eligible to de-register our common stock under the Securities Exchange Act of 1934 in 2007. Although we currently do not intend to de-register, there can be no assurance that we will not de-register the common stock at some point in the future. If we de-register, we will no longer be required to file annual and quarterly reports with the Securities and Exchange Commission and will no longer be subject to substantive requirements of Securities and Exchange Commission regulations. De-registration will reduce the amount of information available to investors about us and may cause our common stock to be de-listed from the OTCBB. In addition, investors will not have the protections of certain Securities and Exchange Commission regulations to which we will no longer be subject.

BECAUSE OUR STOCK IS QUOTED IN BOTH THE PINK SHEETS AND OTCBB, INFORMATION CONCERNING THE VALUE OF OUR STOCK MAY BE DIFFICULT TO OBTAIN AND UNRELIABLE, AND OUR STOCK PRICE MAY BE VOLATILE.

There has only been a limited public market for our securities, and there can be no assurance that an active trading market will be maintained. Both the Pink Sheets and OTCBB are a relatively unorganized, inter-dealer, over-the-counter market that provides significantly less liquidity than NASDAQ and the national securities exchanges. Both the Pink Sheets and OTCBB securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because both the Pink Sheets and OTCBB issuer reporting requirements are less stringent than those of the stock exchanges or NASDAQ. Dealers' spreads (the difference between the bid and ask prices) may be large in both the Pink Sheets and OTCBB transactions, causing higher purchase prices and less sale proceeds for purchasers or sellers of our securities. Trades and quotations in both the Pink Sheets and OTCBB involve a manual process that may delay order processing. Price fluctuations during a delay can result in the failure of a limit order to execute or cause execution of a market order at a price significantly different from the price prevailing when an order was entered. Consequently, one may be unable to trade in our common stock at optimum prices.

The trading price of our common stock is expected to continue to fluctuate significantly, and, as is the case for both the Pink Sheets and OTCBB securities generally, is not published in newspapers. It is not necessarily a reliable indicator of our stock's fair market value or fair value. There is a significant risk that the market price of our common stock will decrease in the future in response to variations in our quarterly operating results; announcements that our revenue or income are below analysts' expectations; general economic slowdowns; changes in market valuations of similar companies; sales of large blocks of our common stock; announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments; or fluctuations in stock market prices and volumes, which are particularly common among highly volatile securities of internationally-based companies.

Because of the concentration of ownership of our stock in its hands, Company management has the ability to exert significant control over our affairs requiring stockholder approval, including approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control, including a merger, consolidation or other business combination involving us, or discouraging a potential acquirer from making a tender offer or otherwise attempting to obtain control, even if such change of control would benefit our other stockholders.

The price in this offering will fluctuate based on the prevailing market price of our common stock in both the Pink Sheets and OTCBB. Accordingly, the price you pay in this offering may be higher or lower than the prices paid by other people participating in this offering.

ACCORDING TO THE SEC, THE MARKET FOR PENNY STOCKS HAS SUFFERED IN RECENT YEARS FROM PATTERNS OF FRAUD AND ABUSE. REGULATIONS TO COMBAT MANIPULATION MAY RESTRICT THE MARKET FOR OUR COMMON STOCK.

Our management is aware of the abuses that have occurred historically in the penny stock market, such as control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; “boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons; excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and dumping of securities after prices have been manipulated to a high level, resulting in investor losses.

To protect investors from this activity, the SEC has adopted regulations that generally define a “penny stock” to be any equity security having a market price (as defined) less than $5.00 per share, or an exercise price of less than $5.00 per share, subject to certain exceptions. As a result, broker-dealers selling our common stock are subject to additional sales practices when they sell such securities to persons other than established clients and “accredited investors.” For transactions covered by these rules, before the transaction is executed, the broker-dealer must make a special customer suitability determination, receive the purchaser's written consent to the transaction and deliver a risk disclosure document relating to the penny stock market. The broker-dealer must also disclose the commission payable to both the broker-dealer and the registered representative taking the order, current quotations for the securities and, if applicable, the fact that the broker-dealer is the sole market maker and the broker-dealer's presumed control over the market. Monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. “Penny stock” rules may restrict trading in our common stock.

IF YOU PURCHASE SHARES IN THIS OFFERING, YOU MAY EXPERIENCE IMMEDIATE, SUBSTANTIAL AND ONGOING DILUTION.

If you purchase shares in this offering, your per-share interest in our pro forma net tangible book value may be substantially less than the price you paid for your shares. In the event we obtain additional funding, such financings may also dilute you. If in the future we issue options or other securities as part of compensation plans or incentives to our employees or others, the issuance and/or exercise of such instruments may dilute you further.

THERE MAY BE ISSUANCES OF SHARES OF PREFERRED STOCK IN THE FUTURE.

Although we currently do not have preferred shares outstanding, the board of directors could authorize the issuance of a series of preferred stock that would grant holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends would be declared to common stockholders, and the right to the redemption of such shares, possibly together with a premium, prior to the redemption of the common stock. To the extent that we do issue preferred stock, the rights of holders of common stock could be impaired thereby, including without limitation, with respect to liquidation.

WE HAVE NOT RETAINED INDEPENDENT PROFESSIONALS FOR YOU.

We have not retained any independent professionals to review or comment on this Offering or otherwise protect your interests. Although we have retained our own counsel, no one involved with the offering has made any independent examination of any factual matters represented by management herein, and purchasers of the shares offered hereby should not rely on any such firms so retained with respect to any matters herein described.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of common stock by the selling stockholders. All of the proceeds will be received by the selling stockholders. If warrants that were issued to the selling stockholders to purchase 11,000,000 shares of our common stock are exercised for cash, we will receive estimated proceeds of approximately $2.2 million from the selling stockholders. All of such proceeds would be used for general corporate purposes including working capital. We will incur approximately $60,000 of expenses relating to the registration of the shares being offered and sold by the selling stockholders in this registration statement, including the SEC registration fee and legal, accounting, printing and other expenses of this offering.

SELLING STOCKHOLDERS

The following table sets forth the shares beneficially owned, as of May 7, 2007, by the selling stockholders prior to the offering contemplated by this prospectus, the number of shares each selling stockholder is offering by this prospectus and the number of shares which each would own beneficially if all the offered shares are sold. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities, or the right to acquire voting or investment power within 60 days through the exercise of an option, warrant or right, through the conversion of a security, or through the power to revoke a trust. The shares offered by the selling stockholders by this prospectus are comprised of:

•
10,000,000 shares of common stock being registered hereunder are being registered for resale by the selling stockholders named in the prospectus who were issued the shares in a private offering under Regulation S that was completed on January 31, 2007;

•
10,000,000 shares issuable upon exercise of common stock purchase warrants outstanding as of the date hereof issued to selling stockholders in connection with the private offering under Regulation S that was completed on January 31, 2007;

•	1,000,000 shares issued to Incendia Management Group Inc., which served as placement agent for a private offering under Regulation S that was completed on January 31, 2007;

•
1,000,000 shares issuable upon exercise of common stock purchase warrants outstanding as of the date hereof issued to Incendia Management Group Inc. in connection with the private offering under Regulation S that was completed on January 31, 2007;

•	2,042,328 shares issued in a private offering in exchange for business, consulting and financial advisor services pursuant to agreements.

All shares of our common stock registered in this offering represent shares issued to each selling stockholders or shares that have been or may be acquired within 60 days of May 7, 2007. The percentage ownership is calculated based on 54,933,319 shares, which represents the number of shares of our common stock that were outstanding as of May 7, 2007. Except where noted in the table, none of the selling stockholders within the past three years has had any material relationship with us or any of our affiliates. To our knowledge, subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares of common stock set forth opposite such person’s name, unless otherwise indicated in the table, and acquired the shares in a private offering of common stock exempted from registration under the Securities Act.

Name of Selling Stockholders	Shares of Common Stock Beneficially Owned Prior to the Offering	Number of Shares of Common Stock To Be Offered	Shares of Common Stock Beneficially Owned After the Offering (1) Number Percentage
Anodyne Investments Inc. (2)	2,746,665(11)	3,000,000	0	*
Cedus Financial Ltd. (3)	2,746,665(11)	3,000,000	0	*
Golden Chariot Capital Corporation (4)	2,746,665(11)	2,900,000	0	*
Certa Investments Limited (5)	2,746,665(11)	2,800,000	0	*
D.E.F.T. Capital Corporation (6)	2,746,665(11)	2,800,000	0	*
Preston Rockwell Investments Inc.(7)	2,746,665(11)	2,800,000	0	*
Grand Artesian Capital Corporation (8)	2,700,000	2,700,000	0	*
Incendia Management Group Inc. (9)	2,000,000	2,000,000	0	*
Corbit Rockwell Investments Inc. (10)	1,000,000	1,000,000	0	*
Jeffrey Zeldin (10)	360,000	360,000	0	*
Xnergy, LLC (10)	357,328	357,328	0	*
Stuart Vandersluis (10)	300,000	300,000	0	*
ZA Consulting Inc. (10)	25,000	25,000	0	*

*  Less than 1%.
(1)
Because the selling stockholders may choose not to sell any of the shares offered by this prospectus, and because there are currently no agreements, arrangements or undertakings with respect to the sale of any of the shares of common stock, we cannot estimate the number of shares that any of the selling stockholders will hold after completion of this offering. For purposes of this table, we have assumed that each of the selling stockholders will have sold all of the shares covered by this prospectus upon the completion of this offering.

(2)	Amount includes 1,500,000 shares of common stock issuable upon exercise of warrants.
(3)	Amount includes 1,500,000 shares of common stock issuable upon exercise of warrants.
(4)	Amount includes 1,450,000 shares of common stock issuable upon exercise of warrants.
(5)	Amount includes 1,400,000 shares of common stock issuable upon exercise of warrants.
(6)	Amount includes 1,400,000 shares of common stock issuable upon exercise of warrants.
(7)	Amount includes 1,400,000 shares of common stock issuable upon exercise of warrants.
(8)	Amount includes 1,350,000 shares of common stock issuable upon exercise of warrants.
(9)
Amount includes 1,000,000 shares of common stock issuable upon exercise of warrants. Stockholder served as placement agent for a private offering under Regulation S that was completed on January 31, 2007

(10)	The selling stockholder was issued shares of common stock in exchange for business, consulting or financial advisor services.
(11)
Anodyne Investments Inc, Cedus Financial Ltd., Golden Chariot Capital Corporation, D.E.F.T. Capital Corporation, and Preston Rockwell Investments Inc. are subject to a maximum ownership interest of 4.99% of the outstanding shares of KMA. Without such a restriction, Anodyne Investments Inc, Cedus Financial Ltd., Golden Chariot Capital Corporation, D.E.F.T. Capital Corporation, and Preston Rockwell Investments Inc. would exercise investment and voting control over 3,000,000, 3,000,000, 2,900,000, 2,800,000, 2,800,000 and 2,800,000 shares respectively.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales;
•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of common stock by a broker-dealer acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a selling stockholders. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

The selling stockholders and any broker-dealers or agents that are involved in selling the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholders. If we are notified by any selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus. If the selling stockholders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of our common stock and activities of the selling stockholders.

Furthermore, the Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

(1)	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

(2)	contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

(3)	contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

(4)	contains a toll-free telephone number for inquiries on disciplinary actions;

(5)	defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

(6)	contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to proceeding with any transaction in a penny stock, the customer:

(1)	with bid and offer quotations for the penny stock;

(2)	details of the compensation of the broker-dealer and its salesperson in the transaction;

(3)	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

(4)	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Blue Sky Restrictions on Resale

The selling shareholders named in this prospectus may offer and sell the Shares covered by this prospectus only in States in the United States where exemptions from registration under State securities laws are available. The Company anticipates obtaining an exemption, known as the “manual exemption,” in certain States where such exemption is available. Generally, the manual exemption is available to issuers that maintain an up-to-date listing that includes certain information about the issuer in a recognized securities manual. Some of the States that provide the manual exemption include: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, the District of Columbia, Florida, Guam, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Rhode Island, South Carolina, South Dakota, Texas, U.S. Virgin Islands, Utah, Washington, West Virginia, and Wyoming. Each State’s law is different. Some of the States provide a general exemption for issuers’ securities that are listed in a “recognized securities manual” (or similar language) while other States have provisions that name the recognized securities manuals that qualify an issuer for the exemption in that State. Investors and securities professionals are advised to check each State’s securities laws and regulations (known as “Blue Sky” laws) or to check with KMA to ascertain whether an exemption exists for the Company’s shares in a particular State.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our Common Stock is quoted for trading on the Pink Sheets over the counter quotation service. Prior to the Company's merger with Espo's, Espo's common stock traded under the symbol “EPOL”. Effective on March 27, 2006, the symbol was changed to “KMAG.”

The following tables set forth the quarterly high and low daily bids for our Common Stock as reported by Pink Sheets for the shares of Common Stock issued by the Company beginning with the quarter ended April 30, 2006. Historical information with respect to Espo's common stock prices is not relevant as to the Company's stock price due to the substantial change to the business of the Company post-merger. The bids reflect inter-dealer prices without adjustments for retail mark-ups, mark-downs or commissions and may not represent actual transactions. It should be noted that the prices listed for the Common Stock may not be a reliable indicator of their value due to the fact that the Pink Sheets have no listing standards and the volume of sales for shares of Common Stock has been inconsistent since they commenced trading.

	HIGH	LOW
Quarter through May 4, 2007	$1.08	$0.37
Quarter ended January 31, 2007	$0.55	$0.11
Quarter ended October 31, 2006	$3.05	$0.10
Quarter ended July 31, 2006	$4.53	$3.00
Quarter ended April 30, 2006	$5.00	$3.75

Our stock price at the close of the market on May 4, 2007, was $1.08.

A broker/dealer and market maker registered with the SEC will, on behalf of the Company, apply for the quotation of the Common Stock on the OTC Bulletin Board, subject to the filing of information with and approval by NASD in connection with SEC Rule 15c2-11 and NASD Rule 6740.

Holders

As of May 7, 2007, there were 21 holders of record of Common Stock, of which certain holders of record are entities that hold on behalf of beneficial owners. We believe that the our Common Stock is beneficially owned by approximately 400 stockholders. No shares of Preferred Stock are issued or outstanding.

Dividends

No cash dividends have been declared on our Common Stock. The declaration of dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of cash dividends, if any, will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, for use in our business operations.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans and no shares of our capital stock are reserved for issuance pursuant to any equity compensation arrangement.

DESCRIPTION OF BUSINESS

History

KMA Global Solutions International, Inc. (www.kmaglobalsolutions.com) is a corporation formed on March 9, 2006 under the laws of the State of Nevada. As described below, we entered into a merger transaction (described below) with Espo's Ltd. (“Espo's”), a non-SEC reporting corporation formed under the laws of the State of New York on September 7, 2001 and we were the surviving corporation. Espo's operated, since its inception, as a retail provider of sporting goods and athletic apparel, with a focus on aquatic sports products. The Company and its founders and shareholders had no relationship with Espo's and its founders prior to the merger. Espo's' shares of common stock traded on the Pink Sheets of the National Quotation Bureau under the symbol “EPOL.” The Pink Sheets is a quotation service, not a formal exchange, and does not have quotation standards. An unaffiliated third-party introduced us to Espo's in order to enable us to achieve a merger with an entity that had shares of stock which were traded on the U.S. public securities markets, thereby offering the Company the opportunity to raise capital on the U.S. public securities markets.

Prior to and in anticipation of the merger transaction described below, a Stock Purchase Agreement, effective as of March 7, 2006 (the “March 7th Agreement”), was entered into between Espo's, Jeffrey R. Esposito and Kenneth C. Dollmann, each holder of Espo's common stock, and 2095511 Ontario Limited. Mr. Esposito and Mr. Dollmann, respectively sold 4,065,427 and 160,000 shares Espo's common stock to the following entities identified in the March 7th Agreement: Brant Fellowship Holdings, Inc.; Candas Enterprises Corp.; Carrick Mortgage Holdings, Inc.; Culross Forwarding Limited; Greenock Export Holdings AG; Bedford Place Investments Ltd.; Brican Holdings Limited (collectively, the “Entities”). None of the Entities is a related person or affiliate of Espo's, Mr. Esposito, Mr. Dollmann, 2095511 Ontario Limited, or the Company, and none became a beneficial owner of greater than five percent of the Company's issued and outstanding Common Stock as result of the merger transaction and subsequent events described below.

It was the consensus of the Entities that, due to the logistics involved in coordinating their purchases of Espo's common stock and in order to capably process the documentation and secure the prompt execution of the March 7th Agreement, it would be most efficient to rely on a single, special purpose company as a vehicle to close the transaction on their behalf. At the request of the Entities, 2095511 Ontario Limited, a limited corporation formed by Jeffrey D. Reid, the President of the Company, under the laws of the Province of Ontario, Canada, served as agent for the Entities to facilitate the closing of the March 7th Agreement.

The Entities' respective purchases of common stock that were held by Messrs. Esposito and Dollman, totaled 4,225,427 out of the 4,920,250 issued and outstanding shares of Espo's common stock. Mr. Esposito continued to hold 8,823 restricted shares of Espo's common stock which shares (and shares for which they would be exchanged in the merger transaction) are subject to a one-year escrow and “lock-up” that commenced on March 7, 2006. The Entities acquired their shares of Espo’s common stock in exchange for an aggregate payment of $209,830 and their respective promises to provide, from time to time, advice to Espo's and its successors with respect to corporate and financial strategies and restructuring proposals, investor relations and shareholder communications services, and recommendations of potential funding sources, investment groups and strategic partners. Concurrent with the stock purchase transaction, and prior to the merger described below, Espo's transferred its assets and liabilities to other entities that were unaffiliated with the Company.

On March 8, 2006, in order to facilitate the merger transaction described below, Espo's issued 2,014,400 shares of common stock to bring its total issued and outstanding amount of common stock to 6,934,650. In connection with the overall capital restructuring transactions of Espo's and the Company, and in accordance with their representations and in consideration of the promises and conditions under the March 7th Agreement, the Entities had their 4,225,427 shares of Espo's common stock retired to treasury and cancelled. This left 2,709,223 shares of Espo's common stock issued and outstanding. In a separate set of transactions and as consideration for introducing the Company and Espo’s, the Entities acquired 686,000 shares of Espo's common stock from various Espo’s holders.

On March 10, 2006, we entered into an Agreement and Plan of Reincorporation - Merger with Espo's, whereby Espo's was merged with and into the Company, and in which the Company, a Nevada corporation, became the surviving entity (the “Merger”).

In effecting the Merger, each of the 2,709,223 issued and outstanding shares of Espo's common stock, was converted into one share of our Common Stock, and Espo's ceased to exist. The Company’s Common Stock currently is traded on the Pink Sheets of the National Quotation Bureau under the symbol “KMAG.”

On March 15, 2006, we entered into an acquisition agreement (the “Acquisition Agreement”) with KMA Global Solutions Inc., a corporation formed in April 1996 under the laws of the Province of Ontario, Canada (“KMA (Canada)”). KMA (Canada) is a provider of diversified electronic article surveillance (“EAS”) solutions for retail security applications in a variety of consumer industries, including apparel, multimedia, sporting goods, grocery and over-the-counter pharmaceuticals, and offers technology-driven integrated supply chain solutions to secure goods for retailers and consumer-product distributors worldwide. On March 1, 2006, the issued and outstanding common shares of KMA (Canada) were subject to a reverse stock split at a ratio of five (5) shares to one (1), reducing the number of its common shares outstanding from 10,072,000 to 2,014,400.

Pursuant to the terms of the Acquisition Agreement, the Company acquired a majority of the outstanding shares of the capital stock of KMA (Canada) in exchange for 2,014,400 shares of our Common Stock. Pursuant to the Acquisition Agreement, we purchased the remaining 314,400 shares of KMA (Canada) common shares from the minority shareholders of KMA (Canada) in exchange for an equal number of shares of our Common Stock.

In connection with the Acquisition Agreement, we formed KMA Global Solutions, LLC, a limited liability company formed under the laws of the State of Nevada (“KMA LLC”), with the Company as its single member. KMA LLC is a special purpose entity with the sole purpose of facilitating Canadian income tax efficiencies for existing shareholders of KMA (Canada). In connection with its formation, 1,700,000 shares of the Company's Common Stock were issued to KMA LLC in exchange for 100% of its membership interests.

Contemporaneously with the issuance of 1,700,000 shares of Common Stock to KMA LLC, we entered into an Exchange and Support Agreement dated March 14, 2006 (the “Exchange Agreement”), by and among the Company, KMA LLC, KMA Acquisition Exchangeco, Inc., an Ontario corporation (“Exchangeco”), and certain shareholders of KMA (Canada) subject to Canadian taxation. These KMA (Canada) shareholders elected to receive securities (“Exchangeable Shares”) issued by Exchangeco (each a “Holder”) in order to defer income recognition for Canadian tax purposes. The Exchange Agreement provides that the Company and KMA LLC grant each Holder the right to require the Company or KMA LLC to purchase from any of such Holder all or any part of the Exchangeable Shares held by such Holder, in consideration for some or all of the Company's 1,700,000 shares of Common Stock held by KMA LLC. KMA LLC is a wholly-owned subsidiary of the Company. Exchangeco is related to the Company only in that it has a contractual arrangement with KMA LLC to exchange the shares KMA LLC currently owns of the Company. Jeffrey D. Reid is an officer and director of Exchangeco. Mr. Reid indirectly owns 1,520,000 common shares of the Company, he is an indirect control person of KMA LLC by virtue of his control position in the Company, and he is an officer and a director of Exchangeco, which is related to the Company only in that it has a contractual arrangement with KMA LLC to exchange the shares of the Company that KMA LLC currently owns.

On March 17, 2006, the Company effected a stock split in the form of a share dividend. This was accomplished by the issuance of seventeen shares of Common Stock for each share of issued and outstanding Common Stock on a pro rata basis and without consideration to the Company's stockholders. To provide consistent disclosure, the amounts of shares discussed hereafter will reflect the post-split amounts, unless specified otherwise. The 8,823 escrowed shares held by Jeffrey R. Esposito became 149,991 shares of Common Stock. The 686,000 shares held by the Entities became 11,662,000 shares of Common Stock on a post-split basis. The 314,400 shares of Common Stock held by the KMA (Canada) shareholders became 5,344,800 shares on a post-split basis. As per an agreement between the KMA (Canada) shareholders and the Company, these 5,344,800 shares of Common Stock were retired to treasury and cancelled and the KMA (Canada) shareholders received 1,179,000 post-split shares of Common Stock.

Current Corporate Structure

Our current structure is as follows. We have two affiliated companies: KMA LLC, of which we are the single member, and KMA (Canada), our Ontario, Canada operating company affiliate. The structure of our organization is set forth in the following diagram and its accompanying notes:

(1)
27,200,000 shares of the Company's Common Stock are held by KMA LLC for the purpose of facilitating Canadian income tax efficiencies for existing shareholders of KMA (Canada) through the arrangement with Exchangeco.

(2)	314,400 shares of the Company's Common Stock were exchanged for an equal number of shares of KMA (Canada) common stock. Exchangeco holds the balance of KMA (Canada) common shares.
(3)
The shareholders of Exchangeco have the right to require the Company or KMA LLC to purchase some or all their Exchangeable Shares for some or all of the Company's 27,200,000 shares of Common Stock held by KMA LLC. 25,840,000 shares of Exchangeco are owned by Jeffrey D. Reid, resulting in the beneficial ownership of 25,840,000 shares of KMA Global Solutions International, Inc.

Strategic Corporate Structure

We intend to operate as a holding company in a structure that includes several wholly-owned operating subsidiaries located in strategic manufacturing, packaging and distribution markets worldwide. Strategic expansion plans include the relocation of our headquarters from Mississauga, Ontario, Canada to the United States through the formation of KMA Global Solutions Inc. (US) as a wholly-owned subsidiary of the Company. KMA Global Solutions Inc. (Barbados) is intended to be established under the laws of Barbados as a wholly-owned subsidiary of KMA (Canada) with the purpose of overseeing the Company's operations outside of the United States and Canada and to hold all of the issued and outstanding shares of KMA Global Solutions Inc. (Hong Kong), a manufacturing entity to be formed under the laws of Hong Kong. We also intend to form additional overseas subsidiaries as our business grows.

Electronic Article Surveillance (EAS) Industry

Electronic Article Surveillance (EAS) is a technological method used primarily to prevent shoplifting from retail establishments by alerting the retailer to the unauthorized removal of merchandise. Special tags (like the products that KMA sells) are affixed to the product or to its packaging. The special tags are referred to as “active” or “live.”  At point of sale, the special tag is deactivated or “turned off.”  At the exits of stores, detection equipment sounds an alarm to alert staff when an active tag is detected.  The theory is that a properly purchased item will have a special tag that is deactivated or “turned off,” while the tag on a shoplifted product will still be active or “live.”

Using an EAS system enables the retailer to display and allow customer access to popular items. Products can be examined and handled, rather than kept in locked cases or behind the sales counter. The two leading technologies comprising most EAS systems are Acousto-Magnetic (“AM”) and Radio Frequency (“RF”), and each has specific benefits and disadvantages. These respective EAS systems operate on different principles and are not compatible with one another.

Industry sources estimate that the value of goods that are taken without being paid for, known as “shrink,” is an approximate $70 billion per year problem for the global retail industry. Shrink is caused primarily by shoplifting and employee theft. Electronic Article Surveillance (EAS) solutions are designed to act as a deterrent to control the problem of merchandise theft.

EAS system components typically include:

1)	Labels or Hard Tags - electronic sensors attached to merchandise;
2)	Deactivators or Detachers - used at the point of sale to electronically deactivate labels and detach reusable hard tags as items are purchased; and
3)	Detectors - that create a detection area at exits or other sensitive locations.

As a provider of EAS solutions, including security source tagging for a variety of retail industries, our products are designed to consolidate discrete RF and AM technology requirements to improve efficiency, reduce costs, and provide value-added solutions for customers across many geographic markets in a variety of industries, including but not limited to apparel, food, over-the-counter pharmaceuticals, health and beauty aids, and sporting goods.

Our EAS solutions are comprised of a line of custom tags and labels, which contain sensors designed to provide a comprehensive, single-source solution for protection against retail merchandise theft. Our tags and labels are specialized for a variety of applications including, adhesive labels for use on product packaging or tags sewn directly onto retail apparel. The Company's proprietary, low cost solutions serve to reduce consumer and employee theft, prevent inventory shrink, and enable retailers to capitalize on consumer buying patterns and habits by openly displaying high-margin and high-cost items typically subjected to a high level of shoplifting and employee theft. We offer a wide variety of EAS solutions to meet the varied requirements of retail configurations for multiple market segments worldwide.

In addition, the Company is an authorized distributor of Sensormatic sensors in raw form. These sensors are the basic component of an EAS tag or label. Retail stores are responsible for outfitting their own premises with an EAS system, including sensor detection and deactivation equipment that corresponds to their EAS technology of choice, either RF of AM technology. The Company also sells equipment necessary to deactivate the EAS tags to manufacturers, suppliers, wholesalers and distributors that need to deactivate either the AM sensor or the RF sensor before shipping product tagged with Dual Tags to a particular retailer only using one of the two technologies in its stores. Sales of deactivation equipment represent a small fraction of the Company's revenues. The Company does not sell the equipment necessary to establish an EAS system to retailers.

RF systems are widely used in the United States. A label, basically a miniature, disposable electronic circuit and antenna, is attached to a product. The device responds to a specific frequency emitted by a transmitter antenna located at the entry/exit point. The response from the label is then picked up by an adjacent receiver antenna. This will trigger an alarm when it matches specific criteria. Operating frequencies for RF systems generally range from 2 to 10 MHz.

The newer, AM systems have the ability to protect wide exits. AM systems use a transmitter to create a surveillance area where tags and labels are detected. The transmitter sends a pulsating acousto-magnetic frequency signal (of about 58 kHz) which energizes a tag in the surveillance zone. When the pulse ends, the tag responds, emitting a single frequency signal like a tuning fork that is detected by a receiver. A microcomputer checks the tag signal detected by the receiver to ensure it is at the right frequency and time-synchronizes the receiver to the transmitter, at the proper level and at the correct repetition rate. If all these criteria are properly met, the alarm is triggered.

Our Dual TagTM employs both RF and AM technologies, which enables retailers or their suppliers to apply both technologies to the packaging or product in one single pass through the equipment that attaches the tag. This single pass application reduces the cost that would otherwise be incurred to attach each technology. Further, having both technologies attached to each item eliminates the need for manufacturers, wholesalers and distributors to carry multiple inventories and eliminates the risk of improperly shipping goods with RF tags to retailers requiring AM tags and vice versa.

Retailers and manufacturers have become increasingly focused on protecting assets that move through the retail supply chain. Radio Frequency Identification tags (commonly referred to as “RFID”) can be used to track inventory from manufacturer to retailer (and ultimately to the consumer and through the waste processing stream), as well as for tracking products within a given retail location. To address this market opportunity, we have applied for and received patents incorporating RFID into our current solutions. We intend to continue to build infrastructure, add key personnel, develop proprietary label and tag manufacturing equipment, and open branch offices in strategic locations throughout the world, in order to prepare for and take advantage of the opportunity to be a major source for both EAS and RFID solutions worldwide.

Principal Products

Our EAS solutions are comprised of sensor tags and labels designed to provide a comprehensive, single-source solution for protection against retail merchandise theft. The Company's proprietary, low cost solutions, serve to reduce consumer and employee theft, prevent inventory shrink, and enable retailers to capitalize on consumer buying patterns and habits by openly displaying high-margin and high-cost items typically subjected to a high level of shoplifting and employee theft. We offer a wide variety of EAS solutions to meet the varied requirements of retail configurations for multiple market segments worldwide.

The following information describes our product lines, with their respective characteristics and uses:

Source Tagging Solutions - As its name implies, source tagging is the embedding of EAS security labels at either the point of manufacture or packaging to allow delivery of floor or display ready merchandise to the retail store. Under a source tagging program, tags are integrated into automated production processes and applied in primary packaging or within or on the product itself either under branding labels or prominently displayed.

☐
Dual Tag™ - combines both AM and RF technologies in a high speed single-pass label. A single-pass label is a label that enables multiple different EAS technologies to be applied or attached to an item at the same time meaning that an item does not have to put through a process to attach EAS technology more than once. High speed application is the process of attaching one tag or label per item at a very rapid pace. We offer, in a single-pass high speed application, the only solution available on the market compatible with both AM and RF technologies, which eliminates the need for duplicate inventory. The ability to affix tags and labels quickly enables manufacturers, suppliers and distributors to deliver items tagged with EAS labels on a “just in time” basis and at a lower cost per unit than if the labels had to be applied manually or by multiple runs through the application equipment.

☐	Triple Tag™ - combines both AM and RF technologies, in addition to RFID technology, in a single-pass label. As a technology that incorporates the use of electromagnetic or electrostatic coupling in the radio frequency portion of the electromagnetic spectrum to uniquely identify an object, animal, or person, RFID is coming into increasing use as an alternative to the Universal Product Code (also referred to as “UPC” or “bar code”) as a means of product identification. The advantage of RFID is that it does not require direct contact or line-of-sight scanning.

Sew-On Source Tagging Solutions - we provide manufacturers of soft-goods with an affordable and effective EAS solution. Tested and certified by ADT Sensormatic Systems Inc. (“Sensormatic™”), for AM systems, and Checkpoint Systems, Inc., for RF systems, within retailer guidelines and located on the particular garment as approved, directed or specified by the retailers, our soft-goods source tagging solutions include:

☐
Original NEXTag™- our original design and, we believe, the most popular sew-on tag in the industry. Available in a variety of colors, we consider it to be the best value for most garment and home fashion applications.

☐
NEXTag™ Slimline - Tyvek® (an E. I. du Pont de Nemours and Company fabric) tag manufactured to a narrower width then the original design of the NEXTag™; designed for intimate apparel, this product is appropriate for any application where size is a constraint.

☐
NEXTag™ Jean - for the denim industry for tacking or stapling directly under the vendor tag that includes size, style number, bar code, retailer's variable data known as a “joker” tag (joker tags are usually sewn into a garment in the waist band, inside seam or bottom of a sleeve of a garment). The NEXTag™ Jean is “denim blue” in color and about twice the size of our original NEXTag™.

☐
NEXTag™ Woven - a premium EAS label of high quality woven fabric. This premium quality label is well suited for decoration with logos, slogans and other graphics required to enhance merchandising appeal.

Drop-in Source Tagging Solutions - this is an EAS tagging solution that is not affixed to the item or the packaging, but rather placed “loose” inside the product packaging or hidden in compartments, such as garment pockets or empty battery casings in items requiring batteries. This solution is an affordable, labor-saving hard goods EAS solution. Tested and certified by Sensormatic™ and approved and specified by major retailers as a source tagging solution; includes:

☐	Original NEXTag™- as described above
☐	NEXTag™Tyvek® - as described above

Attachable Source Tagging Solutions -

☐
Wrap Tags - triple-reinforced vinyl tags are designed for easy application and deliver maximum tear resistance; and can be custom sized; applications include electrical cords, footwear, fishing rods, plumbing and other hard good items;

☐	Luggage Tag - tear resistant vinyl tag designed for “swift-attached” applications; and
☐	Logo Tag - printed paper hang tag that is plastic laminated, to significantly improve tear resistance; applications include branded apparel, children and infant apparel, footwear and sunglasses.

Adhesive Source Tagging Solutions -

☐	Meat Tag - specialized adhesive in a microwave-safe Sensormatic™ label or in a moisture-proof, microwave safe RF version for packaged meat or frozen food applications;
☐	Foamback Tag - able to maintain sensor function in metallic applications; flexibility of a foam backing also enables effective placement on concave or convex surfaces.

Custom Source Tagging Solutions - customized products designed to address unique source tagging requirements, such as limited size or space, concave surfaces or microwave environments.

SensormaticTM Label Distributor - the Company is also an authorized distributor of Sensormatic™ EAS labels. The Sensormatic EAS label is an AM label and can be found inside some of our products such as our DUAL Tag™. We also act as a distributor of Sensormatic's TM EAS labels in the non-installed or “raw” form so that our customers can affix the label directly onto their products before sending them to the retailer. Manufacturers, suppliers and distributors buy the raw Sensormatic™ sensor from us and affix them to the inside of their packaging using our labels, thus making the merchandise source tagging compliant for the retail customer.

Principal Markets

We market our products to retailers that have a need to protect their merchandise from theft. Many of our customers such as Koramsa, a major denim apparel manufacturer located in Guatemala, Rey Corporation, a manufacturer and distributor of apparel hardware such as zippers located in Peru, and Li & Fung, one of the largest apparel buying agencies located in Hong Kong, are vendors to international retailers who have EAS systems installed throughout their stores in various countries throughout the world. Our current principal geographic markets include the United States, Canada, Mexico, Italy, Israel, Hong Kong, China, Vietnam, Thailand, Malaysia, Taiwan, South Korea, the Philippines, India, Indonesia, Pakistan, Sri Lanka, Turkey, Dubai, Peru, Guatemala, Costa Rica, and Brazil.

To initiate a source tagging program, the retailer must have EAS systems installed in most but not necessarily all of the stores that handle the targeted merchandise. This allows the merchandise to be accepted at the individual store and be ready for sale immediately. If a particular store does not have an EAS system in place, KMA has developed a bulk deactivation device which permits deactivation of case sized lots of source tagged merchandise at the distribution point prior to shipment to the unequipped retail store.

Suppliers to retailers become our primary customer once a particular retailer has approved or indicated a preference for the use of one or more of our solutions. In some cases, we enjoy exclusivity as our patents ensure that we are the only supplier of certain EAS solutions. We sell the actual approved solutions to the vendors to retailers in the particular country where the product is manufactured. The term “EAS source-tagging” is used where tags are applied at the source of manufacture. Source-tagging refers to the attachment of EAS tags at the source of production of the retail item where it is least expensive to do so.

We market EAS products primarily to worldwide retailers in the hard goods market (supermarkets, drug stores, mass merchandisers, and music/electronics), soft goods market (fashion and athletic apparel, sports merchandise), and other consumer product manufacturers through our source-tagging program.

Business Strategy

RFID Integrated Solutions

RFID technology incorporates the use of electromagnetic or electrostatic coupling in the radio frequency portion of the electromagnetic spectrum to uniquely identify an object, animal, or person. RFID is coming into increasing use in industry as an alternative to the bar code. The advantage of RFID is that it does not require direct contact or line-of-sight scanning. An RFID system consists of three components: an antenna, a transceiver (often combined with the antenna into one reader) and a transponder ( i.e. , the tag).

We anticipate that the use of RFID technology will see significant growth over the next five to ten years. As the technology continues to improve and the per unit cost of tags continues to decrease, RFID will begin to play a much larger role in supply chain management. In response to the demand of industry groups to introduce an RFID integrated tag to the retail supply chain, we have made the strategic decision to expand our EAS products to incorporate RFID technology.

RFID usage recently received a significant push when the United States Department of Defense and Wal-Mart Stores, Inc. separately issued mandates requiring their respective large suppliers to use Electronic Product Code open standard RFID tagging on pallets, cases, containers and parts, by January 2005. Each of these enormous organizations see significant benefits in the ability to uniquely identify products in their inventory, manage and track that inventory, realize lower costs and increase supply chain efficiencies. Through their vast buying power, each of these two very different organizations have a major influence on their respective suppliers.

According to a study released on January 11, 2005 by In-Stat (www.in-stat.com), a major technology research firm, worldwide revenues from RFID tags will jump from $300 million in 2004 to $2.8 billion in 2009. During this period, the technology is expected to appear in many industries with significant impact on the efficiency of business processes. Another RFID industry research and consulting firm, IDTechEx, updated a report in May 2006 stating that the value of the total RFID market, including systems and services, is expected to increase to $26 billion by 2016.

Our ongoing strategy is to participate in the expanding RFID market as a core vendor to the pool of suppliers that sell to a particular retailer or chain of retailers (the so-called “vendor population”). KMA (Canada) currently delivers EAS solutions to this market and will develop RFID solutions that are specific to the needs of each vendor.

Presently, we have the ability to add RFID technology to our existing EAS product lines in a Triple TagTM, enabling high-volume, single-pass application of RFID-integrated EAS tags at the unit level. The Triple Tag TM employs both AM and RF technologies in addition to RFID technology which is applied to packaging simultaneously in a single run rather than in separate, duplicate production runs. We have the opportunity to evolve with the marketplace to become a leader in RFID tagging by leveraging existing retail relationships and knowledge of EAS technologies to assist retailers and manufacturers in the emerging RFID market. At the present time, the Company does not earn revenues from sales of RFID as the current high price of RFID tags makes use of the technology prohibitive for our customers. Further, we do not offer any discrete RFID technology to our customers. However, upon further development of this application of RFID resulting in a lower price per unit, we may incorporate this technology in our product line. If that does happen, we anticipate that we will source RFID tags from one of a number of high quality, low cost producers as and when our customers require. While we currently have the ability to add RFID technology by adding an RFID tag to our DUAL Tag™, our expertise at this time is not specifically in the manufacture of RFID tags. As part of our long term planning, we may consider the acquisition of a small RFID tag manufacturer if demand for Triple Tags TM reach such critical mass that it becomes cost effective to do so. There is no guarantee that we will seek to acquire a manufacturer of RFID tags or that a company will be available for purchase at a reasonable price, should we decide to do so.

Our business strategy focuses on providing comprehensive, single-source solutions in the prevention of retail merchandise theft. We believe that new RFID integrated solutions and expanded product offerings will provide significant opportunities to enhance the value of legacy products while expanding the product base in existing customer accounts. We intend to maintain our leadership position in the soft goods markets, expand our market share in certain key hard goods markets, and maximize our position in under-penetrated markets with customized solutions. We also intend to capitalize on our existing base of large global retailers to further promote source tagging opportunities.

To achieve these objectives, we plan to work to continually enhance and expand our technologies and products, and provide superior service to our customers. We are focused on providing our customers with a wide variety of EAS solutions characterized by superior quality, on time delivery, exceptional value, and enhanced merchandising opportunities for the retailer.

To improve profitability, we have initiated strategic expansion of our operations globally to further improve operating margins, shareholder value, and customer focus. Our development plans will include improvement of sales productivity and we intend to analyze and, where necessary, reconfigure our manufacturing and supply chain to better position ourselves in the market.

Marketing Strategy

We primarily promote our products to retailers by offering what we term the “lowest cost loss prevention” solution with on-time delivery, serving as a single point of contact for our client's EAS needs. In emphasizing source-tagging benefits as a cost and labor-efficient means of integrating EAS into the retail environment, we assist retailers in promoting source-tagging with vendors.

Our ongoing strategies to increase acceptance of source-tagging include partnering with major retail suppliers, worldwide, in our source-tagging programs. We offer customized EAS tag solutions to address needs of recognized branding and loss prevention, and continue to expand product applications to accommodate the needs of the packaging industry. Implementation using efficient high-speed production and high-volume capacity supports our reputation with retail suppliers for reliable on-time delivery and superior service.

We intend to continue this marketing strategy, expanding market opportunities to manufacturers and distributors, including. One of our objectives is to launch industry-wide programs to secure new retail accounts and expand existing accounts with innovative and customized products that will increase penetration with integrated value-added solutions. We plan to promote source-tagging around the world with extensive integration and automation using new EAS and RFID support capabilities.

Distribution

We have two branch offices located in Hong Kong and Taiwan, strategically positioning KMA near the source of production for many consumer goods companies. To improve our sales efficiency, future expansion plans include offices and distribution and/or manufacturing centers in India and Mexico, which will enable the Company to further reduce shipping costs and build on its strong reputation for guaranteed, on-time delivery.

Our expansion plan is structured to seize on the obvious advantages associated with being located close to the customer and, where possible, reducing costs associated with manufacturing and duties.

India has very high VAT taxes for importing products for use in manufacturing in India. The technology components of our products are manufactured in Puerto Rico, Japan and China. We currently assemble in Canada and incur a large amount of freight charges to deliver products to our customers overseas. Setting up manufacturing and assembly units in India will enable us to import the components not currently manufactured in India while reducing our freight and the value at which we are taxed.

In Hong Kong, we are able to import to and export from China tax-free, based on Hong Kong's status as an economic region of China. When manufacturing in Hong Kong and then importing to China, there is reduced and/or no import duty on our finished product. Currently, we warehouse our Canadian-made product in Hong Kong and ship to China with a 17% import tax paid by our customer. We can also reduce our overall freight cost as well as reduce some of our current overhead in inventory by manufacturing and delivering “just in time.”

Mexico is a major manufacturing center to North American retailers. We have considered setting up a subsidiary in either Mexico or another Central American location to be closer to our customer source. This once again will give us preferential duty rates into these growing supplier markets.

With respect to the United States, our plan is to produce our DUAL Tag™ products closer to our customer base and reduce the costs associated with operating in Canada. Currently, labor rates, real estate expenses and taxes are lower in the U.S. as compared to Canada. Our long term plan is to move our head offices to the United States to take advantage of these cost efficiencies and to be closer to the head offices of large North American retailers. At the present time, no specific steps have been taken in pursuit of these expansion plans and we may not undertake any one of more of these planned changes.

We have not determined a definitive timeline for the expansion described above, but anticipate a move to the U.S. within one year. Any expansion will be subject to a number of factors, including location of our customers, the performance of the general economy and the health of the EAS industry, changes in tax legislation, international developments as well as other possible unforeseen circumstances. Also, decisions to proceed with our projected expansion and timelines to be determined will depend on funding made available either by retained earnings, the sale of securities in a private placement or public offering or debt financing provided we can secure favorable terms. Because of the wide range of factors to take into consideration, we are not able at this point to form an estimate of the costs of such a move.

Research and Development

Since the inception of our operating subsidiary, KMA (Canada), we have dedicated significant time and effort to the development of innovative products and production equipment to meet the needs of an evolving market. The financial statements illustrate a small portion of the incurred costs as research and development (R&D). We expended approximately $6,984 in R&D activities during fiscal year ended January 31, 2006, and no R&D expense was incurred during the preceding fiscal year. These R&D activities focus on the improvement of process performance, continued broadening of the product lines, cost reductions of the current product lines, and expansion of the markets and applications for our products. No R&D costs are borne directly by our customers. Our future growth in revenues will be dependent, in part, on the products and technologies that result from these R&D efforts.

In response to retail industry demand for a universal tagging solution compatible with both AM and RF technologies, we developed the DUAL Tag™. In the past, retailers would purchase EAS tags that were compatible with the type of EAS deactivators that were in place at the point of purchase and the system of EAS readers in place at entrances and exits. Manufacturers, wholesalers and distributors were required to keep duplicate inventories of their products for delivery to retailers having either AM or RF technology installed in their stores. The DUAL Tag™ eliminates the need for duplicate supply chain inventories and is the only available EAS solution combining both leading EAS technologies in a high speed, single pass application.

We continue to review our product portfolio and rationalize our production facilities and global supply chain, anticipating opportunities for greater efficiency and cost reduction. Future development and expansion of our product lines is expected with improved high-speed production processes, customized tags and selection, and EAS-RFID integration.

Competition

Factors that we consider in evaluating our competition include (i) production capacity, (ii) delivery time, and (iii) proprietary patented and patent pending processes and products. Although we have no significant or direct competition in the EAS market, other providers may offer security solutions carrying exclusively RF or AM technology in the form of an adhesive or a hard security tag. Our principal competitor in the retail and apparel manufacturing industries is Paxar Corporation, which provides merchandising systems including woven labels and tags used to identify brand apparel or printed labels with bar codes.

Within the emerging RFID market, Sentry Technology Corporation, I.D. Systems, Inc. and Zebra Technologies Corporation use RFID technology to provide systems for in store surveillance, asset management and monitoring, inventory control and distribution management, and related software. These companies are not considered to be direct competition, however they do offer solutions related to security.

Sentry Technology Corporation engages in the design, sale, installation and servicing of radio frequency and electro-magnetic EAS systems, and closed circuit television solutions (CCTV) in the United States and Canada. Its EAS systems are used for radio frequency and ranger detection, as well as electromagnetic detection. The company also distributes EAS systems and provides access control readers, controllers, and software for card holders, as well as wireless electronic data collection system for library management, warehousing, parcel tracking, inventory control and asset protection.

Zebra Technologies Corporation engages in the design, manufacture, and support of a range of direct thermal and thermal-transfer label and receipt printers, RFID printer/encoders, dye sublimation card printers, and digital photo printers.

ID Systems Inc. provides wireless solutions for corporate asset management. It designs, develops and produces wireless monitoring and tracking products utilizing a radio-frequency-based system. Its Wireless Asset Net fleet management system provides wireless vehicle access control to restrict access of equipment to trained and authorized personnel; electronic vehicle inspection checklists; early detection of emerging vehicle safety issues; and impact sensing to assign responsibility for accidents, as well as automate and enforce preventative maintenance.

We address our competition by seeking to offer a more diverse range of EAS tagging solutions than our competitors, with a variety of low-cost EAS tags and labels, as well as customizable tags for complex non-standard product packaging. We protect our patents and licensing arrangements to forestall infringement. As a result, we seek to maintain a competitive advantage by marketing our products primarily on the basis of our versatility, exceptional affordability, and strong reputation among our customers for reliable, on-time delivery and ease of integration into operations with source tagging.

Manufacturing, Raw Materials, and Inventory

KMA (Canada), our current operating subsidiary, drives the design and development of products and processes involving our customers, manufacturing and marketing. We purchase raw materials and components from suppliers and complete the production process at our facilities in Ontario, Canada. KMA (Canada) relies primarily on two EAS sensor suppliers: Checkpoint Systems, Inc. for the RF component and ADT Sensormatic Systems Inc. for the AM component. We utilize sophisticated real-time inventory management and logistics at a level to keep inventories to a minimum.

Our manufacturing strategy for EAS products is to rely primarily on in-house capability and to vertically integrate manufacturing operations to the extent that is economically beneficial. Vertical integration refers to the case when two firms, one of which supplies a product to the other, merge into a single firm. Our existing in-house capability, together with the likelihood of future vertical integration, will provide significant control over costs, quality, and responsiveness to market demand which we believe results in a distinct competitive advantage.

Dependence on Customers

We are a preferred supplier of EAS solutions to customers around the world in a variety of industries involved in retail merchandising businesses. “Preferred supplier” is an industry term meaning that retailers indicate a preference as to their suppliers and the company from which the supplier sources its EAS tagging solution. Our status as a “preferred supplier” is, however, informal as it has not been set forth in any binding agreement. In general, suppliers are free to choose to source EAS tags from other than a preferred EAS tagging supplier.

We do not have a standardized customer contract - each agreement is negotiated on a case-by-case basis. Most of our customer agreements have a term of twelve months, and are generally nonexclusive agreements, and they are typically subject to termination by either party upon a given notification period (generally thirty days). The payment terms are generally thirty-days net.

Our customers include Koramsa, a denim apparel manufacturer, Rey Corporation, a Peruvian manufacturer and distributor of apparel hardware and accessory items, and Li & Fung, a Hong Kong based buying agency, suppliers to retail apparel and sporting goods stores, some of the largest producers of electronic games supplied to multimedia retailers, the largest retail food chains in both the US and Canada, the largest “do-it-yourself” hardware and garden center chains, and major suppliers of nutriceutical and over-the-counter (OTC) pharmaceuticals. Apparel market customers have primarily been the largest discount retailers in North America and private label and designer retailers that use source-tagging on a portion or segment of their apparel line. We are dealing with major private label retailers with a focus on programs protecting a substantial percentage of their goods with source-tagging.

The Company continues to promote its solutions to retailers who need to reduce their shrink. In most instances, our typical customer is the supplier to the retailer and/or its associated packager or manufacturer. No one client of the Company contributes more than 5% of the company's revenues. It is difficult to predict the future importance of any one or more of our customers. With that in mind, we continually seek to build a customer base that is sufficiently diverse so that our business is not materially dependent on any one or few customers. Our customer base, especially in the apparel industry, typically establishes large private-label manufacturing programs for which we are frequently named as an “approved supplier” of EAS source tagging solutions. This private label manufacturing trend is generating the need for us to position distribution and/or manufacturing facilities in strategic countries to facilitate the supply of our products to the manufacturers at the lowest possible cost and meet demand for prompt delivery schedules.

The DUAL Tag™ was originally concentrated in the multimedia marketplace. This market is experiencing some reduction at retail due to the trend of making purchases via the Internet.

Our current success has found that the OTC drug and food supplement market has a strong need to use our technology as well as our proposed new Triple Tag TM that includes RFID. This market demand stems from the major retailers in this segment having installed a roughly even split of both RF and AM technologies. We are promoting our solutions to the brand owners and their related packaging companies.

Other solutions, such as our Grocery Label, began via direct sales and in-store applications. Therefore, we had direct sales efforts with the individual store manager to promote the use of our solution. This has evolved as our solution becomes a commodity and is now sold via the retailer's distribution company.

Technology; Intellectual Property

As of May 1, 2007, KMA (Canada) owned or was the assignee of active patents issued by the U.S. Patent and Trademark Office (as well as corresponding foreign patents granted in Germany, Spain, France, Italy, Netherlands, United Kingdom and Mexico). These patents relate to a sew-on security label, which anticipates and incorporates RFID technology, and improvements and the manufacturing process thereof. KMA (Canada) also has patent applications pending in the U.S. (as well as corresponding foreign patent applications in Mexico, Germany, Spain, France, Italy, Netherlands, United Kingdom and Canada) relating to its dual technology EAS label and high speed process, which anticipates and incorporates RFID technology, and improvements thereof. There can be no assurance that any patents will be issued to KMA (Canada) on any of its pending applications.

The majority of our revenues are derived from products or technologies which are patented or patent-pending; however, there can be no assurance that a competitor could not develop products comparable to those of the Company. Although, the patent protection of our technologies is an important aspect of our business and future growth opportunities, the Company's distinct competitive advantage is based on our extensive manufacturing experience and know-how of current and developing EAS technology.

Government Regulation; Need for Government Approvals

The Company's products are compliant with all applicable FCC and DOC regulations in the United States and Canada governing radio frequencies, signal strengths, and conform to environmental regulations in all territories in which they operate. Our products are also compliant with applicable requirements published by ETSI in Europe. We carry the International Organization for Standardization (ISO) for ISO 9001:2000 certification and, at present, no government approvals for our products are required.

Costs and Effects of Compliance with Environmental Laws

There are no material costs or effects of compliance under any applicable environmental laws in the jurisdictions in which we operate.

Employees

As of May 7, 2007, the Company had three employees, Jeffrey D. Reid (Chief Executive Officer and President), Laura Wilkes (Executive Vice President) and William Randal Fisher (Secretary and Treasurer), and KMA (Canada) had sixteen full-time personnel.

Fourteen of the latter individuals are full-time employees located in Mississauga, Ontario, Canada, five of which hold executive management or sales/marketing positions. Two individuals are maintained on contract in Hong Kong, and one other is on contract in Taiwan.

Upon our establishment of U.S.-based operations and the relocation of our headquarters to the United States, the Company anticipates hiring additional employees in a variety of executive, management, sales and administrative roles, in a prudent approach, as business expands.

Canadian Jurisdictional Issues

The Company's operating subsidiary, KMA (Canada), is currently located in Mississauga, Ontario, Canada. Many of the Company's key executive officers and majority shareholders are citizens of and reside in Canada, and, as a result, it may not be possible for U.S. or other non-Canadian purchasers to effect service of process within the United States upon KMA (Canada) or such persons. All or a substantial portion of our assets and such persons may be located within Canada and, as a result, it may not be possible to satisfy a judgment against the issuer or such persons in Canada based upon the civil liability provisions of the U.S. federal securities laws or to enforce a judgment obtained in Canadian courts against KMA (Canada) or persons in Canada based upon the civil liability provisions of the U.S. federal securities laws. The ability of the Company's non-Canadian investors to effect service of process within the United States on KMA (Canada) or an officer or shareholder of KMA (Canada) located in Canada may also be limited.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following Management's Discussion and Analysis is intended to help the reader understand our results of operations and financial condition. Management's Discussion and Analysis is provided as a supplement to, and should be read in conjunction with, our financial statements and the accompanying notes thereto. The revenue and operating income (loss) amounts in this Management's Discussion and Analysis are presented in accordance with United States generally accepted accounting principles.

OVERVIEW

KMA Global Solutions International, Inc., through our operating subsidiary, KMA (Canada), a corporation formed in April 1996 under the laws of the Province of Ontario, is an innovator and internationally recognized leader in the Electronic Article Surveillance ("EAS") market. We serve a diverse and geographically dispersed customer base consisting predominantly of retailer suppliers, branded apparel, multimedia and pharmaceutical companies and contract manufacturers, providing low cost and customized solutions to protect against retail merchandise theft. The retail industry generally refers to these losses as “inventory shrinkage” or “shrink”. On average, shrink represents nearly 2% of a retailer's revenue and can often be much more. Worldwide, retail losses due to shrinkage are a problem exceeding $70 billion. The Company has developed a suite of proprietary EAS products to address the specific needs of a changing marketplace, using patented processes to manufacture its tags at high speeds and deliver its products on a just in time basis. Our EAS solutions are designed to fit the needs of major suppliers to multinational retailers in the apparel, multimedia, sporting goods, food and over-the-counter (OTC) pharmaceutical and health supplement industries.

The Company is engaged in the supply of EAS solutions (including the Company's products, NEXTag™ and DUAL Tag™), focusing on providing customized solutions in the apparel, multi media, sporting goods, food and pharmaceutical industries. We will grow by concentrating on executing a strategy as a global operating company, while maintaining a continued focus on providing customers with innovative products and solutions, outstanding service, consistent quality, on-time delivery and competitively priced products. Together with continuing investments in new product development, state-of-the-art manufacturing equipment, and innovative sales and marketing initiatives, management believes the Company is well-positioned to compete successfully as a provider of EAS tagging solutions to the retail apparel, multimedia and pharmaceutical industries, worldwide. The capital needed to fund our growth has been generated to date through investment by the founding shareholders and through reinvestment of profits and private placements of securities.

The Company was formed on March 9, 2006 under the laws of the State of Nevada, and is organized as a holding company structure, with KMA (Canada) and KMA LLC, a Nevada limited liability company, as wholly-owned subsidiaries. On March 10, 2006, we entered into a merger agreement with Espo's, a corporation incorporated under the laws of the State of New York on September 7, 2001, in which the Company was the surviving corporation. Pursuant to the merger, the Company issued 1,700,000 shares of its common stock to KMA LLC.

On March 15, 2006, we entered into an acquisition agreement with KMA (Canada) whereby we purchased from the remaining shareholders of KMA (Canada) an aggregate amount of 314,400 common shares in exchange for 1,179,000 common shares of KMA International. Through these series of transactions, the Company acquired, directly or indirectly, 100% of the issued and outstanding shares of KMA (Canada).

The Company's expansion plan includes relocating the majority of our existing manufacturing capacity from our Canadian operations primarily to facilities in Hong Kong, India and Mexico, expanding our sales operation to include Europe and Asia, as well as relocating our headquarters from Ontario, Canada to a strategically located US city.

The use of EAS systems in the retail environment continues to generate significant cost savings for retailers. Our management believes that the extremely competitive retail environment, and the Company's low cost solutions relative to other EAS suppliers, places us in a favorable position for the future. The addition of new high-speed high volume equipment is expected to drive costs of production lower and may enable the Company to capture a larger share of the EAS market. With the completion of the implementation of new production equipment, we plan to open production facilities in high-demand locations, thus shortening supply lines on raw materials, and reducing operating costs through efficiencies, and shipping costs for finished goods. We anticipate increased demand for our products in international as well as North American markets. Management's ongoing strategy includes implementing process improvements to reduce costs in all of our manufacturing facilities, re-deploying assets to balance production capacity with customer demand, and seeking to expand our production in new and emerging markets to minimize labor costs and maximize operating performance efficiencies.

RESULTS OF OPERATIONS

The Company’s results of operations for the fiscal year ended January 31, 2007, 2006 and 2005, in dollars and as a percent of sales, are presented below:

			Fiscal Years

	2007		2006		2005

Sales	6,630,884	100%	6,503,864	100%	6,621,275	100%
Cost of Sales	5,342,579	81%	5,088,708	78%	5,282,340	80%
Gross Profit	1,288,305	19%	1,415,156	22%	1,338,935	20%
Selling General & Administrative Expenses	2,385,405	37%	1,305,298	20%	1,239,503	19%
Income Before Income Taxes	(1,097,100)	(18%)	109,858	2%	99,432	2%
Net Income	(736,403)	(12%)	95,182	1%	74,324	1%

Sales

The Company's sales increased $127,020 or 2.0% to $6,630,884, for the twelve months ended January 31, 2007, compared to $6,503,864 for the twelve months ending January 31, 2006 and $6,621,275 for the twelve months ending January 31, 2005. There was significant growth of the apparel EAS label market, which we believe will continue to grow in the future. This growth, however, was substantially offset by a drop in demand for the DualTag product in the DVD and Electronic Games segment of the multimedia market, primarily due to the malaise affecting that retail segment.

Domestic sales, principally comprising revenues generated in and for North America amounted to $3,759,747, a 7% decrease over the previous year. Offshore sales, which for the most part consist of those generated from our Asian offices, consisted of $2,871,137, representing a 19% change from a year earlier.

We are positioned to move forward with larger apparel programs that we anticipate will deliver increased sales revenue. These programs have just started and we anticipate increased sales in this category in the next fiscal year. With the addition of new management, we expect to have greater ability to manage our anticipated growth and implement our global strategy of cutting costs by placing manufacturing facilities in the countries of demand.

Sales of the Company’s patented NEXTag® sew-in EAS label grew by more than 76% to $3,695,245 for the year ended January 31, 2007 as compared to $2,091,536 for the year ended January 31, 2006 and $2,763,503 in the year ended January 31, 2005, as a number of new, branded retail programs were initiated during the fiscal year and a number of generic programs continued to expand internationally. During the past fiscal year we introduced a number of new feature sets to the NEXTag™ product line, including the use of new materials, greater printing capability, and precisely matching material and ink colors in order to faithfully recreate brand images and logos. We believe these added value items will continue to permit the Company to win additional business as more and more specialty retailers and design groups throughout the world initiate EAS source tagging programs using custom branded solutions. We have also completed the necessary advance planning that will allow the incorporation of RFID into the NEXTag product as specialty retailers begin to incorporate item-level RFID into their operations.

Although largely driven by North American retail accounts, a significant portion of our NEXTag™ business has migrated to offshore fulfillment, as the majority of apparel manufacturing now takes place in overseas markets. In an effort to better serve these markets, the Company has, for a number of years now, maintained sales offices in both Hong Kong and in Taiwan, but has continued to manufacture the majority of its products in Canada. We believe that providing local representation has been key in helping to fuel growth in this segment, and as every indication suggests that this sector will continue to expand at a significant rate, we have taken steps to establish a manufacturing facility in Hong Kong, to better serve this important growth market. The new Hong Kong facility is scheduled to initiate production by the end of May 2007, and is planned to be in full production by the end of June 2007.

Once the new Hong Kong facility is fully operational, we plan to turn our attention to another key apparel market by establishing a similar production facility in one of the principal garment manufacturing centers in India. Current plans are to bring the new Indian facility into full production during the autumn of 2007.

Once fully on line, these two facilities will allow us to realize certain economies, by not only physically locating production in the geographical centers where most of our finished goods are used, but will permit significant savings in raw materials, freight and labor costs, positioning our NEXTag product much more competitively than it is currently.

The Company’s DualTag™ business is based in supplying the only patent pending, dual-technology, self-adhesive label in the industry, containing the base elements of the two most popular EAS technologies in use today. By providing both technologies on a single label, the Company enables manufacturers to tag their entire production with a single device, permitting them to maintain a single inventory of each product, regardless of what EAS technology is in use at the store to which the product unit is eventually shipped. Without DualTag, manufacturers traditionally find it necessary to maintain multiple inventories by label technology, in order to comply with their retail customers’ requirements. We have also completed the necessary advance planning that will allow the incorporation of RFID into the DualTag product as specialty retailers begin to incorporate item-level RFID into their operations and begin to demand its inclusion in their suppliers products.

During fiscal 2007, our DualTag business achieved both encouraging gains as breakthroughs were realized in new areas such as the nutriceutical and pharmaceutical over-the-counter (OTC) markets, but also sustained a difficult setback as cost-cutting measures put in place by customers in the weakening DVD and Electronic games sector had an impact on the Company’s product sales into that segment. The loss of this significant channel resulted in an overall drop in DualTag sales versus the previous year, with revenues for the year ended January 31, 2007 of $1,924,717, versus $3,270,692 for the same period ended January 31, 2006, and $2,002,751 in the year ended January 31, 2005, as the newly opened segments were not mature enough to offset the sudden and unexpected loss represented by what had been our largest DualTag market.

The balance of our DualTag business (net of multi media) showed significant growth, a trend that we expect to continue as new markets come on line. We feel that this is encouraging evidence of the viability of the DualTag as a growth engine, bolstering confidence that it will continue to help to propel the Company’s future.

Gross Profit

Gross profit was $1,288,305 or 19.4% of sales for the year ended January 31, 2007, compared with $1,415,156 or 21.7% for the year ended January 31, 2006 and $1,338,935 or 20.2% for the year ended January 31, 2005. The gross profit for the twelve months ended January 31, 2007 as compared to the previous year was lower, primarily due to i) The differences in exchange rates, and ii) The significant shift in product mix in favor of the NEXTag apparel product, coupled with the challenges associated with ramping up manufacturing to meet the dramatic increase in demand, resulted in higher damage rates due to new manufacturing techniques.

Management's ongoing strategy to achieve and improve profits includes implementing process and purchasing improvements to reduce costs in manufacturing and transferring the majority of existing manufacturing capacity from the Company's Canadian operations primarily to Hong Kong and India, in order to minimize labor, raw materials, and freight.

Selling, General and Administrative (SG&A) Expenses

SG&A expenses were $2,385,405 in the year ended January 31, 2007, compared with $1,305,298 for the previous year, which ended January 31, 2006 and $1,239,503 for the year ended January 31, 2005. SG&A expenses, expressed as a percent of sales, were 36.0% compared to 20.1% for the twelve months ended January 31, 2006 and 18.7% for the twelve months ended January 31, 2005.

The increase in the ratio of SG&A expenses to sales is primarily due to: (i) an increase in accounting, audit, legal, and consulting fees associated with the transition from a private to public corporation, a portion of which management does not expect to recur; (ii) increases in wages and benefits. We have hired experienced executives to assist in the implementation of our growth plan, including: a Vice President of Sales with over 15 years of experience selling EAS systems to major retailers in North America; a Vice President of Operations, with over 30 years of operations experience, to lead our Global Operations requirements; and a Vice President of Business Development with 25 years of leadership experience running the leading provider of EAS systems in Canada; and (iii) higher automobile and travel expenses both as a result of increased international travel and additional management. These higher expenses were offset to some degree through (i) lower factor fees, and (ii) a research and development investment tax credit (per Note 10 of the Financial Statements)

Operating Income (Loss)

Operating loss before taxes was $1,097,100 or 16.5% for the year ended January 31, 2007, compared with an operating profit before taxes of $109,858 or 1.7% the previous year that ended January 31, 2006, and $99,432 or 1.5% for the year ended January 31, 2005.

Taxes on Income

The Company experienced an operating loss for the year and therefore recognized a future tax benefit of $360,697 for the year ended January 31, 2007 versus a payable of $14,676 in 2006 and a payable of $25,108 in 2005. The effective income tax rates of the future tax provisions for the year ended January 31, 2007 was 33%. For the years ended January 31, 2006 and 2005, the effective rates were 13% and 25% respectively . The statutory income tax rate going forward for the Company, with all of its operating activities taxed in Canada, is approximately 36% as a result of applicable combined federal and provincial tax rates.

Liquidity and Capital Resources

The table below represents summary cash flow information for the year ended January 31, 2007, 2006 and 2005 as indicated:

	Fiscal Years
	2007	2006	2005
Net cash from operating activities	(622,804)	103,673	383,381
Net cash from investing activities	(35,102)	74,993	(317,506)
Net cash from financing activities	526,221	(58,918)	(20,834)
Effect of currency translation adjustments	27,688	(34,906)	(31,072)
Total change in cash and cash equivalents	(104,017)	84,842	13,969

Overview. The Company had, for the year ended January 31, 2007, current liabilities of $1,118,101 and current assets of $953,738. Management believes that the Company will generate sufficient cash from its operating activities for the foreseeable future, supplemented by an anticipated infusion of capital, to fund its working capital needs, strengthen its balance sheet and support its growth strategy of expanding its geographic distribution and product offerings. The infusion of capital is expected to come from the sale of treasury stock and/or newly issued shares of common stock to investors in the public capital markets.

Operating Activities. Cash flow from operating activities for the year ended January 31, 2007 resulted in a negative cash flow of $622,804, as compared to the years ended January 31, 2006 and 2005, which saw positive cash flows of $103,673 and $383,381. In the year ended January 31, 2007, the net loss, as adjusted for amortization, shares issued for services provided and future income taxes, resulted in a negative cash flow of $855,348 and offset by changes in non-cash working capital of $232,544. Our cash flows from operating activities decreased by $622,804. During the years ended January 31, 2006 and 2005, cash flows from operating activities increased $103,673 and $383,381. The variances in cash flow from operations between years ended January 31, 2007 and January 31, 2006 are primarily the result of changes in income/loss before taxes, future income taxes, accounts receivable and accounts payable. Future income taxes decrease by $360,697 for the year ended January 31, 2007 compared to an increase of future income taxes for the year ended January 31, 2006 of $14,676. This is the result of the net loss for year ended January 31, 2007. Accounts receivable for the company increased $223,134 through the year ended January 31, 2007 as compared to an decrease of $58,131 for the year ended January 31, 2006. This difference is a result of timing of sales. Accounts payable and accrued liabilities for the Company decreased $328,819 through the year ended January 31, 2006 as compared to Accounts payable and an accrued liabilities increase of $268,700 in the year ended January 31, 2007. This increase in accounts payable and accrued liabilities was primarily the result of timing.

Financing Activities. The Company's cash flow from financing activities for the year ended January 31, 2007 amounted to $526,221, as a result of the shares to be issued of $487,485, an increase in advances from shareholders of $90,202, and a decrease in its capital lease obligation of $51,466. By comparison, in the year ended January 31, 2006 the Company experienced a decrease in its capital lease obligation of $54,583 and a decrease in advances from shareholders of $4,335, resulting in a decrease in net cash flow from financing activities of $58,918. Cash flow provided by financing activities in 2005 decreased by $20,834.

Investing Activities. In the year ended January 31, 2007, the Company experienced a decrease in cash flow from investing activities of $35,102. This was due to a decrease in purchases of equipment and patents of $259,247 offset by deposits on equipment and patents of $173,084 and advances to shareholders of $51,061. By comparison, in the year ended January 31, 2006, the Company experienced an increase in cash flow from investing activities of $74,993, in large part due to a decrease in promissory notes receivable of $265,325, offset by deposits on equipment and patents that amounted to $82,025, the purchase of equipment and patents which amounted to $60,202 and advances to shareholders of $48,105. Cash flow used for investing activities in 2005 decreased by $317,506.

Off-Balance Sheet Arrangements. The Company has no material transactions, arrangements, obligations (including contingent obligations), or other relationships with unconsolidated entities or other persons that have or are reasonably likely to have a material current or future impact on its financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.

Market Risk. In the normal course of its business, the Company is exposed to foreign currency exchange rate and interest rate risks that could impact its results of operations.

We sell our products worldwide, and a substantial portion of our net sales, cost of sales and operating expenses are denominated in foreign currencies. This exposes the Company to risks associated with changes in foreign currency exchange rates that can adversely impact revenues, net income and cash flow. In addition, the Company is potentially subject to concentrations of credit risk, principally in accounts receivable. The Company performs ongoing credit evaluations of its customers and generally does not require collateral. Our major customers are retailers, branded apparel companies and contract manufacturers that have historically paid their balances with the Company.

There were no significant changes in the Company's exposure to market risk in the past three years.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

Management has identified the following policies and estimates as critical to the Company's business operations and the understanding of the Company's results of operations. Note that the preparation of this prospectus requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the Company's financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates, and the differences could be material.

Revenue Recognition

SAB No. 104 requires that four basic criteria be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred or services have been rendered; (3) the fee is fixed or determinable; and (4) collectibility is reasonably assured. Should changes in conditions cause management to determine that these criteria are not met for certain future transactions, revenue recognized for a reporting period could be adversely affected.

Sales Returns and Allowances

Management must make estimates of potential future product returns, billing adjustments and allowances related to current period product revenues. In establishing a provision for sales returns and allowances, management relies principally on the Company's history of product return rates which is regularly analyzed. Management also considers: (1) current economic trends; (2) changes in customer demand for the Company's products; and (3) acceptance of the Company's products in the marketplace when evaluating the adequacy of the Company's provision for sales returns and allowances. Historically, the Company has not experienced a significant change in its product return rates resulting from these factors. For the twelve months ended January 31, 2007 and 2006, the provision for sales returns and allowances accounted for as a reduction to gross sales was not material.

Allowance for Doubtful Accounts

Management makes judgments, based on its established aging policy, historical experience and future expectations, as to the ability to collect the Company's accounts receivable. An allowance for doubtful accounts has been established. The allowance for doubtful accounts is used to reduce gross trade receivables to their estimated net realizable value. When evaluating the adequacy of the allowance for doubtful accounts, management analyzes customer-specific allowances, amounts based upon an aging schedule, historical bad debt experience, customer concentrations, customer creditworthiness and current trends. The Company's accounts receivable at January 31, 2007 was $287,701, net of an allowance of $0.

Inventories

Inventories are stated at the lower of cost or market value, and are categorized as raw materials, work-in-process or finished goods. The value of inventories determined using the first-in, first-out method at January 31, 2007 was $117,702 for finished goods and $185,415 for raw materials.

On an ongoing basis, we evaluate the composition of its inventories and the adequacy of our allowance for slow-turning and obsolete products. The market value of aged inventory is determined based on historical sales trends, current market conditions, changes in customer demand, acceptance of the Company's products, and current sales activities for this type of inventory.

Goodwill

The Company did not attribute any value to goodwill as of January 31, 2007.

Accounting for Income Taxes

As part of the process of preparing the consolidated financial statements, management is required to estimate the income taxes in each jurisdiction in which the Company operates. This process involves estimating the actual current tax liabilities, together with assessing temporary differences resulting from the different treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included in the consolidated balance sheet. Management must then assess the likelihood that the deferred tax assets will be recovered and, to the extent that management believes that recovery is not more than likely, the Company establishes a valuation allowance. If a valuation allowance is established or increased during any period, the Company records this amount as an expense within the tax provision in the consolidated statement of income. Significant management judgment is required in determining the Company's provision for income taxes, deferred tax assets and liabilities, and any valuation allowance recognized against net deferred tax assets. Valuation allowances are based on management's estimates of the taxable income in the jurisdictions in which the Company operates and the period over which the deferred tax assets will be recoverable.

DESCRIPTION OF PROPERTY

The Company presently leases as its executive office, on premises of approximately 11,530 square feet, located at 5570 Kennedy Road, Mississauga, Ontario, Canada. The three-year lease term, commenced November 1, 2005, imposes an approximate rent of $8,500 per month. The Company is given a right of renewal under the lease for an additional two years under the same terms and conditions (except for rights of renewal and the existing rental rate, which shall be renegotiated in accordance with contemporary market rates). The facility in Mississauga has adequate insurance coverage. Since March 2003, the Company has occupied sales office locations in Hong Kong and Taiwan as part of a sales consulting arrangement, and has paid an aggregate rent of $4,000 per month on a month to month basis only, for which no lease agreement has been formalized in writing.

On March 15, 2007, the Company leased a 5467 square foot facility in Hong Kong for manufacturing. Monthly rent is approximately $6,800 per month.

LEGAL PROCEEDINGS

The Company is unaware of any pending legal proceedings against it or any of its directors, officers, affiliates or beneficial owners of more than five percent (5%) of any class of voting securities.

PERIODIC REPORTING AND AUDITED FINANCIAL STATEMENTS

We have reporting obligations, including the requirement to file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports when filed will contain financial statements audited and reported on by our independent accountants.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Executive Officers and Directors

Our executive officers and directors are as follows:

Name	Age	Position	Period of Service as a Director
Jeffrey D. Reid	47	Chief Executive Officer, President and Chairman of the Board of Directors	March 2006 to Present
William Randal Fisher	46	Secretary/Treasurer	N/A
Laura Wilkes	48	Executive Vice President for KMA (Canada)	N/A
Norm Nowlan	51	Vice President of Operations for KMA (Canada)	N/A
Scott Dixon	49	Vice President, Business Development (Canada)	N/A
Michael McBride	50	Director	March 2006 to Present
Michael J. Riley	52	Director	March 2006 to Present

The business experience during the past five years of each of the persons presently listed above as an Officer or Director of the Company is as follows:

Jeffrey D. Reid, has been the President and Chief Executive Officer of KMA (Canada) since its inception in 1996. Mr. Reid became President, Chief Executive Officer and Chairman of the Board of the Company in March 2006. Mr. Reid has over 20 years of experience in manufacturing in China and North America, and marketing and sales in the North American and European markets. Prior to joining KMA (Canada), he owned and operated Lux Trading Company Limited prior to which he was General Manager of Avon Sportswear. Mr. Reid holds a Bachelor of Commerce from the University of Windsor, Ontario.

William Randal Fisher, Secretary and Treasurer for the Company since March 2006, brings extensive knowledge and experience in retail manufacturing and packaging, including expertise in customer order management, shipping and computer related interface. Prior to joining the Company, Mr. Fisher managed a team of nearly 400 people as the Packaging, Warehouse & Distribution Manager for Panasonic Disc Services Corporation. Operating in the DVD & Game Entertainment area, Mr. Fisher was responsible for implementation of ISO 9002/1401 certification as well as integration of WMS & RF technology into supply chain processes.

Laura Wilkes, Executive Vice President, joined KMA in 1999. She is responsible for leadership of the KMA Canada operations team in Mississauga and the distributor network in both Asia and the America’s, including strategic planning, business development, and ongoing improvement of operations. She also currently acts as the senior financial manager coordinating all internal finance functions and leading all external liaison with vendors. Mrs. Wilkes has over 25 years of varied operational experience to the company, including her role as a Plant Controller with Kellogg Canada.

Norm Nowlan, Vice President of Operations of KMA Canada, joined the KMA executive team as Vice President, Operations in May of 2006. Before joining the KMA, Mr. Nowlan was Executive Vice President of Operations for the Canadian discount icon, SAAN Stores Ltd, which in January 2005 filed for protection under Canada’s Companies’ Creditors Arrangement Act. While at SAAN Stores Ltd, Mr. Nowlan gained more than 30 years of retail experience, much of it spent in the executive ranks leading such functional departments as Operations and Business Development.

Scott Dixon, has been the Vice President of Business Development for KMA Canada since April of 2006. He has a history of leading subsidiary operations of multinational corporations into new markets and brings to KMA more than 25 years of EAS expertise specializing in retail loss prevention and source-tagging to prevent theft and inventory loss. From 2004 until 2005, he was Vice President and General Manager of Novar Controls Ltd., where he led the launch of a new division: Novar Integrated Security Services. Novar Controls was subsequently acquired by Honeywell. Prior to his term at Novar, Mr. Dixon was Vice President and General Manager of ADT Security Services Canada Ltd., following the acquisition of Sensormatic Canada by Tyco Fire and Security, the continuation of a role that began in 1990 as President & Managing Director of Sensormatic Canada Inc.

Michael J. Riley was elected a director of the Company in March 2006. Mr. Riley is a founding shareholder and has held the position of Managing Director of Capital Underwriters Corporation and Capital Underwriters Inc. for each of the past five years. He holds a Bachelor of Arts and a Bachelor of Commerce (Honors) from the University of Manitoba.

Michael McBride was elected Director of the Company in March 2006. Mr. McBride is a member in good standing of the Law Society of Upper Canada and has practiced in the area of general corporate and real estate law as a partner in the law firm McBride Wallace Laurent & Cord LLP since 1982.

Except as noted above, no director, officer or affiliate of the Company has, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or subject to any order, judgment, or decree involving the violation of any state or federal securities laws.

The Company has not compensated any director for service on the Board of Directors or any committee thereof. The Company currently does not have any standing committees.

Currently, there is no arrangement, agreement or understanding between management and non-management stockholders under which non-management stockholders may directly or indirectly participate in or influence the management of the affairs of the Company. Present management openly accepts and appreciates any input or suggestions from stockholders. However, the Board is elected by the stockholders who have the ultimate say, by virtue of their voting rights, in who represents them on the Board. There are no agreements or understandings for any officer or Director to resign at the request of another person and none of the current offers or Directors are acting on behalf of, or will act at the direction of any other person.

Although the Company’s securities are not quoted on NASDAQ, the Company has elected to apply the NASDAQ Marketplace Rules regarding the definition of “independence” for the members of the Board of Directors. Under the NASDAQ Marketplace Rules, directors Michael J. Riley and Michael McBride qualify as “independent.” Based upon current NASDAQ Marketplace Rules, neither Michael J. Riley nor Michael McBride currently qualify as an “audit committee financial expert” for purposes of SEC rules, adopted pursuant to the Sarbanes-Oxley Act of 2002.

EXECUTIVE COMPENSATION

Compensation of Directors

Directors serve without compensation and there are no standard or other arrangements for their compensation.

Pursuant to the employment contract between the Company and Jeffrey D. Reid (President and Chief Executive Officer), Mr. Reid is entitled to a severance payment in the amount equal to two years' salary in the event of his termination for any cause. There are no other employment contracts, compensatory plans or arrangements, including payments to be received from the Company with respect to any Director or executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person's responsibilities following a change in control of the Company.

There are no agreements or understandings for any Director or executive officer to resign at the request of another person. None of our Directors or executive officers acts or will act on behalf of or at the direction of any other person.

Compensation of Officers

Jeffrey D. Reid entered into an employment agreement as Chief Executive Officer reporting to the Board of Directors of the Company as of March 9, 2006. Mr. Reid's contract is a renewable three year contract and provides for annual remuneration of $200,000, exclusive of bonuses, benefits and other compensation. Mr. Reid will be entitled to earn up to 100,000 options per year subject to meeting certain objectives and milestones to be determined once a company stock option plan has been established. The milestones required for Mr. Reid to receive cash bonuses revolve around Company top-line revenue targets. Mr. Reid will be entitled to a $50,000 cash bonus if sales of $25 million are achieved in any year, a $100,000 cash bonus if sales of $40 Million are achieved in any year, and $150,000 cash bonus if sales of $65 Million are achieved in any year. Benefits specifically refer to a package which includes medical and life insurance. Other compensation refers to the use of a Company vehicle as well as stock options if applicable. Mr. Reid has entered into a non-competition agreement and non-solicitation agreement which extend for a period of one year following the termination of his employment with the Company. Mr. Reid is subject to termination provisions commensurate with his position which includes a severance of not less than two years' salary upon termination of his employment with the company. Mr. Reid's contract does not contemplate “change in control” benefits.

Laura Wilkes entered into an employment agreement as the Chief Operating Officer of KMA Canada as of August 1, 2005. Ms. Wilkes contract provides for annual remuneration of $120,000, exclusive of bonuses, benefits and other compensation, which includes a car allowance. Ms. Wilkes has entered into a non-competition agreement and non-solicitation agreement which extend for a period of two years following the termination of her employment with the Company. Ms. Wilkes is subject to termination provisions commensurate with her position which includes a severance of not less than one year’s salary upon termination of her employment with the company. Ms. Wilkes contract does not contemplate “change in control” benefits.

Norm Nowlan entered into an employment agreement as the Vice President of Operations and General Manager of KMA Canada as of May 29, 2006. While Vice President of Operations and General Manager, Mr. Nowlan's contract provides for annual remuneration of $200,000, exclusive of bonuses, benefits and other compensation, which includes the use of a Company vehicle. Mr. Nowlan will be entitled to earn up to 100,000 options per year subject to meeting certain objectives and milestones to be determined once a company stock option plan has been established. Mr. Nowlan has entered into a non-competition agreement and non-solicitation agreement which extend for a period of two years and one year, respectively, following the termination of his employment with the Company. Mr. Nowlan is subject to termination provisions commensurate with his position which includes a severance in the amount of Cdn $350,000 upon termination of his employment with the company. Mr. Nowlan’s contract does not contemplate “change in control” benefits.

Messrs. Fisher and Dixon are employed at will and have not entered into an employment agreement with the Company.

As of February 13, 2007, we have not issued or granted as deferred compensation or long-term incentive plan warrants to purchase shares of Company Common Stock.

The following Summary Compensation Table presents, for the last completed fiscal year, certain information regarding the compensation arrangements with respect to the Company’s Named Executive Officers.

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonquali- fied Deferred Compensa- tion Earnings ($)	All Other Compen- sation ($)	Total ($)
Jeffrey D. Reid, Chief Executive Officer and President	February 1,2006 - January 31, 2007	105,811						9,415 (1)	115,226
Laura Wilkes, Executive Vice President	February 1,2006 - January 31, 2007	105,811						8,459 (2)	114,270
Norm Nolan, Vice President of Operations for KMA (Canada)	February 1,2006 - January 31, 2007	96,993						10,009 (1)	107,002
Scott Dixon, Vice President of Business Development KMA (Canada)	February 1,2006 - January 31, 2007	107,465							107,465
(1)	This amount is comprised of a leased automobile and insurance payments.
(2)	This amount is comprised of an automobile allowance.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Espo's, the corporation with which we merged, operated a retail store from a premises located at 57 Main Street, East Hampton, New York, under lease from a corporation that is controlled by the former President and principal stockholder of Espo's. The lease payment was $2,000 per month, plus insurance and all utilities and it was terminated with respect to the Company effective March 7, 2006.

Espo's was indebted to an officer/stockholder for cash loans made to Espo's in the amount of $42,252, as of October 31, 2004. There were no specific repayment terms on the amount due to that officer/stockholder, and all obligations under the loan were transferred from the Company on or before March 7, 2006.

In fiscal year ended January 31, 2006, the Company loaned money to Jeffrey D. Reid, its founder and major shareholder. The loan was a demand loan bearing an annual interest rate of 2% that was fully repaid on March 9, 2006.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND
FINANCIAL DISCLOSURE

None.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and nature of beneficial ownership of any class of the Company's voting securities of any person known to the Company to be the beneficial owner of more than five percent, as of the close of business on May 7, 2007.

(1)	(2)	(3)	(4)
Title of Class	Name and Address of Beneficial Owner	Amount & Nature of Beneficial Ownership	Percent of Class
Common Stock	KMA Global Solutions, LLC (“KMA LLC”) c/o KMA Global Solutions, Inc. 5570A Kennedy Road Mississauga, Ontario, L4Z 2A9 Canada	27,200,000 - Direct (a)	49.51%
________________
(a) Jeffrey D. Reid indirectly controls these shares of Common Stock held by KMA LLC by virtue of his beneficial ownership of 25,840,000 Exchangeable Shares, being a majority of the total amount of 27,200,000 Exchangeable Shares of Exchangeco, pursuant to the Exchange Agreement between the Company and KMA LLC.

No other person is the beneficial owner of more than five percent of any class of the Company's voting securities.

Security Ownership of Management

The following table sets forth the amount and nature of beneficial ownership of any class of the Company's voting securities of all of the Company's directors and nominees and “named executive officers” as such term is defined in Item 402(a)(2) of SEC Regulation S-B, as of the close of business on May 7, 2007.

Title of Class	Name and Address of Beneficial Owner (1)	Amount & Nature of Beneficial Ownership	Percent of Class
Common Stock	Jeffrey D. Reid	27,200,000 - Indirect (2)	49.51%
Common Stock	Laura Wilkes	0	0
Common Stock	Norm Nowlan	0	0
Common Stock	Scott Dixon	8,000	0.02%
Common Stock	Michael McBride	67,500(3)	0.15%
Common Stock	Michael J. Riley	0	0
Common Stock	All directors and officers as a group (6 individuals)	27,275,500 - jointly	49.68%
________________
(1) The address of each beneficial owner is c/o the Company at 5570A Kennedy Road Mississauga, Ontario, L4Z 2A9, Canada.

(2) Jeffrey D. Reid indirectly controls these shares of Common Stock held by KMA LLC by virtue of his beneficial ownership of 25,840,000 Exchangeable Shares, being a majority of the total amount of 27,200,000 Exchangeable Shares of Exchangeco, pursuant to the Exchange Agreement between the Company and KMA LLC.

(3) Includes 30,000 shares held by Kim McBride, Mr. Michael McBride’s spouse.

DESCRIPTION OF SECURITIES

The Company is authorized to issue two hundred million (200,000,000) shares of capital stock, comprised of one hundred seventy five million (175,000,000) shares of common stock, par value $.001 per share and twenty five million (25,000,000) shares of preferred stock, par value $.001 per share (the “Preferred Stock”).

There may be more than one series of either or both of the Common Stock and/or Preferred Stock; the Board of Directors is authorized to determine and alter the rights, preferences, privileges and restrictions granted to, or imposed upon, a wholly unmissed class of Common Stock and/or a wholly unmissed class of Preferred Stock.

Common Stock

As of May 7, 2007, one hundred seventy five million (175,000,000) shares of Common Stock, par value $.001 per share, are authorized, of which 54,933,319 shares are issued and outstanding.

All shares of KMA Global Solutions International, Inc. Common Stock have equal rights and privileges with respect to voting, liquidation and dividend rights. Each share of Common Stock entitles the holder thereof to:
(i) one non−cumulative vote for each share held of record on all matters submitted to a vote of the stockholders;
(ii) to participate equally and to receive any and all such dividends as may be declared by the Board of Directors out of funds legally available therefore; and
(iii) to participate pro rata in any distribution of assets available for distribution upon liquidation.

Stockholders have no preemptive rights to acquire additional shares of Common Stock or any other securities. Common shares are not subject to redemption and carry no subscription or conversion rights. All outstanding shares of Common Stock are fully paid and non−assessable.

Preferred Stock

As of May 7, 2007, twenty five million (25,000,000) shares of Preferred Stock, par value $.001 per share, are authorized and no shares have been issued and outstanding.

Other Securities

No warrants, options, or debt securities have been issued as of the date hereof. No holder of any class of stock has any preemptive right to subscribe for or purchase any kind or class of our securities.

Articles of Incorporation and Bylaws

No provisions in the Articles of Incorporation of Bylaws of the Company would delay, defer or prevent a change in control of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is American Registrar & Transfer Company, 342 East 900 South, Salt Lake City, Utah.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The Nevada Revised Statutes and our by-laws, provide that we shall indemnify our officers and directors and hold harmless each person who was, is or is threatened to be made a party to or is otherwise involved in any threatened proceedings by reason of the fact that he or she is or was our director or officer, against losses, claims, damages, liabilities and expenses actually and reasonably incurred or suffered in connection with such proceeding. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the forgoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the issuance of the shares offered in this prospectus will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Nashville, Tennessee.

EXPERTS

Our audited financial statements for the fiscal years ended January 31, 2006 and January 31, 2007 included in this prospectus, have been audited by McGovern, Hurley, Cunningham, LLP, an independent registered public accounting firm, to the extent and for the periods set forth in their report and are included in this prospectus in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file all documents required to be filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC through the Electronic Data Gathering, Analysis and Retrieval system (EDGAR), and is publicly available through the SEC's website located at http://www.sec.gov. The Form SB-2 registration statement, of which this prospectus is a part, including all exhibits and schedules and amendments, has been filed with the SEC through EDGAR. You may also inspect the Form SB-2, including all exhibits, without charge at the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549. You may obtain copies of these materials from the SEC's Public Reference Room at 100 F Street, NE, Washington, DC 20549, upon the payment of prescribed fees. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

This prospectus is only part of a registration statement on Form SB-2 that we have filed with the SEC under the Securities Act of 1933 and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules to the registration statement that are excluded from this Prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect or obtain a copy of the registration statement, including the exhibits and schedules, as described in the previous paragraph at no charge from us.

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

MHC     McGovern, Hurley, Cunningham, LLP
        Chartered Accountants

To the Shareholders of
KMA Global Solutions International, Inc.

We have audited the accompanying consolidated balance sheets of KMA Global Solutions International, Inc. (the “Company”) as at January 31, 2007 and 2006 and the consolidated statements of income and deficit and cash flows for each of the years in the three-year period ended January 31, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of KMA Global Solutions International, Inc. as of January 31, 2007 and 2006 and the consolidated results of its operations and its cash flows for each of the years in the three-year period ended January 31, 2007, in conformity with U.S. generally accepted accounting principles.

McGOVERN, HURLEY, CUNNINGHAM, LLP

/s/ McGovern, Hurley, Cunningham, LLP

Chartered Accountants

TORONTO, Canada
April 10, 2007

2005 Sheppard Avenue East, Suite 300, Toronto, Ontario, Canada, M2J 5B4
Telephone: (416) 496-1234  -  Fax: (416) 496-0125  -  E-Mail: info@mhc-ca.com  -  Website: www.mhc-ca.com

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
AS AT JANUARY 31,
(expressed in U.S. dollars)

	2007 $	2006 $
ASSETS

CURRENT
Cash	22,710	126,727
Accounts receivable	287,701	74,773
Inventories (Note 3)	303,117	452,055
Advances to shareholders (Note 4)	-	50,922
Prepaid expenses	340,210	104,980
TOTAL CURRENT ASSETS	953,738	809,457

DEPOSITS ON EQUIPMENT AND PATENTS	57,342	231,867
EQUIPMENT AND PATENTS (Note 5)	641,178	498,917
FUTURE INCOME TAXES (Note 6)	335,958	-
DEFERRED COSTS	212,404	-
	2,200,620	1,540,241

APPROVED ON BEHALF OF THE BOARD:

/s/ Jeffrey D. Reid, Director

/s/ Michael McBride, Director

The accompanying notes are an integral part of these financial statements.

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
AS AT JANUARY 31,
(expressed in U.S. dollars)

	2007 $	2006 $
LIABILITIES
CURRENT
Accounts payable and accrued liabilities	1,062,297	829,769
Current portion of capital lease obligation (Note 7)	55,804	52,419
TOTAL CURRENT LIABILITIES	1,118,101	882,188

ADVANCES FROM SHAREHOLDERS (Note 4)	87,053	-
CAPITAL LEASE OBLIGATION (Note 7)	207	56,787
FUTURE INCOME TAXES (Note 6)	-	12,836
	1,205,361	951,811

SHAREHOLDERS' EQUITY
CAPITAL STOCK (Note 8)
Preferred stock, $0.001 par value, 25,000,000 shares authorized and none issued and outstanding

Common stock, $0.001 par value, 175,000,000 shares authorized, 42,065,991 shares issued and outstanding and 6,742,175 shares to be issued	42,066	461,901

ADDITIONAL PAID-IN CAPITAL (Note 8)	729,098	-
SHARES TO BE ISSUED (Note 8)	826,485	-
ACCUMULATED COMPREHENSIVE INCOME (Note 8)	51,031	43,547
(DEFICIT) RETAINED EARNINGS (Note 8)	(653,421)	82,982
	995,259	588,430
	2,200,620	1,540,241

The accompanying notes are an integral part of these financial statements.

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF INCOME AND DEFICIT
FOR THE YEARS ENDED JANUARY 31,
(expressed in U.S. dollars)

	2007 $	2006 $	2005 $

SALES	6,630,884	6,503,864	6,621,275

COST OF SALES
Inventories, beginning of year	452,055	616,157	338,261
Purchases	5,193,641	4,924,606	5,560,236
	5,645,696	5,540,763	5,898,497
Less: Inventories, end of year	303,117	452,055	616,157
	5,342,579	5,088,708	5,282,340

GROSS MARGIN	1,288,305	1,415,156	1,338,935

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES (Schedule)	2,385,405	1,305,298	1,239,503

(Loss) income before income taxes	(1,097,100)	109,858	99,432
Income taxes - future (Note 6)	(360,697)	14,676	25,108
NET (LOSS) INCOME FOR THE YEAR	(736,403)	95,182	74,324

RETAINED EARNINGS (DEFICIT), beginning of year (note 8)	82,982	(12,200)	(86,524)
(DEFICIT) RETAINED EARNINGS, end of year (Note 8)	(653,421)	82,982	(12,200)

(LOSS) EARNINGS PER SHARE
Basic	(0.02)	0.003	0.002
Diluted	(0.02)	0.003	0.002
Weighted average number of common shares	40,423,345	32,136,800	32,009,300

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED JANUARY 31,
(expressed in U.S. dollars)

	2007 $	2006 $	2005 $
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income for the period	(736,403)	95,182	74,324
Adjustments for:
Amortization	95,089	74,472	56,559
Shares issued for services provided	146,663	-	-
Future income taxes	(360,697)	14,676	25,108
	(855,348)	184,330	155,991
Changes in non-cash working capital:
(Increase) decrease in accounts receivable	(223,134)	58,131	414,898
Decrease (increase) in inventories	139,204	207,251	(244,439)
Decrease (increase) in prepaid expenses	47,774	(17,220)	93,322
Increase (decrease) in accounts payable and accrued liabilities	268,700	(328,819)	(36,391)
	232,544	(80,657)	227,390
Cash flows from operating activities	(622,804)	103,673	383,381

CASH FLOWS FROM INVESTING ACTIVITIES
Decrease in promissory note receivable	-	265,325	(246,952)
Decrease in advances to shareholders	51,061	(48,105)	87,828
Purchase of equipment and patents	(259,247)	(60,202)	(30,855)
Deposits on equipment and patents	173,084	(82,025)	(127,527)
Cash flows from investing activities	(35,102)	74,993	(317,506)
CASH FLOWS FROM FINANCING ACTIVITIES
Shares to be issued	487,485	-	4,190
(Decrease) in bank loan	-	-	(17,480)
(Decrease) in capital lease obligation	(51,466)	(54,583)	-
Increase (decrease) in advances to shareholders	90,202	(4,335)	(7,544)
Cash flows from financing activities	526,221	(58,918)	(20,834)

EFFECT OF CUMULATIVE CURRENCY TRANSLATION ADJUSTMENTS	27,668	(34,906)	(31,072)

(Decrease) increase in cash	(104,017)	84,842	13,969
Cash, beginning of year	126,727	41,885	27,916
Cash, end of year	22,710	126,727	41,885

SUPPLEMENTAL INFORMATION:
Interest paid	16,319	24,959	21,247
Income taxes paid	-	-	-
Equipment acquired by capital lease	-	166,985	-
Shares issued as deferred costs	217,391	-	-

The accompanying notes are an integral part of these financial statements.

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2007
(expressed in U.S. dollars)

1. DESCRIPTION OF THE BUSINESS

KMA Global Solutions International, Inc. (“KMA International” or the “Company”) is engaged in the supply of Electronic Article Surveillance (“EAS”) solutions, focusing on providing customized solutions in the apparel, multi media, sporting goods, food and pharmaceutical industries.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared by management in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”). The basis of application of accounting principles is consistent with that of the previous year. Outlined below are those policies considered particularly significant.

Cash and Cash Equivalents
Cash and cash equivalents consist of cash and short-term investments with original maturities at time of purchase of less than 90 days that are readily convertible to known amounts of cash and that are subject to an insignificant risk of a material change in value.

Inventories
Inventories are valued at the lower of cost and net realizable value, with cost being determined substantially on the first-in, first-out basis.

Equipment and Amortization
Equipment is stated at acquisition cost. Amortization is provided over the assets' estimated useful lives on a straight-line basis over the following periods:

Equipment	5 to 10 years
Computer equipment	2 years
Office furniture	5 to 10 years
Equipment under capital lease	10 years

KMA GLOBAL SOLUTIONS INC.
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2007
(expressed in U.S. dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Patents
Patents are stated at acquisition cost. Amortization is provided on a straight-line basis over the term of each patent. Intangible assets are reviewed for valuation on an annual basis. When events and circumstances indicate that carrying amounts may not be recoverable, a writedown to fair value is charged to income in the period that such a determination is made.

Impairment of Long-lived Assets
The Company recognizes an impairment loss on long-lived assets when their carrying value exceeds the total expected undiscounted cash flows from their use or disposition. The Company’s long-lived assets are tested for impairment when an event or change in circumstances indicates that their carrying value may not be recoverable.

Research and Development Costs
All research and development costs, including costs of developing new products, changing existing products and production costs, are expensed when incurred. Investment tax credits earned on research and development activities are recorded as a reduction in the related expenses when there is reasonable assurance that the costs qualify and that collection is reasonably assured.

Leases
Leases have been classified as either capital or operating. A lease which transfers substantially all of the benefits and risks incidental to the ownership of property is accounted for as if it were an acquisition of an asset and the incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases wherein rental payments are charged to earnings as incurred. Assets recorded under the capital leases are amortized on a diminishing balance basis over their estimated useful lives.

Income Taxes
The Company uses the liability method of tax allocation to account for income taxes. Future income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and are measured using tax rates substantially enacted at the balance sheet date. The effect of changes in income tax rates on future income tax assets and liabilities is recognized in income in the period that the change becomes substantially enacted. When the future realization of income taxes does not meet the test of being more likely than not to occur, a valuation allowance in the amount of the potential future benefit is taken and no asset is recognized.

KMA GLOBAL SOLUTIONS INC.
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2007
(expressed in U.S. dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition
Revenue on products sold is recognized when all significant risks and rewards of ownership have passed to the customer which generally occurs at the time of shipment and collectibility is reasonably assured.

Advertising Costs
Advertising costs are expensed as incurred.

Earnings per Share
Basic earnings per share is based on the weighted average number of common shares outstanding for the year. Diluted earnings per share is computed in accordance with the treasury stock method and based on the weighted average number of common shares and dilutive common share equivalents. As at January 31, 2007 and 2006, there were no dilutive common share equivalents outstanding.

Accounting Estimates and Measurement Uncertainty
The preparation of financial statements in accordance with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting periods. By their nature these estimates are subject to measurement uncertainty. The effect on the financial statements of changes in such estimates in future periods could be material and would be accounted for in the period the change occurs.

Foreign Exchange

Foreign Currency Transactions
Monetary assets and monetary liabilities in foreign currencies have been translated at exchange rates in effect at January 31, 2007 and 2006; income and expenses at average exchange rates during the period. Exchange gains or losses from such translation practices are reflected in the income statement.

Basis of Presentation
The Company’s functional currency is the Canadian dollar. These financial statements, however, are presented in U.S. dollars with assets and liabilities translated using the year end rate of exchange and revenue and expenses translated using the average rate of exchange for the year. The related foreign exchange gains and losses arising on translation are included as other comprehensive income.

KMA GLOBAL SOLUTIONS INC.
NOTES TO THE FINANCIAL STATEMENTS
JANUARY 31, 2007
(expressed in U.S. dollars)

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Recently Issued Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155 “Accounting for Certain Hybrid Financial Instruments: an amendment of FASB Statement No. 133 and 140”. SFAS No. 155 simplifies the accounting for certain derivatives embedded in other financial instruments by allowing them to be accounted for as a whole if the holder elects to account for the whole instrument on a fair value basis. SFAS No. 155 also clarifies and amends certain other provisions of SFAS No. 133 and SFAS No. 140. SFAS No. 155 is effective for all financial instruments acquired, issued or subject to a remeasurement event occurring in fiscal years beginning after September 15, 2006. Earlier adoption is permitted, provided the entity has not yet issued financial statements, including for interim periods, for that fiscal year. The Company does not expect the adoption of SFAS No. 155 to have a material impact on its financial statements, as it currently has no financial instruments within the scope of SFAS No. 155.

In March 2006, the FASB released SFAS No. 156 “Accounting for Servicing of Financial Assets: an amendment of FASB Statement No. 140” to simplify accounting for separately recognized servicing assets and servicing liabilities. SFAS No. 156 permits an entity to choose either the amortization method or the fair value measurement method for measuring each class of separately recognized servicing assets and servicing liabilities after they have been initially measured at fair value. SFAS No. 156 applies to all separately recognized servicing assets and liabilities acquired or issued after the beginning of an entity’s fiscal year that begins after September 15, 2006. The Company does not anticipate the adoption of SFAS No. 156 will have a material impact on its financial statements.

In July 2006, the FASB issued FIN 48 “Accounting for Uncertainty in Income Taxes”. This interpretation requires that the entity recognizes in its financial statements the impact of a tax provision if that position is more likely than not of being sustained on audit, based on the technical merits of the position. The provisions of FIN 48 is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle recorded as an adjustment to opening retained earnings. The Company is currently evaluating the impact of adopting FIN 48 on its financial statements.

In September 2006, the FASB issued SFAS No. 157 “Fair Value Measurement”. SFAS No. 157 defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This Statement shall be effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier application is encouraged, provided that the reporting entity has not yet issued financial statements for that fiscal year, including any financial statements for an interim period within that fiscal year. The provisions of this statement

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2007
(expressed in U.S. dollars)

should be applied prospectively as of the beginning of the fiscal year in which this statement is initially applied, except in some circumstance where the statement shall be applied retrospectively. The Company is currently evaluating the impact of adopting SFAS No. 157 on its financial statements.

The FASB released SFAS No. 158 “Employers” Accounting for Defined Benefit Pension and Other Post-retirement Plans: an amendment of FASB Statements No. 87, 88, 106 and 132(R) “which requires an employer to recognize the over funded or under funded status of defined benefit and other postretirement plans as an asset or liability in its statement of financial position and to recognize changes in that funded status in the year in which the changes occur through an adjustment to comprehensive income. This statement is effective for fiscal year ending after December 15, 2006. The Company does not expect the adoption of SFAS No. 158 to have a material impact on its financial statements, as it currently has no Defined Benefit Pension and Other Postretirement Plans within the scope of SFAS No. 158.

On December 16, 2004, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 123 (revised 2004), Share-Based Payment (SFAS 123(R)), which is a revision of FASB Statement No. 123, Accounting for Stock-Based Compensation. SFAS 123(R) supersedes APB Opinion No. 24, Accounting for Stock Issued to Employees, and amends FASB Statement No. 95, Statement of Cash Flows. Generally, the approach in SFAS 123(R) requires all share based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. This statement will be effective for fiscal periods beginning after June 15, 2005, on a modified prospective basis.

In February 2007, the FASB issued SFAS No.159, the Fair Value Option for Financial Assets and Financial Liabilities - including an amendment to FAS 115. This standard permits a company to choose to measure certain financial assets, financial liabilities and firm commitments at fair value. The standard is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the impact SFAS No.159 will have on its financial condition and results of operations.

In March 2007, the FASB met to discuss the SEC’s interpretation of SFAS 133, Accounting for Derivative Instruments and Hedging Activities. The FASB agreed with the SEC’s interpretation that warrants with an exercise price denominated in a currency other than the issuer's functional currency are required to treat the fair value of the warrants as a liability and to mark to market those warrants on a current basis with a corresponding gain or loss recorded in loss from operations. The FASB decided that the SEC’s interpretation could be adopted prospectively. The Company's functional currency is Canadian dollars. The Company expects the adoption of this guidance will not have a material impact on its results of operations.

3.         INVENTORIES
	2007	2006
	$	$

Finished goods	117,702	206,654
Raw materials	185,415	245,401

	303,117	452,055

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2007
(expressed in U.S. dollars)

4.         ADVANCES TO (FROM) SHAREHOLDERS

Advances to (from) shareholders are non-interest bearing, are unsecured and have no fixed terms of repayment.

5.         EQUIPMENT AND PATENTS
		Accumulated	2007
	Cost	Amortization	Net
	$	$	$
Equipment	892,915	460,364	432,551
Equipment under capital lease	161,594	29,626	131,968
Patents	81,166	19,049	62,117
Computer equipment	36,379	24,549	11,830
Office furniture	4,720	2,008	2,712

	1,176,774	535,596	641,178

           EQUIPMENT AND PATENTS (Continued)

		Accumulated	2006
	Cost	Amortization	Net
	$	$	$
Equipment	684,211	414,623	269,588
Equipment under capital lease	166,985	13,916	153,069
Patents	79,303	14,676	64,627
Computer equipment	22,779	12,375	10,404
Office furniture	4,214	2,985	1,229

	957,492	458,575	498,917

6.         INCOME TAXES

The reconciliation of the income tax provision calculated using the combined Canadian federal and provincial statutory income tax rate with the income tax provision in the consolidated financial statements is as follows:

	2007	2006
	$	$
Income tax provision at combined Canadian federal and provincial statutory rate of 36.12% (2006-18.62%)	(395,977)	20,456
Adjustments to benefit resulting from: Change in effective tax rate	11,674	-
Equipment and patents	13,648	-
Other	9,958	(5,780)

	(360,697)	14,676

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2007
(expressed in U.S. dollars)

6.         INCOME TAXES (Continued)

Significant components of the Company’s future income tax assets and liabilities are as follows:

	2007	2006
	$	$
Future income tax assets: Losses carried forward	411,800	19,908
Future income tax liabilities: Equipment and patents	(75,842)	(32,744)

Future tax asset (liability)	335,958	(12,836)

The Company has net operating loss carry-forwards of $1,149,366 which expire through January 31, 2027 as follows:

	2009	2027
	$	$
Net operating loss carry-forward	52,266	1,097,100

7.         OBLIGATIONS UNDER CAPITAL LEASE

The Company has entered into a leasing agreement for equipment dated March 15, 2005. The lease bears an effective rate of interest of 13.8% per annum, requires monthly payments of $5,007, and is secured by the equipment.

The following is a summary of future minimum lease payments under this capital lease expiring February 15, 2008, together with the present balance of the obligations:

2007
$
Periods ending: January 31, 2008	55,804
January 31, 2009	207

56,011

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2007
(expressed in U.S. dollars)

8.         SHAREHOLDERS’ EQUITY

Continuity of Shareholders’ Equity - KMA Global Solutions Inc. (“ KMA Canada”) prior to reverse merger

			Additional
	Common	Par Value	Paid-In	Shares to	Comp.	Accum.
	Shares	@ $0.001	Capital	be issued	Income	Earnings

January 31, 2006	32,136,800	-	461,901	-	43,547	82,982
Issuance of shares for consulting services	408,000	-	52,173	-	-	-
Issuance of shares for finders fees	1,700,000	-	217,391	-	-	-
March 15, 2006	34,244,800	-	731,465	-	43,547	82,982
Continuity of Shareholder's Equity - KMA Global Solutions International, Inc. January 31, 2006	4,920,250	4,920	166,421	-	-	(171,341)
Retired to treasury	(4,225,427)	(4,225)	4,225	-	-	-
17:1 share split	11,117,168	11,117	(11,117)	-	-	-
Issuance of shares in reverse merger	34,244,800	34,245	525,878	-	43,547	82,982
Accumulated deficit acquired in reverse merger (d)	-	-	-	-	-	171,341
Retirement of shares	(5,344,800)	(5,345)	5,345	-	-	-
Issuance of replacement shares (d)	1,179,000	1,179	(1,179)	-	-	-
Currency translation adjustment	-	-	-	-	4,601	-
Issuance of shares for investor relations services (e)	25,000	25	11,025	-	-	-
Issuance of shares for consulting services (f)	150,000	150	28,500	-	-	-
Shares to be issued	6,742,175	-	-	826,485	2,883	-
Net loss	-	-	-	-	-	(736,403)

January 31, 2007	48,808,166	42,066	729,098	826,485	51,031	(653,421)

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2007
(expressed in U.S. dollars)

8.         SHAREHOLDERS’ EQUITY (Continued)

During the period ended January 31, 2007, the following transactions occurred:

(a)  On February 15, 2006, KMA Canada issued 120,000 common shares (408,000 post split reorganization common shares) with a deemed value of Cdn $0.50 per share in exchange for services rendered by a group of consultants of KMA Canada.

(b)  On February 28, 2006, KMA Canada issued 500,000 common shares (1,700,000 post split reorganization common shares) with a deemed value of Cdn $0.50 per share as an advance on finders fees in relation to a planned equity financing. The advance has been reflected as a deferred cost until such time as the planned equity financing is completed.

(c)  On March 1, 2006, pursuant to a resolution of the Board of Directors, the issued and outstanding common shares of KMA Canada were subject to a reverse stock split at a ratio of five (5) shares to one (1), reducing the number of shares outstanding from 10,072,000 to 2,014,400 (34,244,800 post split reorganization common shares).

(d)  KMA Canada and KMA International, a corporation organized under the laws of the State of Nevada entered into an acquisition agreement dated March 15, 2006. Pursuant to the terms of the agreement and upon the completion of satisfactory due diligence and receipt of applicable regulatory and shareholder approvals, KMA International acquired 100% of the outstanding shares of the capital stock of KMA Canada in exchange for 34,244,800 post split reorganization common shares. (34,244,800 post split reorganization shares being the aggregate of 28,900,000 owned by KMA LLC and 5,344,800 owned by KMA Canada shareholders.) Pursuant to an agreement between the
      KMA Canada shareholders and KMA International, the shares in KMA International owned by the KMA Canada shareholders were retired to treasury and cancelled and the
      KMA Canada shareholders received 1,179,000 post split reorganization shares.

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2007
(expressed in U.S. dollars)

8.         SHAREHOLDERS’ EQUITY (Continued)

KMA International is the surviving corporation as a result of a merger transaction with Espo’s, Ltd., a corporation formed under the laws of the State of New York. The merger occurred March 15, 2006. At the time of the merger transaction, Espo’s, Ltd. was a non-SEC reporting corporation. As a result of the merger and acquisition transactions the former shareholders of Espo’s, Ltd. hold 11,811,991 or 28.2% of the post split reorganization common shares of KMA International. Pursuant to the merger agreement, the remaining 71,832,259 post split reorganization shares (4,225,427 pre split reorganization shares), held by individuals that were former shareholders of Espo’s, were retired to treasury effective March 15, 2006 and cancelled on May 19, 2006.

The terms of the merger transaction and the acquisition agreement provided that the mind and management of KMA International would be replaced by the officers and directors of KMA Canada and having had no significant business activity for a number of years, upon the effective time of the acquisition, KMA International adopted the business plan of KMA Canada. The transaction was therefore accounted for as a reverse acquisition with KMA Canada as the acquiring party and KMA International as the acquired party, in substance, a reorganization of KMA Canada. Generally accepted accounting principles in the United States of America require, among other considerations, that a company whose stockholders retain a majority interest in a business combination be treated as the acquirer for accounting purposes. Accordingly, the results of operations for the periods prior to the combination are those of KMA Canada.

(e)
On June 16, 2006, KMA International issued 25,000 common shares with a deemed value of Cdn $0.50 per share in exchange for investor relation services provided by a consulting company for KMA International.

(f)	On October 20, 2006, KMA International issued 150,000 common shares with a deemed value of USD $0.19 per share in exchange for consulting services .

(g)
On January 31, 2007, a group of investors agreed to purchase 10,000,000 shares of the company’s common stock at a price of USD $0.10 per share. The total purchase price of USD $1,000,000 shall be paid to KMA International as follows: (i) $500,000 payable upon Closing and (ii) $500,000 payable within 30 days of the effective date of the Registration Statement. The agreement includes 10,000,000 Warrants issued to the investors, which shall be exercisable only within 2 years of the effective date of the Registration Statement, at an exercise price of USD $0.20 per share. Upon closing, the Agent received 1,000,000 common shares, together with Warrants exercisable for 2 years from the effective date of the Registration Statement, at an exercise price of USD $ 0.20 per share. As of January 31, 2007 KMA International received $487,485. A registration statement for these shares was filed on March 12, 2007

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2007
(expressed in U.S. dollars)

8.         SHAREHOLDERS’ EQUITY (Continued)

(h)	On January 19, 2007, KMA International agreed to issue 1,000,000 common shares at USD $0.20 per share with piggyback registration rights in exchange for consulting services

(i)	On December 12, 2006, KMA International agreed to issue 360,000 common shares at USD $0.15 per share with piggyback registration rights in exchange for consulting services.

(j)	On December 12, 2006, KMA International agreed to issue 300,000 common shares at USD $0.15 per share with piggyback registration rights in exchange for consulting services.

(k)
On January 31, 2007, KMA International agreed to issue 207,328 common shares for consulting services. The shares were valued as follows; 71,429 common shares at USD $0.14 per share, 59,701 common shares at USD $0 .17 per share , 57,471 common shares at USD $0.17 per share and 18,727 common shares at USD $0.53 per share.

9.         COMMITMENTS

a)
The Company is committed to minimum annual rentals under a long-term lease for premises which expires October 31, 2008. Minimum rental commitments remaining under this lease approximate $171,432 including $97,961 due within one year and $73,471 due in 2009. The Company is also responsible for common area costs.

b)
The Company has entered into various vehicle leases and has accounted for them as operating leases. Obligations due approximate $75,300 including $52,852 within one year, $18,149 due in 2009 and $4,299 due in fiscal 2010.

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
JANUARY 31, 2007
(expressed in U.S. dollars)

10.       RESEARCH AND DEVELOPMENT COSTS

As of January 31, 2004, the Company had a research and development program which was eligible for investment tax credits of $65,507. The investment tax credits earned are generally subject to audit by Canada Revenue Agency ("CRA") before refund or reduction of income taxes payable is allowed. Due to the technical nature of the development undertaken by the Company and CRA's changing interpretation of qualifying activities, there is no certainty that the projects claimed will qualify. During the period ended January 31, 2007, the Company received a refund of $66,434 plus interest. The refund has been accounted for as a reduction in selling, general and administrative expenses.

11.       FINANCIAL INSTRUMENTS

Fair Value

Generally accepted accounting principles in the United States require that the Company disclose information about the fair value of its financial assets and liabilities. Fair value estimates are made at the balance sheet date, based on relevant market information and information about the financial instrument. These estimates are subjective in nature and involve uncertainties in significant matters of judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect these estimates.

The carrying amounts for cash, accounts receivable and accounts payable and accrued liabilities on the balance sheet approximate fair value because of the limited term of these instruments.

Foreign Exchange Risk

Certain of the Company's sales and expenses are incurred in United States currency and are therefore subject to gains and losses due to fluctuations in that currency.

Credit Risk

The Company is exposed, in its normal course of business, to credit risk from its customers. No one single party accounts for a significant balance of accounts receivable.

Interest Rate Risk

The Company has interest-bearing borrowings for which general rate fluctuations apply.

12.      SUBSEQUENT EVENTS
See Note 8(g).

DEALER PROSPECTUS DELIVERY OBLIGATION

Until August 6, 2007 (90 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligations to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

KMA Global Solutions International, Inc. is a Nevada corporation. In accordance with Section 78.037 of the Nevada Revised Statutes (“NRS”), our By-Laws may provide that no director or officer of the Company be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (2) the payment of distributions in violation of NRS Section 78.300, which provides that (a) the directors of a corporation shall not make distributions to stockholders except as provided by this chapter; and (b) in case of any willful or grossly negligent violation of the provisions of this section, the directors under whose administration the violation occurred, excepting dissenters to those acts, are jointly and severally liable, at any time within three (3) years after each violation, to the corporation, and, in the event of its dissolution or insolvency, to its creditors at the time of the violation, or any of them, to the lesser of the full amount of the distribution made or of any loss sustained by the corporation by reason of the distribution to stockholders. In addition, our certificate of incorporation may provide that if the Nevada Revised Statutes are amended to authorize the further elimination or limitation of the liability of directors and officers, then the liability of a director and/or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

Our by-laws may further provide for indemnification by the Company of its officers and certain non-officer employees under certain circumstances against expenses, including attorneys fees, judgments, fines and amounts paid in settlement, reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of the Company if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

We may also enter into indemnification agreements with each of our directors and certain of our executive officers. These agreements may provide that we indemnify each of our directors and such officers to the fullest extent permitted under law and our by-laws, and provide for the advancement of expense to each director and each such officer. We may also obtain directors and officers insurance against certain liabilities.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the Registrant in connection with this offering, other than underwriting commissions and discounts, all of which are estimated except for the SEC registration fee.

Item	Amount
SEC registration fee	$273.10
Legal fees and expenses	50,000.00
Accounting fees and expenses	7,500.00
Miscellaneous expenses	2,500.00
Total	$60,273.10

43

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES

Espo's had sold securities from time to time in private placements since its inception pursuant to the exemptions for nonpublic offerings under Section 4(2) of the Securities Act.

The Company had issued securities in connection with its merger with Espo's and for various services rendered and to be rendered pursuant to the exemption for non-public offerings under Section 4(2) of the Securities Act, as described below. Neither the Company nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. No underwriter or placement agent was engaged in these transactions.

1)
After its formation, the Company entered into an Agreement and Plan of Reincorporation Merger as of March 10, 2006, with Espo's. Pursuant to the merger, in which the Company was the surviving entity, the Company issued 4,920,250 shares of Common Stock. The consideration for the Company's shares was an equal number of Espo's shares of common stock, of which 4,225,427 shares of Common Stock were cancelled, leaving a balance of 694,823 shares of Common Stock. The Company relied upon Section 4(2) of 1933 Act, which provides an exemption from the registration provisions of section 5 of the 1933 Act for “transactions by an issuer not involving any public offering.” The exchange of securities was made without advertising (or any other form of “general solicitation”) to a limited number of sophisticated persons, with full access to the information that would be included in a registration statement or other offering document. Each purchaser, either alone or with their purchaser representatives and professional advisors, was determined by the Company, based on their prior securities experience, to have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment.

2)
On March 15, 2006, the Company entered into the Acquisition Agreement to acquire KMA (Canada) pursuant to which the Company issued 314,400 shares of its common stock to the shareholders of KMA (Canada) in exchange for an equal amount of KMA (Canada) common stock. The Company relied upon Section 4(2) of the 1933 Act. The exchange of securities was made without advertising (or any other form of “general solicitation”) to a limited number of sophisticated persons, with full access to the information that would be included in a registration statement or other offering document. Each purchaser, either alone or with their purchaser representatives, had such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment. The consideration for the Company’s shares was an equal number of shares of KMA (Canada) common stock.

3)
In connection with the March 15th Acquisition Agreement, the Company formed KMA LLC as a special purpose entity with the Company as its single member and the holder of all of KMA LLC's outstanding interests. The Company issued 1,700,000 shares of its common stock to KMA LLC. The Company relied upon Section 4(2) of the 1933 Act. The exchange of securities was made without advertising (or any other form of “general solicitation”) to a limited number of sophisticated persons, with full access to the information that would be included in a registration statement or other offering document. Each purchaser, either alone or with their purchaser representatives, had such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of the prospective investment. The consideration for the issuance of the Company's shares was not cash, but an equal number of shares of KMA (Canada) common stock. The transaction was undertaken to facilitate the deferral of income recognition for Canadian tax purposes for the shareholders of Exchangeco.

4)
In order to enhance the liquidity of the Company's common stock, the Company effected a share dividend or “stock split” on March 17, 2006. This event was accomplished by the issuance of seventeen shares of Company common stock for each share of issued and outstanding Company common stock on a pro rata basis and without consideration to the Company's stockholders. As per an agreement between the KMA (Canada) shareholders and the Company, 5,344,800 shares of the Company's common stock were retired to treasury and cancelled and the KMA (Canada) shareholders received 1,179,000 post-split shares of Company common stock. As a result of these transactions, the total issued and outstanding shares of the Company’s common stock as of April 30, 2006 were 41,890,991. The forward stock split was exempt from registration with the Commission pursuant to Securities Act Section 3(a)(9).

On June 16, 2006, the Company issued 25,000 shares of our common stock with a deemed value of Cdn $0.50 per share to ZA Consulting Inc. in exchange for investor relation services provided by a consulting company for KMA.

On October 20, 2006, the Company issued 150,000 shares of our common stock with a deemed value of USD $0.19 per share to Xnergy, LLC in exchange for consulting services.

On November 18, the Company issued 71,429 shares of our common stock with a deemed value of USD $0.14 per share to Xnergy, LLC in exchange for business and financial advisor services.

On December 12, 2006, the Company issued 360,000 shares of our common stock with a deemed value of USD $0.12 per share to Jeffrey Zeldin in exchange for consulting services.

On December 12, 2006, the Company issued 300,000 shares of our common stock with a deemed value of USD $0.12 per share to Stuart Vandersluis in exchange for technical consulting services.

On December 13, 2006 the Company issued 59,701 shares of our common stock with a deemed value of USD $0.1675 per share to Xnergy, LLC in exchange for business and financial advisor services.

On January 11, 2007, the Company issued 57,471 shares of our common stock with a deemed value of USD $0.174 per share to Xnergy, LLC in exchange for business and financial advisor services.

On January 19, 2007, the Company issued 1,000,000 shares of our common stock with a deemed value of USD $0.20 per share Corbitt Rockwell in exchange for consulting services.

On January 31, 2007, the Company sold 10,000,000 shares of our common stock for a purchase price of $1,000,000 ($0.10 per share), payable $500,000 on January 31, 2007 and $500,000 within thirty days after the effectiveness of this registration statement. The purchasers of the shares also received warrants to acquire an additional 10,000,000 shares of our common stock at an exercise price of $0.20 per share. Incendia Management Group Inc., as agent for the investors, received a fee of 1,000,000 shares of our common stock and warrants to acquire 1,000,000 shares of our common stock at an exercise price of $0.20 per share. In connection with the sales, each of the Selling Stockholders represented and warranted to the Company that the Selling Stockholder: (1) is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D; and (2) is not a U.S. Person as defined in Rule 402 of Regulation S. As such, the sales of the shares of our common stock were exempt from registration under the 1933 Act pursuant to Regulation S.

On February 12, 2007, the Company issued 18,727 shares of our common stock with a deemed value of $0.534 per share to Xnergy, LLC in exchange for business and financial advisor services.

ITEM 27.   EXHIBITS

Exhibit No.	Exhibit Description
3.1 *	Certificate of Incorporation of KMA Global Solutions International, Inc. filed March 9, 2006.
3.2 *	Amended and Restated Certificate of Incorporation of KMA Global Solutions International, Inc. filed March 27, 2006.
3.3 *	By-Laws of KMA Global Solutions International, Inc.
4.1#	Form of Warrant dated as of January 31, 2007, by and between KMA Global Solutions, Inc. and the selling stockholders
5.1#	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC regarding legality
10.1 *	Agreement and Plan of Reincorporation and Merger dated as of March 10, 2006 between Espo's, Ltd., and KMA Global Solutions International, Inc.
10.2 *
Stock Purchase Agreement as of March 7, 2006, by and between Jeffrey R. Esposito, Kenneth C. Dollmann, certain shareholders of Espo's, Ltd., Jeffrey R. Esposito being designated under as their representative, Espo's, Ltd., and 2095511 Ontario Limited., as representative of and agent under a power of attorney for the certain transferees of Espo's, Ltd. Common Stock.

10.3 *
Acquisition Agreement dated as of March 15, 2006 by, between and among KMA Global Solutions International, Inc., KMA Global Solutions, Inc., and 2095511 Ontario Limited., as representative of and agent under a power of attorney for certain stockholders of KMA Global Solutions, Inc.

10.4 *	Operating Agreement of March 9, 2006, by and among KMA Global Solutions, LLC and KMA Global Solutions International, Inc.
10.5 *
Exchange and Support Agreement dated March 14, 2006 among KMA Global Solutions International, Inc., KMA Global Solutions, LLC, KMA Acquisition Exchangeco Inc., and certain registered holders from time to time of Exchangeable Shares issued by KMA Acquisition Exchangeco Inc.

10.6 *	Employment Agreement between Jeffrey D. Reid and KMA Global Solutions International, Inc.
10.7 *	Offer to Lease between KMA Global Solutions, Inc. and Civic Investments Ltd. Dated October 6, 2005 for 5570A Kennedy Road, Mississauga, Ontario
10.8 *	Equipment Lease (Contract No. 20491) dated March 18, 2005 between KMA Global Solutions, Inc. and Capital Underwriters Inc.
10.9#	Securities Purchase Agreement, dated January 31, 2007, by and between KMA Global Solutions, Inc. and the selling stockholders
10.10#	Registration Rights Agreement dated January 31, 2007, by and between KMA Global Solutions, Inc. and the selling stockholders
23.1#	Consent of McGovern, Hurley, Cunningham, LLP
23.2#	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (contained in Exhibit 5.1)
24.1#	Power of Attorney (included on signature page)
*	Filed with the Company's Amendment No. 1 to Form 10-SB with the Securities and Exchange Commission on April 18, 2006.
#	Filed herewith.

ITEM 28.   UNDERTAKINGS.

Undertaking Required by Item 512 of Regulation S-B.

(a) The undersigned registrant will:

(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and has authorized this registration statement to be signed on its behalf by the undersigned in the City of Mississauga, Ontario, Canada, on
May 7, 2007.

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.

By: /s/ Jeffrey D. Reid
Name: Jeffrey D. Reid
Title: Chief Executive Officer and President
(Principal Executive Officer and Principal Financial
Officer)

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jeffrey D. Reid
Jeffrey D. Reid	Director, Chief Executive Officer, President and Chairman of the Board of Directors	May 7, 2007

/s/ Michael McBride
Michael McBride	Director	May 7, 2007

/s/ Michael J. Riley
Michael J. Riley	Director	May 7, 2007

EXHIBIT 4.1

THIS WARRANT (THIS “WARRANT”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAW OR THE SECURITIES LAWS OF ANY COUNTRY. NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS.

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.

WARRANT

Warrant No. ___                                                                 Original Issue Date: January 31, 2007

This Warrant is issued in connection with and pursuant to that certain Securities Purchase Agreement (the "Purchase Agreement”) dated as of January 31, 2007, by and between KMA GLOBAL SOLUTIONS INTERNATIONAL, INC., a Nevada corporation (the “Company”) and _________________________________, a ____ corporation.

  FOR VALUE RECEIVED, __________________________, the registered holder hereof, or its permitted assigns (the “Holder”), is entitled to purchase from the Company, during the period specified in this Warrant, _______________ fully paid and non-assessable shares (subject to adjustment as hereinafter provided) of Common Stock (the "Warrant Shares"), of the Company at the purchase price per share provided in Section 1.2 of this Warrant (the "Warrant Exercise Price"), all subject to the terms and conditions set forth in this Warrant. All terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

Section 1. Period for Exercise and Exercise Price.

1.1 Period for Exercise. The right to purchase shares of Warrant Shares represented by this Warrant shall be immediately exercisable, and shall expire at 5:00 p.m., Ontario local time, January 31, 2009 (the "Expiration Date"). From and after the Expiration Date this Warrant shall be null and void and of no further force or effect whatsoever.

1.2 Warrant Exercise Price. The Warrant Exercise Price per share of Warrant Shares shall be $0.20 per share (subject to adjustment as hereinafter provided).

Section 2. Exercise of Warrant.

2.1 Manner of Exercise. The Holder may exercise this Warrant, in whole or in part, immediately, but not after the Expiration Date, during normal business hours on any business day by surrendering this Warrant to the Company at the principal office of the Company, accompanied by a Warrant Exercise Form in substantially the form annexed hereto duly executed by the Holder and by payment of the Warrant Exercise Price for the number of shares of Warrant Shares for which this Warrant is then exercisable, either (i) in immediately available funds, (ii) the Company to the Holder in the appropriate amount, (iii) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of this Warrant having a fair market value (defined as the average of the last reported Closing Sale Price of the Common Stock for the thirty (30) days immediately preceding the date of the Warrant Exercise notice) on the date of delivery equal to the aggregate Warrant Exercise Price, or (iv) in a combination of (i), (ii) or (iii) above, provided, however, that in no event shall the Holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which determination of such proviso is being made, but shall exclude the shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its affiliates subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Holder may waive the foregoing limitation by written notice to the Company upon not less than 61 days prior written notice (with such waiver taking effect only upon the expiration of such 61 day notice period).

2.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected on the day on which all requirements of Section 2.1 shall have been met with respect to such exercise. At such time the person in whose name any certificate for shares of Warrant Shares shall be issuable upon such exercise shall be deemed for all corporate purposes to have become the Holder of record of such shares, regardless of the actual delivery of certificates evidencing such shares.

2.3 Delivery of Stock Certificates. As soon as practicable after each exercise of this Warrant, and in any event no later than 3 Trading Days after such exercise, the Company at its expense will issue Warrant Shares via credit to the Holder's account with DTC for the number of Warrant Shares to which such Holder is entitled upon such Holder's submission of the applicable Warrant Exercise Form or, if the Transfer Agent is not participating in The DTC Fast Automated Securities Transfer Program and DWAC system, issue and surrender to the address as specified in the Warrant Exercise Form,, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled to upon such exercise.

Section 3. Adjustment of Purchase Price and Number of Shares. The Warrant Exercise Price and the kind of securities issuable upon exercise of the Warrant shall be adjusted from time to time as follows:

3.1 Subdivision or Combination of Shares (Stock Splits). If the Company at any time effects a subdivision or combination of the outstanding Common Stock (through a stock split or otherwise), the number of shares of Warrant Shares shall be increased, in the case of a subdivision, or the number of shares of Warrant Shares shall be decreased, in the case of a combination, in the same proportions as the Common Stock is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

3.2 Stock Dividends. If the Company at any time pays a dividend, or makes any other distribution, to holders of Common Stock payable in shares of Common Stock, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then the number of shares of Warrant Shares in effect immediately prior to such action shall be proportionately increased so that the Holder hereof may receive upon exercise of the Warrant the aggregate number of shares of Common Stock which he or it would have owned immediately following such action if the Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

3.3 Reclassification, Consolidation or Merger. If at any time, as a result of:

(a) a capital reorganization or reclassification (other than a subdivision, combination or dividend provided for elsewhere in this Section 3), or

(b) a merger or consolidation of the Company with another corporation (whether or not the Company is the surviving corporation),

the Common Stock issuable upon exercise of the Warrants shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Company or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Warrants (or of any securities into which the Warrants are exercised or for which the Warrants are exchanged), so that:

(c) the Holders of Warrants or of such substitute securities shall thereafter be entitled to receive, upon exercise of the Warrants or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such Holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such Holders had exercised their Warrants immediately prior to such capital reorganization, reclassification, merger, or consolidation, and

(d) the Warrants or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section 3.3.

No consolidation or merger in which the Company is not the surviving corporation shall be consummated unless the surviving corporation shall agree, in writing, to the provisions of this Section 3.3. The provisions of this Section 3.3 shall similarly apply to successive capital reorganizations, reclassifications, mergers and consolidations.

3.4 Other Action Affecting Common Stock. If at any time the Company takes any action affecting its Common Stock, other than an action described in any of Sections 3.1 - 3.3 which, in the opinion of the Board of Directors of the Company (the “Board”), would have an adverse effect upon the exercise rights of the Warrants, the Warrant Exercise Price or the kind of securities issuable upon exercise of the Warrants, or both, shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances; provided, however, that the purpose of this Section is to prevent the Company from taking any action which has the effect of diluting the number of shares of Warrant Shares issuable upon exercise of this Warrant.

3.5 Notice of Adjustments. Whenever the kind or number of securities issuable upon exercise of the Warrants, or both, shall be adjusted pursuant to Section 3, the Company shall deliver a certificate signed by its Chief Executive Officer and by its Chief Financial Officer, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Exercise Price and the kind of securities issuable upon exercise of the Warrants after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each Warrant Holder promptly after each adjustment.

Section 4. Reservation of Stock, etc. The Company covenants and agrees that it will at all times have authorized, reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, the number of shares of Warrant Shares from time to time issuable upon the exercise of this Warrant. The Company further covenants and agrees that this Warrant is, and any Warrants issued in substitution for or replacement of this Warrant and all Warrant Shares, will upon issuance be duly authorized and validly issued and, in the case of Warrant Shares, upon issuance will be fully paid and non-assessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes) and, if the Common Stock of the Company is then listed on any national securities exchanges (as defined in the Exchange Act) or quoted on NASDAQ, shall be, subject to the restrictions set forth in Section 5, duly listed or quoted thereon, as the case may be. In the event that the number of authorized but unissued shares of such Common Stock shall not be sufficient to effect the exercise of this entire Warrant into Warrant Shares, then in addition to such other remedies as shall be available to the Holder of this Warrant, the Company shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

Section 5. Ownership, Transfer and Substitution of Warrants.

5.1 Ownership of Warrants. The Company may treat the person in whose name this Warrant is registered on the register kept at the principal office of the Company as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

5.2 Transfer and Exchange of Warrants. Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense will execute and deliver to the Holder thereof, upon the order of such Holder, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder may direct, for such number of shares with respect to each such Warrant, the aggregate number of shares in any event not to exceed the number of shares for which the Warrant so surrendered had not been exercised.

5.3 Registration Rights. The holder of this Warrant is entitled to certain registration rights with respect to the Warrant Shares issuable upon exercise thereof. Said registration rights are set forth in a Registration Rights Agreement dated as of JANUARY 31, 2007, by and between the Holder and the Company.

5.4 Exemption from Registration. If an opinion of counsel reasonable satisfactory to the Company provides that registration is not required for the proposed exercise or transfer of this Warrant or the proposed transfer of the Warrant Shares and that the proposed exercise or transfer in the absence of registration would require the Company to take any action including executing and filing forms or other documents with the United States Securities and Exchange Commission (the “SEC”) or any state securities agency, or delivering to the Holder any form or document in order to establish the right of the Holder to effectuate the proposed exercise or transfer, the Company agrees promptly, at its expense, to take any such action; and provided, further, that the Company will reimburse the Holder in full for any reasonable expenses (including but not limited to the fees and disbursements of such counsel, but excluding brokers' commissions) incurred by the Holder or owner of Warrant Shares on his, her or its behalf in connection with such exercise or transfer of the Warrant or transfer of Warrant Shares.

Section 6.  No Rights or Liabilities as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any liabilities on such holder to purchase any securities or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Section 7. Miscellaneous.

7.1 Amendment and Waiver. This Warrant may be amended with, and only with, the written consent of the Company and the Holder. Any waiver of any term, covenant, agreement or condition contained in this Warrant shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any default of any other term, covenant, agreement or condition.

7.2 Representations and Warranties to Survive Closing. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Warrant and the issuance of any Warrant Shares upon the exercise hereof.

7.3 Severability. In the event that any court or any governmental authority or agency declares all or any part of any Section of this Warrant to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Warrant, and in the event that only a portion of any Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

7.4 Binding Effect; No Third Party Beneficiaries. All provisions of this Warrant shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, executors, administrators, legal representatives, successors, and permitted transferees and assigns. No person other than the holder of this Warrant and the Company shall have any legal or equitable right, remedy or claim under or in respect of, this Warrant.

7.5 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

.A  KMA Global Solutions International, Inc.

.B  5570A Kennedy Road
Mississauga, Ontario, Canada L4Z 2A9
Telephone: 905-568-5220
Facsimile: 905-568-4446

.C  Attention: Jeffrey D. Reid

With a copy to (which shall not constitute notice):
Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
Suite 1000, 211 Commerce Street
Nashville, TN 37201
Telephone: (615) 726-5763
Facsimile:  (615) 744-5763
Attention:  Gary M. Brown

If to the Holder:
___________________
___________________
___________________
Telephone: ____________
Facsimile:  ____________
Attention:  ____________

With a copy to:
Incendia Management Group Inc.
111 Grangeway Avenue, Suite 404
Toronto, Ontario M1H 3E9
Telephone: 416-289-0440
Facsimile: 416-289-7440
Attention: Angelo Boujos

If to the Transfer Agent:
American Registrar & Transfer Co.
342 East 900 South
Salt Lake City, UT 84111
Telephone:  801-363-9065
Facsimile: 801-363-9066
Attention:  Patrick Day or Linda Nonu

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

7.6 Taxes, Costs and Expenses. The Company covenants and agrees that it will pay when due and payable any and all federal, state and local taxes (other than income taxes) and any other costs and expenses which may be payable in respect of the preparation, issuance, delivery, exercise, surrender or transfer of this Warrant pursuant to the terms of this Warrant or the issuance of any shares of Warrant Shares as a result thereof. If any suit or action is instituted or attorneys employed to enforce this Warrant or any part thereof, the non-prevailing party in such suit or action promises and agrees to pay all costs and expenses associated therewith, including reasonable attorneys’ fees and court costs.

7.7  Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Las Vegas, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.8 Loss of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification in form and substance acceptable to the Company in its reasonable discretion, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

7.9 Entire Agreement. This Warrant, the Purchase Agreement and the Registration Rights Agreement of even date herewith represent the entire agreement and understanding between the parties concerning the subject matter hereof and supercede all prior and contemporaneous agreements, understandings, representations and warranties with respect thereto.

7.10 Headings. The headings used herein are used for convenience only and are not to be considered in construing or interpreting this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.

By:______________________
Name: ___________________
Title: _____________________

EXHIBIT 5.1

OPINION OF BAKER DONELSON BEARMAN CALDWELL & BERKOWITZ, PC

May 7, 2007

KMA Global Solutions International, Inc.
5570A Kennedy Road Mississauga,
Ontario, Canada L4Z2A9

Ladies and Gentlemen:

We have acted as special counsel to KMA Global Solutions International, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form SB-2 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration for resale by selling stock holders of 24,042,328 shares of common stock, par value $.001 per share (the "Common Stock"), of the Company, which included: (1) 11,000,000 shares of common stock issued pursuant to that certain Stock Purchase Agreement dated as of January 31, 2007 (the “Purchase Agreement”) by and between the Company and those purchasers identified on the signature page hereto (each a “Buyer” and collectively, the “Buyers”)(the “SPA Shares”); (2) 11,000,000 shares issuable upon exercise of common stock purchase warrants issued to selling stockholders in connection with Purchase Agreement (the “Warrant Shares”); and (3) 2,042,328 shares issued in a series of private offering in exchange for business, consulting and financial advisor services pursuant to agreements between June 16, 2006 and February 12, 2007 (the “Additional Shares”).

For purposes of rendering that opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, and the corporate action of the Company that authorizes the issuance of the Shares, and we have made such other investigation as we have deemed appropriate.

In all such examinations and investigations, we have assumed the genuineness of all signatures on original or certified, conformed or reproduction copies of documents of all parties other than the Company and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, none of which have been independently verified by us, we have relied upon, and assumed the accuracy of the factual content of, representations and warranties contained in the Purchase Agreement, written information and certificates of public officials, of representatives of the Company, and of others deemed by us to be appropriate. In the course of our representation of the Company, nothing has come to our attention which causes us to believe that we are not justified in relying upon such representations, warranties, written information and certificates.

To the extent it may be relevant to the opinions expressed herein, we have assumed that the Purchase Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, the parties thereto other than the Company.

Based upon the foregoing and such legal considerations as we have deemed necessary, and subject to the limitations, assumptions and qualifications set forth in this Opinion Letter, we are of the opinion that:

(1)
The SPA Shares have been duly authorized and, upon payment of the purchase price pursuant to the Purchase Agreement, which requires payment within ten days after the Registration Statement is declared effective, will be validly issued, fully paid and non-assessable.

(2)	The Warrant Shares have been duly authorized and, upon payment of the exercise price in accordance with the terms of the warrants, will be validly issued, fully paid and non-assessable.

(3)	The Additional Shares have been duly authorize, validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following additional assumptions and qualifications:

A.
The opinions expressed in this Opinion Letter are limited in all respects to the General Corporation Law of the State of Nevada, without regard to judicial or administrative interpretations of such sections or case law decided thereunder, and we do not express any opinion herein concerning any other laws.

B.
The opinions expressed herein are as of the date hereof. We assume no obligation to update or supplement the opinions expressed herein to reflect any facts or circumstances that may hereafter come to our attention or any change in laws that may hereafter occur.

C.
The opinions expressed herein are solely for the benefit of the Agent and the Buyers who are parties to the Purchase Agreement and may not be relied on in any manner or for any purpose by any other person or entity, without our express written consent.

D.	This Opinion Letter is strictly limited to those matters expressly addressed herein. We express no opinion as to any matter not specifically stated to be and listed as an opinion.

We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the use of the name of our firm under the heading “Legal Matters” in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Yours truly,

/s/ BAKER DONELSON BEARMAN CALDWELL & BERKOWITZ, PC

BAKER DONELSON BEARMAN CALDWELL & BERKOWITZ, PC

EXHIBIT 10.10

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of January 31, 2007 by and between KMA GLOBAL SOLUTIONS INTERNATIONAL, INC., a Nevada corporation (the “Company”), and the purchasers identified on the signature page hereto (each a “Buyer” and collectively, the “Buyers”). Capitalized terms used herein and not otherwise defined herein are defined in Section 1 hereof.

WHEREAS:

Subject to the terms and conditions set forth in this Agreement and pursuant to Section 4(2) of the Securities Act of 1933, as amended, the Company desires to issue and sell to the Buyers, and the Buyers, desire to purchase from the Company, Securities of the Company as more fully described in this Agreement,

And in addition to the offer and sale to the Buyers of Securities contemplated hereby, the Company is concomitantly granting Securities to Incendia Management Group Inc., a Canadian corporation (the “Agent”), in consideration for services rendered in connection with the sale and purchase of Securities pursuant to this Agreement, as more fully described hereunder.

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:

1.   CERTAIN DEFINED TERMS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Action” means any action, suite, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

(b) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

(c) “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.

(d) “Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

(e) “Common Stock” means the common stock of the Company, par value $0.001 per share, and any securities into which such common stock may hereafter be reclassified.

(f) “Company Counsel” means Baker, Donelson, Bearman, Caldwell & Berkowitz, PC.

(g) “Closing” means the closing of the purchase and sale of the Securities pursuant to this Agreement.

(h) “Closing Date” means the date of the Closing.

(i) “Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

(j) “Effective Date” means the date that the Registration Statement is declared effective by the SEC.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Filing Date” means a day on or before March 15, 2007 on which date the Company shall have filed the Registration Statement with the SEC.

(m) “Losses” means any and all losses, claims, damages, liabilities, settlement costs and expenses, including without limitation costs of preparation and reasonable attorneys' fees.

(n) “Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company and the Subsidiaries, if any, taken as a whole, or (iii) an adverse impairment to the Company’s ability to perform on a timely basis its obligations under any Transaction Document.

(o) “Person” means an individual or entity including any limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(p) “Principal Market” means The Nasdaq OTC/ Bulletin Board market, provided, however, that in the event the Company’s Common Stock is ever listed for trading on the Nasdaq Global Market, Nasdaq SmallCap Market or the American Stock Exchange, than the “Principal Market” shall mean such other market on which the Company’s Common Stock is then listed, and (ii) for purposes of Section 10(c) hereof only, “Principal Market” shall mean The Nasdaq SmallCap Market in respect of the requirements for continued listing on the Principal Market.

(q) “Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

(r) “Registrable Securities” means any Common Stock (including Warrant Shares and Penalty Shares) issued or issuable pursuant to the Transaction Documents, together with any securities issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing.

(s) “Registration Statement” means each registration statement required to be filed under Section 5, including (in each case) the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

(t) “Required Effectiveness Date” means the 90th day following the Filing Date of the Registration Statement.

(u) “Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

(v) “SEC” means the United States Securities and Exchange Commission.

(w) “Securities” means the Shares, the Warrants and the Warrant Shares.

(x) “Securities Act” means the Securities Act of 1933, as amended.

(y) “Shares” means an aggregate of 10,000,000 shares of Common Stock to be purchased by the Buyers pursuant to this Agreement (the “Commitment Shares”), and 1,000,000 additional shares of Common Stock that are issued to the Agent (the “Fee Shares”) upon Closing.

(z) “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker dealers or foreign regulated brokers.

(aa) “Subsidiary” means any Person in which the Company directly or indirectly owns capital stock or holds an equity or similar interest.

(bb) “Trading Day” means any day on which the Principal Market is open for customary
"Securities" means the Shares, the Warrants and the Warrant Shares.

(cc) “Transaction Documents” means this Agreement, the Registration Rights Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

(dd) “Warrants” means a Common Stock purchase warrant, in the form of Exhibit F.

(ee) “Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants as per Section 2 hereof.

2.   PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth hereunder, the Company hereby agrees to sell to the Buyers, and the Buyers hereby agree to purchase from the Company, shares of Common Stock as follows:

(a) Purchase of Securities. The Buyers shall purchase, severally and not jointly, and the Company shall issue and sell to the Buyers for the sum of One Million Dollars ($1,000,000.00) (the “Purchase Price”): (i) an aggregate of Ten Million (10,000,000) shares of the Company’s Common Stock (the “Commitment Shares”) at a price of $0.10 per share, of which Five Hundred Thousand Dollars ($500,000.00) has been paid by or on behalf of the Buyers and the balance of Five Hundred Thousand Dollars ($500,000.00) payable within thirty (30) days of the Effective Date of the Registration Statement, together with the issuance by the Company of (ii) an aggregate of Ten Million (10,000,000) Warrants, exercisable only within two (2) years of the Effective Date of the Registration Statement, to purchase additional shares of the Company's Common Stock (“Warrant Shares”) at an exercise price of $0.20 per share. All payments made under this Agreement shall be made in lawful money of the United States of America by check or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement.

(b) Certain Fees. At the Closing, the Agent shall be granted by the Company, and the Company shall issue to the Agent in connection with the purchase of Securities in (a) above: (i) One Million (1,000,000) shares of the Company’s Common Stock (the “Fee Shares”), together with (ii) an aggregate of One Million (1,000,000) Warrants, exercisable only within two (2) years of the Effective Date of the Registration Statement, to purchase Warrant Shares at an exercise price of $0.20 per share.

(c)   Company Deliverables upon Closing.

To Buyers: The Company shall deliver or cause to be delivered to each Buyer the following: (i) one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 5(f) hereof), evidencing the number of Shares, registered in the name of the respective Buyer; (ii) Warrants, registered in the name of the Buyer, pursuant to which the Buyer shall have the right to acquire the number of shares of Common Stock, on the terms set forth therein; (iii) a legal opinion of Company Counsel, in the form of Exhibit B, executed by such counsel and delivered to the Agent on behalf of the Buyers.

To Agent: The Company shall deliver or cause to be delivered to the Agent the following: (i) one or more stock certificates, free and clear of all restrictive and other legends (except as expressly provided in Section 5(f) hereof), evidencing One Million (1,000,000) shares of Common Stock registered in the name of the Agent; (ii) Warrants, registered in the name of the Agent, pursuant to which the Agent shall have the right to acquire up to One Million (1,000,000) Warrant Shares, on the terms set forth therein; (iii) a legal opinion of Company Counsel, in the form of Exhibit B, executed by such counsel and delivered to the Agent.

(d) Buyers’ Deliverables upon Closing. The Company acknowledges delivery to the Company by the Agent Five Hundred Thousand Dollars ($500,000.00), which represents one-half of the Purchase Price in accordance with Section 2(a) hereof.

(e) Limitation on Beneficial Ownership. The Company shall not effect any purchase under this Agreement and a Buyer shall not have the right to purchase shares of Common Stock under this Agreement to the extent that after giving effect to such purchase the Buyer together with its affiliates would beneficially own in excess of 4.99% of the outstanding shares of the Common Stock following such purchase. For purposes hereof, the number of shares of Common Stock beneficially owned by a Buyer and its Affiliates or acquired by the Buyer and its Affiliates, as the case may be, shall include the number of shares of Common Stock issuable in connection with a purchase under this Agreement with respect to which the determination is being made and the number of shares of Common Stock which would be issuable upon exercise or conversion of the unexercised or unconverted portion of any other Securities of the Company (including, without limitation, any Warrants). For purposes of this Section, in determining the number of outstanding shares of Common Stock the

Buyers may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company's most recent Form 10-Q or Form 10-K, as the case may be, (2) a more recent public announcement by the Company or (3) any other written communication by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding. Upon the reasonable written or oral request of a Buyer, the Company shall promptly confirm orally and in writing to the Buyers the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to any purchases under this Agreement by the Buyers since the date as of which such number of outstanding shares of Common Stock was reported. Except as otherwise set forth herein, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended.

(f) Taxes. The Company shall pay any and all taxes (not including income taxes or taxes measured by the income of revenue of Buyer or the Agent) that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Buyers and Agent made under of this Agreement.

3.    REPRESENTATIONS AND WARRANTIES OF THE BUYERS.

The Buyers represent and warrant to the Company that:

(a) Investment Purpose. Each Buyers is entering into this Agreement and acquiring the Commitment Shares and the Warrants, for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof; provided however, by making the representations herein, the Buyers do not agree to hold any of the Securities for any minimum or other specific term.

(b) Accredited Investor Status. Each Buyer is an "accredited investor" as that term is defined in Rule 501(a)(3) of Regulation D.

(c) Reliance on Exemptions. Each Buyer understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and each Buyer's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyers set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyers to acquire the Securities.

(d) Information. Each Buyer has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Buyers, including, without limitation, the documents filed with the SEC. Each Buyer understands that its investment in the Securities involves a high degree of risk. Each Buyer (i) is able to bear the economic risk of an investment in the Securities including a total loss, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and others matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Buyers or their representatives shall modify, amend or affect the Buyers’ right to rely on the Company's representations and warranties contained in Section 4 below. Each Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(e) No Governmental Review. Each Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(f) Transfer or Resale. Each Buyer understands that except as provided in the Registration Rights Agreement: (i) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not available to a Buyer, any resale of the Securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(g) Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of each Buyer and is a valid and binding agreement of the Buyers enforceable against each Buyer in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors' rights and remedies.

(h) No Prior Short Selling. Each Buyer represents and warrants to the Company that at no time prior to the date of this Agreement has any Buyer, or its respective agents, associates, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) Short Sales of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.

(i) Non-U.S. Person. Each Buyer represents and warrants to the Company that it is not a U.S. Person as defined in Rule 402 of Regulation S.

4.    REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Buyers that:

(a) Organization and Qualification. The Company and its Subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect. Except for KMA Global Solutions, Inc., an Ontario, Canada corporation, and KMA Global Solutions LLC., a Nevada limited liability company, the Company has no Subsidiaries.

(b) Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement, the Warrants and each of the other agreements entered into by the parties on the Closing Date and attached hereto as exhibits to this Agreement, and to issue the Securities in accordance with the terms hereof and thereof, (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares and the reservation for issuance and the issuance of the Fee Shares issuable under this Agreement, have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders, (iii) this Agreement has been, and each other Transaction Document shall be on the Closing Date, duly executed and delivered by the Company and (iv) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

(c) Capitalization. As of the date hereof, the authorized capital stock of the Company consists of (i) 175,000,000 shares of Common Stock, of which as of the date hereof, 43,914,592 shares are issued and outstanding, 131,085,408 are held as authorized but unissued, 0 shares are issuable and reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 25,000,000 shares of Preferred Stock, $0.001 par value, of which as of the date hereof no shares are issued and outstanding. All of such outstanding shares have been, or upon issuance will be, validly issued and are fully paid and nonassessable. Except as disclosed in the documents filed with the SEC, (i) no shares of the Company's capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. The Company has furnished to the Buyers true and correct copies of the Company's Certificate of Incorporation, as amended and as in effect on the date hereof (the "Certificate of Incorporation"), and the Company's By-laws, as amended and as in effect on the date hereof (the "By-laws"), and summaries of the terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto.

(d) Issuance of Securities. The Commitment Shares, Fee Shares and Warrants have been duly authorized and, upon issuance in accordance with the terms hereof, the Shares and Warrant Shares, respectively, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issue thereof. Upon issuance in accordance with the terms and conditions of this Agreement, the Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.

(e) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Shares) will not (i) result in a violation of the Certificate of Incorporation, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred stock of the Company or the By-laws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries, assuming the representations and warranties of the Buyers contained in Section 3 of this Agreement are true and correct) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor its Subsidiaries is in violation of any term of or in default under its Certificate of Incorporation, any Certificate of Designation, Preferences and Rights of any outstanding series of preferred stock of the Company or By-laws or their organizational charter or by-laws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments which could not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, and regulation of any governmental entity, except for possible violations, the sanctions for which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the Securities Act, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Closing Date. The Company is not and has not been in violation of the listing requirements of the Principal Market.

(f) SEC Documents; Financial Statements. Since October 31, 2006, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates (except as they have been correctly amended), the documents filed with the SEC complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the documents filed with the SEC, and none of the documents filed with the SEC, at the time they were filed with the SEC (except as they may have been properly amended), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates (except as they have been properly amended), the financial statements of the Company included in the documents filed with the SEC complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(g) Absence of Certain Changes. Since the 8-K filed by the Company with SEC on February 6, 2007, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings.

(h) Absence of Litigation. There is no Action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company, the Common Stock or any of the Company's Subsidiaries or any of the Company's or the Company's Subsidiaries' officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect.

(i) Acknowledgment Regarding Buyers’ Status. The Company acknowledges and agrees that the Buyers are acting solely in the capacity of arm's length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Buyers are not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by the Buyers or any of their representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Buyers’ purchase of the Securities. The Company further represents to the Buyers that the Company's decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.

(j) No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(k) Dilutive Effect. The Company understands and acknowledges that the number of Shares to be issued under this Agreement will increase in certain circumstances. The Company further acknowledges that its obligation to issue the Securities under this Agreement in accordance with the terms and conditions hereof is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(l) Intellectual Property Rights. The Company and/or its Subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. None of the Company's material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of any material trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and there is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, the Company or its Subsidiaries regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.

(m) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n) Intentionally Omitted.

(o) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such Losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company and its Subsidiaries, taken as a whole.

(p) Regulatory Permits. The Company and its Subsidiaries possess all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(q) Tax Status. The Company and each of its Subsidiaries has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(r) Transactions With Affiliates. Except as disclosed in the Company's reports filed with the SEC, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has an interest or is an officer, director, trustee or partner.

(s) Application of Takeover Protections. The Company and its board of directors have taken or will take prior to the Closing Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyers’ ownership of the Securities.

(t) Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

5.    COVENANTS.

(a) Filing of Registration Statement. On or before March 15, 2007, the Company shall file a Registration Statement in respect of the Securities and the transactions contemplated herein. The Buyers and their respective counsel shall have a reasonable opportunity to review and comment upon such Registration Statement or amendment to such Registration Statement and any related Prospectus prior to its filing with the SEC. The Company shall use its best efforts to have such Registration Statement or amendment declared effective by the SEC at the earliest possible date, but no later than the Required Effectiveness Date.

(b) Blue Sky. The Company shall take such action, if any, as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Buyers pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States, and shall provide evidence of any such action so taken to the Buyers. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

.2  (c) No Equity Financing. (c) For two years from the Closing Date, the Company will not, directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for Common Stock or common stock equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) unless the Company shall have first complied with the following:
(i)  The Company shall deliver to each Buyer a written notice (the “Offer”) of any proposed or intended issuance or sale or exchange of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the Persons or entities to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with each Buyer the Offered Securities based on such Buyer’s pro rata portion of the Buyer’s Shares purchased hereunder (the “Basic Amount”), and (B) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”).

(ii)  To accept an Offer, in whole or in part, a Buyer must deliver a written notice to the Company prior to the end of the five (5) Trading Day period of the Offer, setting forth the portion of the Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubcription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase on that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Board of Directors to the extent its deems reasonably necessary.

(iii)  The Company shall have three (3) Trading Days from the expiration of the period set forth in Section 5(c)(ii) above to issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the “Refused Securities”), but only to the offerees described in the Offer and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or less favorable to the Company than those set forth in the Offer.

(iv)  In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 5(c)(iii) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that the Buyer elected to purchase pursuant to Section 5(c)(ii) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 5(c)(ii) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 5(c)(i) above.

(v)  Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 5(c)(iv) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Buyers and their respective counsel.

(vi)  Any Offered Securities not acquired by the Buyers or other Persons in accordance with Section 5(c)(iii) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(d) Listing. The Company shall promptly secure the listing of all of the Shares upon each national securities exchange and automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all such securities from time to time issuable under the terms of the Transaction Documents. The Company shall maintain the Common Stock's authorization for quotation on the Principal Market. Neither the Company nor any of its Subsidiaries shall take any action that would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Trading Day, provide to the Buyers copies of any notices it receives from the Principal Market regarding the continued eligibility of the Common Stock for listing on such automated quotation system or securities exchange. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section.

(e) Limitation on Short Sales and Hedging Transactions. The Buyers agree that beginning on the date of this Agreement and ending on the date of termination of this Agreement, the Buyers and their agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) Short Sales of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock; provided, however, that such restrictions shall not apply if an Event of Default has occurred, including any failure by the Company to timely issue any Fee Shares required to be issued pursuant to the terms of this Agreement.

(f) Issuance of the Shares. Immediately upon the execution of this Agreement, the Company shall issue to the Buyers an aggregate of 10,000,000 shares of Common Stock (the "Commitment Shares"), and issue to the Agent 1,000,000 shares of Common Stock (the “Fee Shares”).

The Shares shall be issued in certificated form and shall bear the following restrictive legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED ONLY (A) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER

THE U.S. SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (B) WITHIN THE UNITED STATES, EITHER (1) IF REGISTERED PURSUANT TO THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT OR (2) THE TRANSACTION IS EXEMPT OR NOT SUBJECT TO REGISTRATION AFTER PROVIDING A SATISFACTORY LEGAL OPINION TO THE COMPANY. THE HOLDER ALSO AGREES THAT HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE U.S. SECURITIES ACT.

(g) Due Diligence. Each Buyer shall have the right, from time to time as the Buyer may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours. The Company and its officers and employees shall reasonably cooperate with the Buyers in connection with any reasonable request by the Buyers related to the Buyers’ due diligence of the Company.

(h) Registration Statement. Two days prior to the Filing Date, the Company shall have prepared and delivered to the Buyers a final form of the Registration Statement to be used by the Buyers in connection with any sales of any Commitment Shares, Fee Shares, Warrant Shares or Penalty Shares. The Company shall have made all filings under all applicable federal and state securities laws necessary to consummate the issuance of the Commitment Shares, Fee Shares and the Warrant Shares pursuant to this Agreement in compliance with such laws.

6.    TRANSFER AGENT INSTRUCTIONS.

On the Effective Date of the Registration Statement, the Company shall cause any restrictive legend on the Commitment Shares and Fee Shares to be removed and all of the Shares, including the Warrant Shares to be issued under this Agreement shall be issued without any restrictive legend. The Company shall issue irrevocable instructions to the Transfer Agent, and any subsequent transfer agent, to issue the Shares in the name of the Buyer, or the Agent as the case may be (the "Irrevocable Transfer Agent Instructions"). The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6, will be given by the Company to the Transfer Agent with respect to the Shares and that the Commitment Shares, Warrant Shares and the Fee Shares shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the Registration Rights Agreement.

7.    COMPANY’S CLOSING CONDITIONS.

The obligation of the Company hereunder to commence sale of the Securities is subject to the satisfaction of each of the following conditions on or before the Closing Date and may be waived by the Company at any time in its sole discretion by providing the Buyers with prior written notice thereof:

(a) The Buyers shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company including the Registration Rights Agreement substantially in the form of Exhibit A hereto (the “Registration Rights Agreement”).

(b) The representations and warranties of the Buyers shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyers at or prior to the Closing Date.

8.    BUYERS’ CLOSING CONDITIONS.

The obligation of the Buyers to commence purchase of the Securities under this Agreement is subject to the satisfaction of each of the following conditions on or before the Closing Date and may be waived by the Buyers at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have executed each of the Transaction Documents and delivered the same to the Buyers including the Registration Rights Agreement substantially in the form of Exhibit A hereto.

(b) The Common Stock shall be authorized for quotation on the Principal Market, trading in the Common Stock shall not have been within the last nine (9) months suspended by the SEC or the Principal Market and the Shares shall be approved for listing upon the Principal Market.

(c) The Company shall provide to the Agent on behalf of the Buyers the form of opinion of the Company Counsel in the form of Exhibit B.

(d) The representations and warranties of the Company shall be true and correct in all material respects as of the Closing Date (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. The Buyers shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Closing Date, to the foregoing effect in the form attached hereto as Exhibit C.

(e) The Board of Directors of the Company shall have adopted resolutions in the form attached hereto as Exhibit D which shall be in full force and effect without any amendment or supplement thereto as of the Closing Date.

(f) As of the Closing Date, the Company shall have reserved out of its authorized and unissued Common Stock at least 24,200,000 shares of Common Stock, solely for the purpose of effecting (i) purchase of the Shares, (ii) the Warrant Shares issuable under the Warrants and (iii) the Penalty Shares.

(g) The Irrevocable Transfer Agent Instructions, in form acceptable to the Buyers shall have been delivered to and acknowledged in writing by the Company and the Company's Transfer Agent.

(h) The Company shall have delivered to the Buyers a secretary's certificate executed by the Secretary of the Company, dated as of the Closing Date, in the form attached hereto as Exhibit E.

(i) Intentionally Omitted.

(j) Intentionally Omitted.

(k) No Event of Default has occurred, or any event which, after notice and/or lapse of time, would become an Event of Default has occurred.

(l) On or prior to the Closing Date, the Company shall take all necessary action, if any, and such actions as reasonably requested by the Buyers, in order to render inapplicable any control share acquisition, business combination, shareholder rights plan or poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to the Buyers as a result of the transactions contemplated by this Agreement, including, without limitation, the Company's issuance of the Securities and the Buyers’ ownership of the Securities.

9.    INDEMNIFICATION.

In consideration of the Buyers’ execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company's other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Buyers and all of their affiliates, shareholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, Losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than with respect to Indemnified Liabilities which directly and primarily result from the gross negligence or willful misconduct of the Indemnitee. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

10. EVENTS OF DEFAULT.

An "Event of Default" shall be deemed to have occurred at any time as any of the following events occurs:

(a) a Registration Statement covering the sale of all of the Shares and Warrants was not filed on or before the Filing Date.

(b) the Registration Statement filed with the SEC is not declared effective under the Securities Act by the SEC on or before the Required Effectiveness Date, and/or a stop order with respect to the Registration Statement shall be pending or threatened by the SEC.

(c) during the period that any registration statement is required to be maintained effective pursuant to the terms of the Registration Rights Agreement, the effectiveness of such registration statement lapses for any reason (including, without limitation, the issuance of a stop order) or is unavailable to the Buyers (other than as a result of acts or omissions of the Buyers) for sale of all of the Registrable Securities (as defined in the Registration Rights Agreement) in accordance with the terms of the Registration Rights Agreement, and such lapse or unavailability continues for a period of ten (10) consecutive Trading Days or for more than an aggregate of thirty (30) Trading Days in any 365-day period;

(d) the suspension from trading or failure of the Common Stock to be listed on the Principal Market for a period of ten (10) consecutive Trading Days or for more than an aggregate of thirty (30) Trading Days in any 365-day period;

(e) the failure of the Company or the Common Stock to fully meet the requirements for continued listing on the Principal Market for a period of ten (10) consecutive Trading Days or for more than an aggregate of thirty (30) Trading Days in any 365-day period; and

(f) the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least ten (10) Trading Days.

11.    EVENT OF DEFAULT PENALTY

Within Five Trading Days of an Event of Default, the Company shall issue and the Buyers and Agent shall receive 2,200,000 additional shares of the Company’s Common Stock (the “Penalty Shares”). Each Buyer and the Agent shall receive Penalty Shares in pro ration to their respective purchases under the Agreement.

12.    MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Las Vegas, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile (or scanned and e-mailed) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile )or scanned and e-mailed) signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(e) Entire Agreement; Amendments. This Agreement supersedes all other prior oral or written agreements between the Buyers, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyers make any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyers, and no provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

.A  KMA Global Solutions International, Inc.
5570A Kennedy Road
Mississauga, Ontario L4Z 2A9
Telephone: 905-568-5220
Facsimile: 905-568-4446
Attention:  Jeffrey D. Reid

With a copy to: (which shall not constitute notice)
Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
211 Commerce Street, Suite 1000
Nashville, TN 37201
Telephone: (615) 726-5763
Facsimile: (615) 722-5763
Attention: Gary M. Brown

If to the Buyers:
___________________
___________________
___________________
Telephone: ____________
Facsimile:  ____________
Attention:  ____________

With a copy to:
Incendia Management Group, Inc.
111 Grangeway Avenue, Suite 404
Toronto, Ontario M1H 3E9
Telephone: 416-289-0440
Facsimile: 416-289-7440
Attention: Angelo Boujos

If to the Transfer Agent:
American Registrar & Transfer Co.
342 East 900 South
Salt Lake City, UT 84111
Telephone:  801-363-9065
Facsimile: 801-363-9066
Attention:  Patrick Day or Linda Nonu

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Buyers, including by merger or consolidation. No Buyer may assign its rights or obligations under this Agreement without the prior written consent of the Company.

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(i) Publicity. The Buyers shall have the right to approve before issuance any press releases or any other public disclosure (including any filings with the SEC) with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyers, to make any press release or other public disclosure (including any filings with the SEC) with respect to such transactions as is required by applicable law and regulations (although the Buyers shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release and shall be provided with a copy thereof).

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)   Reserved.

(l) Financial Advisor, Placement Agent, Broker or Finder. The Company shall be responsible for the payment of any fees or commissions to the Agent as per Section 2(b) hereof and, if any, a financial advisor, placement agent, broker or finder relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Buyers and the Agent harmless against, any liability, loss or expense (including, without limitation, attorneys' fees and out of pocket expenses) arising in connection with any such claim.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n) Remedies, Other Obligations, Breaches and Injunctive Relief. The Buyers remedies provided in this Agreement shall be cumulative and in addition to all other remedies available to the Buyers under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Buyers contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Buyers’ rights to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Buyers and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Buyers shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

(o) Changes to the Terms of this Agreement. This Agreement and any provision hereof may only be amended by an instrument in writing signed by the Company and the Buyers. The term "Agreement" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

(p) Enforcement Costs. If: (i) this Agreement is placed by the Buyers in the hands of an attorney for enforcement or is enforced by the Buyers through any legal proceeding; or (ii) an attorney is retained to represent the Buyers in any bankruptcy, reorganization, receivership or other proceedings affecting creditors' rights and involving a claim under this Agreement; or (iii) an attorney is retained to represent the Buyers in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to the Buyers, as incurred by the Buyers, all reasonable costs and expenses including attorneys' fees incurred in connection therewith, in addition to all other amounts due hereunder.

(q) Failure or Indulgence Not Waiver. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

* * * * *

IN WITNESS WHEREOF, the Buyers and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

KMA GLOBAL SOLUTIONS
INTERNATIONAL, INC.

By: /s/ Jeffrey D. Reid
Name: Jeffrey D. Reid
Title: President & C.E.O.

[signature of Buyers and Agent on the following page]

AGENT:

INCENDIA MANAGEMENT GROUP INC.

By: /s/ Anie Min
Name: Anie Min
Title: ASO

BUYERS:

PRESTON ROCKWELL INVESTMENTS INC.
GOLDEN CHARIOT CAPITAL CORPORATION
D.E.F.T. CAPITAL CORPORATION
ANODYNE INVESTMENTS INC.
CERTA INVESTMENTS LIMITED
ARTESIAN CAPITAL CORPORATION
CEDUS FINANCIAL LTD.

BY INCENDIA MANAGEMENT GROUP INC., as
authorized Agent for the Buyers

By: /s/ Anie Min
Name: Anie Min
Title: ASO

EXHIBITS

Exhibit A	Form of Registration Rights Agreement
Exhibit B	Form of Opinion of Company Counsel
Exhibit C	Form of Officer’s Certificate
Exhibit D	Form of Resolutions of Board of Directors of the Company
Exhibit E	Form of Secretary’s Certificate
Exhibit F	Form of Warrant

EXHIBIT A

  REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of January 31, 2007, by and between KMA GLOBAL SOLUTIONS INTERNATIONAL, INC. a Nevada corporation, (the "Company"), and the purchasers identified on the signature page hereto (each a “Buyer” and collectively, the “Buyers”), and Incendia Management Group Inc., a Canadian corporation (the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement by and between the parties hereto dated as of January 31, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement").

WHEREAS:

A. The Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to the Buyers Securities of the Company and additionally issue Securities of the Company to the Agent in consideration for services rendered in connection with the sale and purchase of Securities; and

B. In connection with the Purchase Agreement, the Company has issued to the Buyers (i) Ten Million (10,000,000) shares of its Common Stock (the “Commitment Shares”), and (ii) common stock purchase warrants (the “Warrants”) granting the Buyers the right to purchase from the Company an aggregate of Ten Million (10,000,000) shares of Common Stock (the “Warrant Shares”) at an exercise price of $0.20, exercisable only within (2) years of the Effective Date of the Registration Statement ; and

C. Additionally, in connection with the Purchase Agreement, the Company has issued to the Buyers’ Agent (i) One Million (1,000,000) shares of its Common Stock, together with (ii) Warrants to purchase One Million (1,000,000) Warrant Shares at an exercise price of $0.20, exercisable only within (2) years of the Effective Date of the Registration Statement; and

D. In connection with the Purchase Agreement, the Company has provided for the issuance of 2,200,000 shares of Common Stock upon an Event of Default (the “Default Shares”);

E. To induce the Buyers to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights to the Buyers and the Agent under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:

1.    DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

a. "Investors" means the Buyers and shall also include the Agent, and any transferee or assignee thereof to whom a Buyer or the Agent assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

b. "Person" means any person or entity including any corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

c. "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such registration statement(s) by the United States Securities and Exchange Commission (the "SEC").

d. "Registrable Securities" means (1) the Fee Shares which have been, or which may from time to time be, issued or issuable to the Agent under the Purchase Agreement, and any shares of capital stock issued or issuable with respect to the Fee Shares or the Purchase Agreement as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, (2) the Warrant Shares which have been, or which may, from time to time, be issued or issuable upon exercise of the Warrant, (3) the Commitment Shares issued to the Investors (4) the Default Shares and any shares of capital stock issued or issuable with respect to the Commitment Shares or the Purchase Agreement as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

e. "Registration Statement" means the registration statement of the Company which the Company has agreed to file pursuant to Section 5(a) of the Purchase Agreement with respect to the sale of the Registrable Securities.

2.    REGISTRATION.

a. Mandatory Registration. The Company shall use best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act and available for sales of all of the Registrable Securities at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto) or (ii) the date on which the Investors shall have sold all the Registrable Securities under the Purchase Agreement (the "Registration Period"). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

b. Rule 424 Prospectus. The Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the Securities Act, the prospectus and prospectus supplements, if any, to be used in connection with sales of the Registrable Securities under the Registration Statement. The Investors and their counsel shall have a reasonable opportunity to review and comment upon such prospectus prior to its filing with the SEC. The Investors shall use their reasonable best efforts to comment upon such prospectus within one (1) Trading Day from the date the Investors receive the final version of such prospectus.

c. Sufficient Number of Shares Registered. In the event the number of shares available under the Registration Statement is insufficient to cover all of the Registrable Securities, the Company shall amend the Registration Statement or file a new registration statement (a “New Registration Statement”), so as to cover all of such Registrable Securities as soon as practicable, but in any event not later than ten (10) Trading Days after the necessity therefor arises. The Company shall use it best efforts to cause such amendment and/or New Registration Statement to become effective as soon as practicable following the filing thereof. The Investors and their counsel shall have a reasonable opportunity to review and comment upon any such amendment and/or New Registration Statement prior to its filing with the SEC. The Investors shall use their reasonable best efforts to comment upon any such amendment and/or New Registration Statement within two (2) Trading Days from the date the Investors receive the final version of any such amendment and/or New Registration Statement.

3.    RELATED OBLIGATIONS.

With respect to the Registration Statement and whenever any Registrable Securities are to be registered pursuant to Section 2 including on any New Registration Statement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any registration statement and the prospectus used in connection with such registration statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement or any New Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement or any New Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement.

b. The Company shall permit the Investors to review and comment upon the Registration Statement or any New Registration Statement and all amendments and supplements thereto at least two (2) Trading Days prior to their filing with the SEC, and not file any document in a form to which Investors reasonably object. The Investors shall use their reasonable best efforts to comment upon the Registration Statement or any New Registration Statement and any amendments or supplements thereto within two (2) Trading Days from the date all the Investors receive the final version thereof. The Company shall furnish to the Investors, without charge any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement or any New Registration Statement.

c. The Company shall furnish to the Investors, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such registration statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any registration statement, five (5) copies of the prospectus included in such registration statement and all amendments and supplements thereto (or such other number of copies as the Investors may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Investors may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investors.

d. The Company shall use reasonable best efforts to (i) register and qualify the Registrable Securities covered by a registration statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investors reasonably request, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investors who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

e. As promptly as practicable after becoming aware of such event or facts, the Company shall notify the Investors in writing of the happening of any event or existence of such facts as a result of which the prospectus included in any registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such registration statement to correct such untrue statement or omission, and deliver five (5) copies of such supplement or amendment to the Investors (or such other number of copies as the Investors may reasonably request). The Company shall also promptly notify the Investors in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a registration statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investors by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to any registration statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate.

f. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any registration statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investors of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g. The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange or trading system on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section.

h. The Company shall cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be offered pursuant to any registration statement and enable such certificates to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request.

i. The Company shall at all times provide a transfer agent and registrar with respect to its Common Stock.

j. If reasonably requested by the Investors, the Company shall (i) immediately incorporate in a prospectus supplement or post-effective amendment such information as the Investors believe should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any registration statement.

k. The Company shall use its reasonable best efforts to cause the Registrable Securities covered by any registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

l. Within one (1) Trading Day after any registration statement which includes the Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors) confirmation that such registration statement has been declared effective by the SEC substantially in the form attached hereto as Exhibit A.

m. The Company shall take all other reasonable actions reasonably requested by the Investors to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to any registration statement.

4.    OBLIGATIONS OF THE INVESTORS.

a. The Company shall notify the Investors in writing of the information the Company reasonably requires from the Investors in connection with any registration statement hereunder. The Investors shall furnish to the Company such information regarding themselves, the Registrable Securities held by the Investors and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b. The Investors agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any registration statement hereunder.

c. The Investors agree that, upon receipt of any notice from the Company of the happening of any event or existence of facts of the kind described in Section 3(f) or the first sentence of 3(e), the Investors will immediately discontinue disposition of Registrable Securities pursuant to any registration statement(s) covering such Registrable Securities until receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of 3(e). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to promptly deliver shares of Common Stock without any restrictive legend in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investors have entered into a contract for sale prior to the Investors’ receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e) and for which the Investors have not yet settled.

5.    EXPENSES OF REGISTRATION.

All reasonable expenses, other than sales or brokerage commissions and legal fees and disbursements of counsel to the Investors, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6.    INDEMNIFICATION

a. To the fullest extent permitted by law, the Company shall, and hereby does, indemnify, hold harmless and defend the Investors, each Person, if any, who controls an Investor, the respective members, directors, officers, partners, employees, agents, representatives of the Investors and each Person, if any, who controls an Investor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement, any New Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such registration statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement or any New Registration Statement or (iv) any material violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). The Company shall, subject to Section 6(d) reimburse each Indemnified Person for any legal fees or other expenses reasonably incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person from whom the person asserting a Claim purchased the Registrable Securities that are offered for sale by the preliminary prospectus (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investors to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

b. In connection with the Registration Statement or any New Registration Statement, the Investors shall, and hereby do, indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement or any New Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Investors expressly for use in connection with such registration statement; and, subject to Section 6(d), the Investors will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investors, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.    CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.    REPORTS AND DISCLOSURE UNDER THE SECURITIES ACT.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell the Registrable Securities to the public without registration ("Rule 144"), the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports; and

c. furnish to the Investors so long as the Investors own Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with any applicabel reporting and or disclosure provisions of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9.    ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors, including by merger or consolidation. The Investors may not assign their rights under this Agreement without the written consent of the Company, other than to an affiliate.

10.   AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors.

11.   MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

.B  KMA Global Solutions International, Inc.
5570A Kennedy Road
Mississauga, Ontario L4Z 2A9
Telephone: 905-568-5220
Facsimile: 905-568-4446
Attention:  Jeffrey D. Reid

With a copy (which shall not constitute notice) to:
Gary M. Brown
Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
Commerce Center, Suite 1000
211 Commerce Street
Nashville, TN 37201
Telephone: (615) 726-5763
Facsimile; (615) 744-5763
Email:  gbrown@bakerdonelson.com

If to the Investors:
Incendia Management Group, Inc.
111 Grangeway Avenue, Suite 404
Toronto, Ontario M1H 3E9
Telephone: 416-289-0440
Facsimile: 416-289-7440
Attention: Angelo Boujos

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. Except for the corporate laws of the State of Nevada which shall govern all issues concerning the relative rights of the Company and its stockholders, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting the City of Las Vegas, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

e. This Agreement, and the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

k. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

* * * * * *

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

THE COMPANY:

KMA GLOBAL SOLUTIONS
INTERNATIONAL, INC.

By:______________________
Name: Jeffrey D. Reid
Title: President & C.E.O.

[signature of Buyers and Agent on the following page]

BUYERS:

_____________________________________

By:_______________________
Name: _____________
Title: ______________

_____________________________________

By:_______________________
Name: _____________
Title: ______________

_____________________________________

By:_______________________
Name: _____________
Title: ______________

_____________________________________

By:_______________________
Name: _____________
Title: ______________

EXHIBIT A

TO REGISTRATION RIGHTS AGREEMENT

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[Date]

[TRANSFER AGENT]
___________________
___________________

Re: [__________]

Ladies and Gentlemen:

We are counsel to KMA GLOBAL SOLUTIONS INTERNATIONAL, INC., a Nevada corporation (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement (the "Purchase Agreement") entered into by and among the Company and certain purchasers identified on the signature page thereof (the "Buyers") pursuant to which the Company has agreed to sell and issue to the Buyers (i) an aggregate of 10,000,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), in accordance with the terms of the Purchase Agreement (the "Commitment Shares"), (ii) warrants (the “Warrants”) granting the Buyers the right to purchase from the Company 10,000,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $0.20, and (iii) 2,000,000 shares of Common Stock issuable upon the Event of Default (the “Default Shares”). Pursuant to the Securities Purchase Agreement, the Company has also agreed to issue to the Agent as a fee in consideration for services provided in transacting the sale and purchase (i) 1,000,000 shares of the Company's Common Stock, in accordance with the terms of the Purchase Agreement (the "Fee Shares"), (ii) Warrants granting the Agent the right to purchase from the Company 1,000,000 Warrant Shares at an exercise price of $0.20, and (iii) 200,000 shares of Common Stock issuable upon the Event of Default (the “Default Shares”). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Buyers (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Fee Shares, the Warrant Shares and the Commitment Shares under the Securities Act of Securities, as amended (the "Securities Act"). In connection with the Company's obligations under the Purchase Agreement and the Registration Rights Agreement, on _____________, the Company filed a Registration Statement (File No. _____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the sale of the Purchase Shares, the Warrant Shares and the Commitment Shares.

In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Fee Shares, the Warrant Shares and the Commitment Shares are available for sale under the Securities Act pursuant to the Registration Statement.

The Buyers and the Agent have each confirmed that it shall comply with all securities laws and regulations applicable to it including applicable prospectus delivery requirements upon sale of the Commitment Shares, the Warrant Shares or the Fee Shares.

Very truly yours,
[Company Counsel]
By:____________________

cc: Incendia Management Group, Inc.

EXHIBIT B

OPINION OF BAKER DONELSON BEARMAN CALDWELL & BERKOWITZ, PC

March 8, 2007

Incendia Management Group Inc.,
As Agent for the Buyers
Under the Purchase Agreement referred to below
111 Grangeway Avenue, Suite 404
Toronto, Ontario M1H 3E9

Re: KMA Global Solutions International, Inc.

Ladies and Gentlemen:

We have acted as special counsel to KMA Global Solutions International, Inc., a Nevada corporation (the “Company”), in connection with the Registration Statement on Form SB-2 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), for the registration for resale by selling stock holders of 24,042,328 shares of common stock, par value $.001 per share (the "Common Stock"), of the Company, which included: (1) 11,000,000 shares of common stock issued pursuant to that certain Stock Purchase Agreement dated as of January 31, 2007 (the “Purchase Agreement”) by and between the Company and those purchasers identified on the signature page hereto (each a “Buyer” and collectively, the “Buyers”)(the “SPA Shares”); (2) 11,000,000 shares issuable upon exercise of common stock purchase warrants issued to selling stockholders in connection with Purchase Agreement (the “Warrant Shares”); and (3) 2,200,000 shares issuable upon an Event of Default as defined in the Purchase Agreement (the “Default Shares”).

This Opinion Letter is delivered to you pursuant to Sections 2(c) and 8(c) of the Purchase Agreement. Capitalized terms used herein that are defined in the Purchase Agreement shall have the respective meanings set forth in the Purchase Agreement, unless otherwise defined herein.

For purposes of rendering that opinion, we have examined the Registration Statement, the Company's Certificate of Incorporation, as amended, and Bylaws, as amended, and the corporate action of the Company that authorizes the issuance of the Shares, and we have made such other investigation as we have deemed appropriate.

In all such examinations and investigations, we have assumed the genuineness of all signatures on original or certified, conformed or reproduction copies of documents of all parties other than the Company and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, none of which have been independently verified by us, we have relied upon, and assumed the accuracy of the factual content of, representations and warranties contained in the Purchase Agreement, written information and certificates of public officials, of representatives of the Company, and of others deemed by us to be appropriate. In the course of our representation of the Company, nothing has come to our attention which causes us to believe that we are not justified in relying upon such representations, warranties, written information and certificates.

To the extent it may be relevant to the opinions expressed herein, we have assumed that the Purchase Agreement has been duly authorized, executed and delivered by, and constitutes the legal, valid and binding obligation of, the parties thereto other than the Company.

Based upon the foregoing and such legal considerations as we have deemed necessary, and subject to the limitations, assumptions and qualifications set forth in this Opinion Letter, we are of the opinion that:

(1)
The SPA Shares have been duly authorized and, upon payment of the purchase price pursuant to the Purchase Agreement, which requires payment within ten days after the Registration Statement is declared effective, will be validly issued, fully paid and non-assessable.

(2)	The Warrant Shares have been duly authorized and, upon payment of the exercise price in accordance with the terms of the warrants, will be validly issued, fully paid and non-assessable.

(3)
The Default Shares have been duly authorized and, upon an Event of Default, will be distributable to the Buyers in accordance with the Purchase Agreement and will be validly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following additional assumptions and qualifications:

A.
The opinions expressed in this Opinion Letter are limited in all respects to the General Corporation Law of the State of Nevada, without regard to judicial or administrative interpretations of such sections or case law decided thereunder, and we do not express any opinion herein concerning any other laws.

B.
The opinions expressed herein are as of the date hereof. We assume no obligation to update or supplement the opinions expressed herein to reflect any facts or circumstances that may hereafter come to our attention or any change in laws that may hereafter occur.

C.
The opinions expressed herein are solely for the benefit of the Agent and the Buyers who are parties to the Purchase Agreement and may not be relied on in any manner or for any purpose by any other person or entity, without our express written consent.

D.	This Opinion Letter is strictly limited to those matters expressly addressed herein. We express no opinion as to any matter not specifically stated to be and listed as an opinion.

Very truly yours,

BAKER, DONELSON, BEARMAN, CALDWELL &
BERKOWITZ, a professional corporation

EXHIBIT C

.3  FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 8(d) of that certain Securities Purchase Agreement dated as of January 31, 2007 (“Securities Purchase Agreement”), by and between KMA GLOBAL SOLUTIONS INTERNATIONAL, INC., a Nevada corporation (the “Company”), and purchasers identified on the signature pages thereof (collectively, the “Buyers”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Securities Purchase Agreement.

The undersigned, Jeffrey D. Reid, President and Chief Executive Officer of the Company, hereby certifies as follows:

1. I am the President and Chief Executive Officer of the Company and make the statements contained in this Certificate;

2. The representations and warranties of the Company are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 of the Securities Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date);

3. The Company has performed, satisfied and complied in all material respects with covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of ___________.

______________________
Name:
Title:

The undersigned as Secretary of KMA Global Solutions International, Inc., a Nevada corporation, hereby certifies that Jeffrey D. Reid is the duly elected, appointed, qualified and acting President and Chief Financial Officer of KMA Global Solutions International, Inc. and that the signature appearing above is his genuine signature.

___________________________________
Secretary

EXHIBIT D

FORM OF COMPANY RESOLUTIONS

WHEREAS, there has been presented to the Board of Directors of KMA Global Solutions International, Inc., (the “Corporation”) a draft of the Securities Purchase Agreement (the “Purchase Agreement”) by and among the Corporation and purchasers identified on the signature pages thereof (collectively, the “Buyers”), providing for the purchase 10,000,000 of the Corporation’s common stock, par value $0.001 (the “Common Stock”), together with 10,000,000 warrants to purchase additional shares of Common Stock (the “Warrants”) at an exercise price of $0.20; and

WHEREAS, providing for payment of fees to the Agent, Incendia Management Group, Inc., of 1,000,000 shares of Common Stock, together with 1,000,000 Warrants to purchase Common at an exercise price of $0.20, as compensation for services rendered in securing the stock purchase; and

WHEREAS, providing for the issuance of 2,200,000 shares of Common Stock in the Event of Default (the “Default Shares”); and

WHEREAS, after careful consideration of the Purchase Agreement, the documents incident thereto and other factors deemed relevant by the Board of Directors, the Board of Directors has determined that it is advisable and in the best interests of the Corporation to engage in to transactions contemplated by the Purchase Agreement.

Transaction Documents

RESOLVED, that the transactions described in the Purchase Agreement are hereby approved and Jeffrey Reid and Laura Wilkes (the “Authorized Officers”) are severally authorized to execute and deliver the Purchase Agreement, and any other agreements or documents contemplated thereby (including, without limitation, a warrant agreement for the purchase of up to 11,000,000 shares of the Company’s Common Stock (the “Warrant Agreement”), a registration rights agreement (the “Registration Rights Agreement”) providing for the sale of the shares of the Company’s Common Stock issuable in respect of the Purchase Agreement) on behalf of the Corporation, with such amendments, changes, additions and deletions as the Authorized Officers may deem to be appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

FURTHER RESOLVED, that the terms and provisions of the Warrant Agreement by and among the Corporation and Fusion are hereby approved and the Authorized Officers are authorized to execute and deliver the Warrant Agreement (pursuant to the terms of the Purchase Agreement), with such amendments, changes, additions and deletions as the Authorized Officer may deem appropriate and approve on behalf of, an Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

FURTHER RESOLVED, that the terms and provisions of the Registration Rights Agreement by and among the Corporation and Fusion are hereby approved and the Authorized Officers are authorized to execute and deliver the Registration Rights Agreement (pursuant to the terms of the Purchase Agreement), with such amendments, changes, additions and deletions as the Authorized Officer may deem appropriate and approve on behalf of, an Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

FURTHER RESOLVED, that the terms and provisions of the Form of Transfer Agent Instructions (the “Instructions”) are hereby approved and the Authorized Officers are authorized to execute and deliver the Instructions (pursuant to the terms of the Purchase Agreement), with such amendments, changes, additions and deletions as the Authorized Officers may deem appropriate and approve on behalf of, the Corporation, such approval to be conclusively evidenced by the signature of an Authorized Officer thereon; and

Execution of Purchase Agreement

FURTHER RESOLVED, that the Corporation be and it hereby is authorized to execute the Purchase Agreement providing for (i) the sale and issuance of 10,000,000 shares of Common Stock of the Corporation at $0.10, having an aggregate value of up to $1,000,000.00 (the “Commitment Shares” as defined in the Purchase Agreement); (ii) the issuance of 1,000,000 shares of Common Stock having an aggregate value of up to $100,000 (the “Fee Shares” as defined in the Purchase Agreement); (iii) the issuance of Warrants to purchase an additional 11,000,000 shares of Common Stock; and (iv) the issuance of 2,200,000 Default Shares.

Issuance of Common Stock

FURTHER RESOLVED, that the Corporation is hereby authorized to issue to the Buyers 10,000,000 Commitment Shares and that, upon sale and issuance of the Commitment Shares pursuant to the Purchase Agreement, the Commitment Shares shall be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation is hereby authorized to issue to the Buyers 10,000,000 Warrants (as defined in the Purchase Agreement) at an exercise price of $0.20 and that, upon payment received and issuance of the Warrant Shares pursuant to the Warrant Agreement, the Warrant Shares shall be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation is hereby authorized to issue to the Agent 1,000,000 Fee Shares and that, upon issuance of the Commitment Shares pursuant to the Purchase Agreement, the Fee Shares shall be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation is hereby authorized to issue to the Agent 1,000,000 Warrants (as defined in the Purchase Agreement) at an exercise price of $0.20 and that, upon payment received and issuance of the Warrant Shares pursuant to the Warrant Agreement, the Warrant Shares shall be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation is hereby authorized to issue to the Buyers and Agent 2,200,000 Default Shares upon an Event of Default (as defined in the Purchase Agreement) and that, upon an Event of Default, the Penalty Shares shall be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof; and

FURTHER RESOLVED, that the Corporation shall initially reserve an aggregate of 13,200,000 shares of Common Stock for issuance as Commitment Shares, Fee Shares and Default Shares (collectively, the “Shares”) under the Purchase Agreement; and

FURTHER RESOLVED, that the Corporation shall initially reserve an aggregate of 11,000,000 shares of Common Stock for issuance as Warrant Shares under the Warrant Agreement.

Registration Statement

The management of the Corporation has prepared an initial draft of a Registration Statement on Form SB-2 or its equivalent (the “Registration Statement”) in order to register the sale of the Shares and the Warrant Shares (collectively, the “Securities”); and

The Board of Directors has determined to approve the Registration Statement and to authorize the appropriate officers of the Corporation to take all such actions as they may deem appropriate to effect the offering; and

NOW, THEREFORE, BE IT RESOLVED, that the officers and directors of the Corporation be, and each of them hereby is, authorized and directed, with the assistance of counsel and accountants for the Corporation, to prepare, execute and file with the Securities and Exchange Commission (the “Commission”) the Registration Statement, which Registration Statement shall be filed substantially in the form presented to the Board of Directors, with such changes therein as the Chief Executive Officer of the Corporation or any Vice President of the Corporation shall deem desirable and in the best interest of the Corporation and its shareholders (such officer’s execution thereof including such changes shall be deemed to evidence conclusively such determination); and

FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed, with the assistance of counsel and accountants for the Corporation, to prepare, execute and file with the Commission all amendments, including post-effective amendments, and supplements to the Registration Statement, and all certificates, exhibits, schedules, documents and other instruments relating to the Registration Statement, as such officers shall deem necessary or appropriate (such officer’s execution and filing thereof shall be deemed to evidence conclusively such determination); and

FURTHER RESOLVED, that the execution of the Registration Statement and of any amendments and supplements thereto by the officers and directors of the Corporation be, and the same hereby is, specifically authorized either personally or by the Authorized Officers as such officer’s or director’s true and lawful attorneys-in-fact and agents; and

FURTHER RESOLVED, that the Authorized Officers are hereby is designated as “Agent for Service” of the Corporation in connection with the Registration Statement and the filing thereof with the Commission, and the Authorized Officers hereby are, authorized to receive communications and notices from the Commission with respect to the Registration Statement; and

FURTHER RESOLVED, that the officers of the Corporation be, and each of them hereby is, authorized and directed to pay all fees, costs and expenses that may be incurred by the Corporation in connection with the Registration Statement; and

FURTHER RESOLVED, that it is desirable and in the best interest of the Corporation that the Securities be qualified or registered for sale in various states; that the officers of the Corporation be, and each of them hereby is, authorized to determine the states in which appropriate action shall be taken to qualify or register for sale all or such part of the Securities as they may deem advisable; that said officers be, and each of them hereby is, authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, surety bonds, irrevocable consents, appointments of attorneys for service of process and resolutions; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the actions so taken; and

FURTHER RESOLVED, that if, in any state where the securities to be registered or qualified for sale to the public, or where the Corporation is to be registered in connection with the public offering of the Securities, a prescribed form of resolution or resolutions is required to be adopted by the Board of Directors, each such resolution shall be deemed to have been and hereby is adopted, and the Secretary is hereby authorized to certify the adoption of all such resolutions as though such resolutions were now presented to and adopted by the Board of Directors; and

FURTHER RESOLVED, that the officers of the Corporation with the assistance of counsel be, and each of them hereby is, authorized and directed to take all necessary steps and do all other things necessary and appropriate to effect the listing of the Securities on the American Stock Exchange.

Approval of Actions

RESOLVED, that, without limiting the foregoing, the Authorized Officers are, and each of them hereby is, authorized and directed to proceed on behalf of the Corporation and to take all such steps as deemed necessary or appropriate, with the advice and assistance of counsel, to cause the Corporation to consummate the agreements referred to herein and to perform its obligations under such agreements; and

RESOLVED, that the Authorized Officers be, and each of them hereby is, authorized, empowered and directed on behalf of and in the name of the Corporation, to take or cause to be taken all such further actions and to execute and deliver or cause to be executed and delivered all such further agreements, amendments, documents, certificates, reports, schedules, applications, notices, letters and undertakings and to incur and pay all such fees and expenses as in their judgment shall be necessary, proper or desirable to carry into effect the purpose and intent of any and all of the foregoing resolutions, and that all actions heretofore taken by any officer or director of the Corporation in connection with the transactions contemplated by the agreements described herein are hereby approved, ratified and confirmed in all respects.

EXHIBIT E

FORM OF SECRETARY’S CERTIFICATE

This Secretary’s Certificate (“Certificate”) is being delivered pursuant to Section 8(j) of that certain Securities Purchase Agreement dated as of January 31, 2006, (“Securities Purchase Agreement”), by and between KMA Global Solutions International, Inc., a Nevada corporation (the “Company”) and the purchasers identified on the signature page thereof (collectively, the “Buyers”), pursuant to which the Company may sell to the Buyers (i) Ten Million (10,000,000) shares of the Company's Common Stock, par value $0.001 per share, (the "Common Stock") at a purchase price of $0.10, Ten Million (10,000,000) warrants to purchase additional shares of Common stock at an exercise price of $0.20 (the “Warrants”) and 2,200,000 shares of Common Stock issuable upon the Event of Default (the “Default Shares”), in addition to the issuance to the agent, Incendia Management Group, Inc., as compensation for services provided in relation to the transaction of (ii) One Million (1,000,000) shares of Common Stock and One Million (1,000,000) Warrants at an exercise price of $0.20. Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Securities Purchase Agreement.

The undersigned, William Randal Fischer, Secretary of the Company, hereby certifies as follows:

1. I am the Secretary of the Company and make the statements contained in this Secretary’s Certificate.

2. Attached hereto as Exhibit A and Exhibit B are true, correct and complete copies of the Company’s bylaws (“Bylaws”) and Certificate of Incorporation (“Articles”), in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or shareholders, in contemplation of the filing of any further amendment relating to or affecting the Bylaws or Articles.

3. Attached hereto as Exhibit C are true, correct and complete copies of the Written Consent duly adopted by the Board of Directors of the Company on January 31, 2007, at which a quorum was present and acting throughout. Such Written Consent has not been amended, modified or rescinded and remain in full force and effect and such Written Consent is the only Written Consent adopted by the Company’s Board of Directors, or any committee thereof, or the shareholders of the Company relating to or affecting (i) the entering into and performance of the Securities Purchase Agreement, or the issuance, offering and sale of the Fee Shares and the Commitment Shares and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.

4. As of the date hereof, the authorized capital stock of the Company consists of (i) 175,000,000 shares of Common Stock, of which as of the date hereof, 43,914,592 shares are issued and outstanding, 131,085,408 are held as authorized but unissued, 0 shares are issuable and reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock and (ii) 25,000,000 shares of Preferred Stock, $0.001 par value, of which as of the date hereof no shares are issued and outstanding.

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of ____________.

_________________________
Secretary

The undersigned as Jeffrey D. Reid of KMA Global Solutions International, Inc, a Nevada corporation, hereby certifies that William Randal Fischer is the duly elected, appointed, qualified and acting Secretary of KMA Global Solutions International, Inc. and that the signature appearing above is his genuine signature.

___________________________________

EXHIBIT F

FORM OF WARRANT

THIS WARRANT (THIS “WARRANT”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), ANY STATE SECURITIES LAW OR THE SECURITIES LAWS OF ANY COUNTRY. NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE SOLD, ASSIGNED, MORTGAGED, PLEDGED, HYPOTHECATED, ENCUMBERED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS.

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.

WARRANT

Warrant No. ___                                                                 Original Issue Date: January 31, 2007

This Warrant is issued in connection with and pursuant to that certain Securities Purchase Agreement (the "Purchase Agreement”) dated as of January 31, 2007, by and between KMA GLOBAL SOLUTIONS INTERNATIONAL, INC., a Nevada corporation (the “Company”) and _________________________________, a ____ corporation.

FOR VALUE RECEIVED, __________________________, the registered holder hereof, or its permitted assigns (the “Holder”), is entitled to purchase from the Company, during the period specified in this Warrant, _______________ fully paid and non-assessable shares (subject to adjustment as hereinafter provided) of Common Stock (the "Warrant Shares"), of the Company at the purchase price per share provided in Section 1.2 of this Warrant (the "Warrant Exercise Price"), all subject to the terms and conditions set forth in this Warrant. All terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

Section 1.    Period for Exercise and Exercise Price.

1.1 Period for Exercise. The right to purchase shares of Warrant Shares represented by this Warrant shall be immediately exercisable, and shall expire at 5:00 p.m., Ontario local time, January 31, 2009 (the "Expiration Date"). From and after the Expiration Date this Warrant shall be null and void and of no further force or effect whatsoever.

1.2 Warrant Exercise Price. The Warrant Exercise Price per share of Warrant Shares shall be $0.20 per share (subject to adjustment as hereinafter provided).

Section 2.    Exercise of Warrant.

2.1 Manner of Exercise. The Holder may exercise this Warrant, in whole or in part, immediately, but not after the Expiration Date, during normal business hours on any business day by surrendering this Warrant to the Company at the principal office of the Company, accompanied by a Warrant Exercise Form in substantially the form annexed hereto duly executed by the Holder and by payment of the Warrant Exercise Price for the number of shares of Warrant Shares for which this Warrant is then exercisable, either (i) in immediately available funds, (ii) the Company to the Holder in the appropriate amount, (iii) by authorizing the Company to retain shares of Common Stock which would otherwise be issuable upon exercise of this Warrant having a fair market value (defined as the average of the last reported Closing Sale Price of the Common Stock for the thirty (30) days immediately preceding the date of the Warrant Exercise notice) on the date of delivery equal to the aggregate Warrant Exercise Price, or (iv) in a combination of (i), (ii) or (iii) above, provided, however, that in no event shall the Holder be entitled to exercise this Warrant for a number of Warrant Shares in excess of that number of Warrant Shares which, upon giving effect to such exercise, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates to exceed 4.99% of the outstanding shares of the Common Stock following such exercise. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the Holder and its affiliates shall include the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which determination of such proviso is being made, but shall exclude the shares of Common Stock which would be issuable upon (i) exercise of the remaining, unexercised Warrants beneficially owned by the Holder and its affiliates and (ii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by the Holder and its affiliates subject to a limitation on conversion or exercise analogous to the limitation contained herein. Except as set forth in the preceding sentence, for purposes of this paragraph, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Holder may waive the foregoing limitation by written notice to the Company upon not less than 61 days prior written notice (with such waiver taking effect only upon the expiration of such 61 day notice period).

2.2 When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected on the day on which all requirements of Section 2.1 shall have been met with respect to such exercise. At such time the person in whose name any certificate for shares of Warrant Shares shall be issuable upon such exercise shall be deemed for all corporate purposes to have become the Holder of record of such shares, regardless of the actual delivery of certificates evidencing such shares.

2.3 Delivery of Stock Certificates. As soon as practicable after each exercise of this Warrant, and in any event no later than 3 Trading Days after such exercise, the Company at its expense will issue Warrant Shares via credit to the Holder's account with DTC for the number of Warrant Shares to which such Holder is entitled upon such Holder's submission of the applicable Warrant Exercise Form or, if the Transfer Agent is not participating in The DTC Fast Automated Securities Transfer Program and DWAC system, issue and surrender to the address as specified in the Warrant Exercise Form,, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled to upon such exercise.

Section 3.    Adjustment of Purchase Price and Number of Shares. The Warrant Exercise Price and the kind of securities issuable upon exercise of the Warrant shall be adjusted from time to time as follows:

3.1 Subdivision or Combination of Shares (Stock Splits). If the Company at any time effects a subdivision or combination of the outstanding Common Stock (through a stock split or otherwise), the number of shares of Warrant Shares shall be increased, in the case of a subdivision, or the number of shares of Warrant Shares shall be decreased, in the case of a combination, in the same proportions as the Common Stock is subdivided or combined, in each case effective automatically upon, and simultaneously with, the effectiveness of the subdivision or combination which gives rise to the adjustment.

3.2 Stock Dividends. If the Company at any time pays a dividend, or makes any other distribution, to holders of Common Stock payable in shares of Common Stock, or fixes a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then the number of shares of Warrant Shares in effect immediately prior to such action shall be proportionately increased so that the Holder hereof may receive upon exercise of the Warrant the aggregate number of shares of Common Stock which he or it would have owned immediately following such action if the Warrant had been exercised immediately prior to such action. The adjustment shall become effective immediately as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or distribution (or if no such record is taken, as of the effectiveness of such dividend or distribution).

3.3 Reclassification, Consolidation or Merger. If at any time, as a result of:

(a)  a capital reorganization or reclassification (other than a subdivision, combination or dividend provided for elsewhere in this Section 3), or

(b) a merger or consolidation of the Company with another corporation (whether or not the Company is the surviving corporation), the Common Stock issuable upon exercise of the Warrants shall be changed into or exchanged for the same or a different number of shares of any class or classes of stock of the Company or any other corporation, or other securities convertible into such shares, then, as a part of such reorganization, reclassification, merger or consolidation, appropriate adjustments shall be made in the terms of the Warrants (or of any securities into which the Warrants are exercised or for which the Warrants are exchanged), so that:

(c) the Holders of Warrants or of such substitute securities shall thereafter be entitled to receive, upon exercise of the Warrants or of such substitute securities, the kind and amount of shares of stock, other securities, money and property which such Holders would have received at the time of such capital reorganization, reclassification, merger, or consolidation, if such Holders had exercised their Warrants immediately prior to such capital reorganization, reclassification, merger, or consolidation, and

(d) the Warrants or such substitute securities shall thereafter be adjusted on terms as nearly equivalent as may be practicable to the adjustments theretofore provided in this Section 3.3.

No consolidation or merger in which the Company is not the surviving corporation shall be consummated unless the surviving corporation shall agree, in writing, to the provisions of this Section 3.3. The provisions of this Section 3.3 shall similarly apply to successive capital reorganizations, reclassifications, mergers and consolidations.

3.4 Other Action Affecting Common Stock. If at any time the Company takes any action affecting its Common Stock, other than an action described in any of Sections 3.1 - 3.3 which, in the opinion of the Board of Directors of the Company (the “Board”), would have an adverse effect upon the exercise rights of the Warrants, the Warrant Exercise Price or the kind of securities issuable upon exercise of the Warrants, or both, shall be adjusted in such manner and at such time as the Board may in good faith determine to be equitable in the circumstances; provided, however, that the purpose of this Section is to prevent the Company from taking any action which has the effect of diluting the number of shares of Warrant Shares issuable upon exercise of this Warrant.

3.5 Notice of Adjustments. Whenever the kind or number of securities issuable upon exercise of the Warrants, or both, shall be adjusted pursuant to Section 3, the Company shall deliver a certificate signed by its Chief Executive Officer and by its Chief Financial Officer, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Exercise Price and the kind of securities issuable upon exercise of the Warrants after giving effect to such adjustment, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to each Warrant Holder promptly after each adjustment.

Section 4.    Reservation of Stock, etc. The Company covenants and agrees that it will at all times have authorized, reserve and keep available, solely for issuance and delivery upon the exercise of this Warrant, the number of shares of Warrant Shares from time to time issuable upon the exercise of this Warrant. The Company further covenants and agrees that this Warrant is, and any Warrants issued in substitution for or replacement of this Warrant and all Warrant Shares, will upon issuance be duly authorized and validly issued and, in the case of Warrant Shares, upon issuance will be fully paid and non-assessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof (other than transfer taxes) and, if the Common Stock of the Company is then listed on any national securities exchanges (as defined in the Exchange Act) or quoted on NASDAQ, shall be, subject to the restrictions set forth in Section 5, duly listed or quoted thereon, as the case may be. In the event that the number of authorized but unissued shares of such Common Stock shall not be sufficient to effect the exercise of this entire Warrant into Warrant Shares, then in addition to such other remedies as shall be available to the Holder of this Warrant, the Company shall promptly take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

Section 5.    Ownership, Transfer and Substitution of Warrants.

5.1 Ownership of Warrants. The Company may treat the person in whose name this Warrant is registered on the register kept at the principal office of the Company as the owner and Holder thereof for all purposes, notwithstanding any notice to the contrary, but in all events recognizing any transfers made in accordance with the terms of this Warrant.

5.2 Transfer and Exchange of Warrants. Upon the surrender of this Warrant, properly endorsed, for registration of transfer or for exchange at the principal office of the Company, the Company at its expense will execute and deliver to the Holder thereof, upon the order of such Holder, a new Warrant or Warrants of like tenor, in the name of such Holder or as such Holder may direct, for such number of shares with respect to each such Warrant, the aggregate number of shares in any event not to exceed the number of shares for which the Warrant so surrendered had not been exercised.

5.3 Registrations. The holder of this Warrant is entitled to certain registration rights with respect to the Warrant Shares issuable upon exercise thereof. Said registration rights are set forth in a Registration Rights Agreement dated as of JANUARY 31, 2007, by and between the Holder and the Company.

5.4 Exemption from Registration. If an opinion of counsel reasonable satisfactory to the Company provides that registration is not required for the proposed exercise or transfer of this Warrant or the proposed transfer of the Warrant Shares and that the proposed exercise or transfer in the absence of registration would require the Company to take any action including executing and filing forms or other documents with the United States Securities and Exchange Commission (the “SEC”) or any state securities agency, or delivering to the Holder any form or document in order to establish the right of the Holder to effectuate the proposed exercise or transfer, the Company agrees promptly, at its expense, to take any such action; and provided, further, that the Company will reimburse the Holder in full for any reasonable expenses (including but not limited to the fees and disbursements of such counsel, but excluding brokers' commissions) incurred by the Holder or owner of Warrant Shares on his, her or its behalf in connection with such exercise or transfer of the Warrant or transfer of Warrant Shares.

Section 6.    No Rights or Liabilities as Shareholder. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof any rights as a shareholder of the Company or as imposing any liabilities on such holder to purchase any securities or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

Section 7.    Miscellaneous.

7.1 Amendment and Waiver. This Warrant may be amended with, and only with, the written consent of the Company and the Holder. Any waiver of any term, covenant, agreement or condition contained in this Warrant shall not be deemed a waiver of any other term, covenant, agreement or condition, and any waiver of any default in any such term, covenant, agreement or condition shall not be deemed a waiver of any later default thereof or of any default of any other term, covenant, agreement or condition.

7.2 Representations and Warranties to Survive Closing. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Warrant and the issuance of any Warrant Shares upon the exercise hereof.

7.3 Severability. In the event that any court or any governmental authority or agency declares all or any part of any Section of this Warrant to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any other Section of this Warrant, and in the event that only a portion of any Section is so declared to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate the balance of such Section.

7.4 Binding Effect; No Third Party Beneficiaries. All provisions of this Warrant shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, executors, administrators, legal representatives, successors, and permitted transferees and assigns. No person other than the holder of this Warrant and the Company shall have any legal or equitable right, remedy or claim under or in respect of, this Warrant.

7.5 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Warrant must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

.A  KMA Global Solutions International, Inc.

.B  5570A Kennedy Road
Mississauga, Ontario, Canada L4Z 2A9
Telephone: 905-568-5220
Facsimile: 905-568-4446

.C  Attention: Jeffrey D. Reid

With a copy to (which shall not constitute notice):
Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
Suite 1000, 211 Commerce Street
Nashville, TN 37201
Telephone: (615) 726-5763
Facsimile:  (615) 744-5763
Attention:  Gary M. Brown

If to the Holder:
___________________
___________________
___________________
Telephone: ____________
Facsimile:  ____________
Attention:  ____________

With a copy to:
Incendia Management Group Inc.
111 Grangeway Avenue, Suite 404
Toronto, Ontario M1H 3E9
Telephone: 416-289-0440
Facsimile: 416-289-7440
Attention: Angelo Boujos

If to the Transfer Agent:
American Registrar & Transfer Co.
342 East 900 South
Salt Lake City, UT 84111
Telephone:  801-363-9065
Facsimile: 801-363-9066
Attention:  Patrick Day or Linda Nonu

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, and recipient facsimile number or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

7.6 Taxes, Costs and Expenses. The Company covenants and agrees that it will pay when due and payable any and all federal, state and local taxes (other than income taxes) and any other costs and expenses which may be payable in respect of the preparation, issuance, delivery, exercise, surrender or transfer of this Warrant pursuant to the terms of this Warrant or the issuance of any shares of Warrant Shares as a result thereof. If any suit or action is instituted or attorneys employed to enforce this Warrant or any part thereof, the non-prevailing party in such suit or action promises and agrees to pay all costs and expenses associated therewith, including reasonable attorneys’ fees and court costs.

7.7  Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Nevada shall govern all issues concerning the relative rights of the Company and its shareholders. All other questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of Las Vegas, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.8 Loss of Warrant. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnification in form and substance acceptable to the Company in its reasonable discretion, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

7.9 Entire Agreement. This Warrant, the Purchase Agreement and the Registration Rights Agreement of even date herewith represent the entire agreement and understanding between the parties concerning the subject matter hereof and supercede all prior and contemporaneous agreements, understandings, representations and warranties with respect thereto.

7.10 Headings. The headings used herein are used for convenience only and are not to be considered in construing or interpreting this Warrant.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

KMA GLOBAL SOLUTIONS INTERNATIONAL, INC.

By:______________________
Name: ___________________
Title: _____________________

.2

WARRANT EXERCISE FORM

Date:_____________

.A  KMA Global Solutions International, Inc.

.B  5570A Kennedy Road
Mississauga, Ontario, Canada L4Z 2A9
Telephone: 905-568-5220
Facsimile: 905-568-4446

.C  Attention: Jeffrey D. Reid

Ladies and Gentlemen: The undersigned, being the registered holder of your Warrant number ______ accompanying this letter, hereby irrevocably exercises such Warrant for _____ shares of Warrant Shares (as defined in said Warrant), and herewith makes payment therefor in the amount of ($___________ )[(via “cash-less exercise” in accordance with the Warrant)], and requests that such shares of Warrant Shares be issued in the name of, and delivered to _________________________________, at the address shown below the signature line hereof.

If said number of shares shall not be all the shares issuable upon exercise of the attached Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of such shares less any fraction of a share paid in cash.

Sincerely,

_________________________________

_________________________
Signature of Registered Warrant Holder
_________________________________
_________________________________
_________________________________

FORM OF COMPANY CONFIRMATION OF WARRANT EXERCISE

Reference is made to the Common Stock Purchase Agreement (the "Securities Purchase Agreement") between KMA GLOBAL SOLUTIONS INTERNATIONAL, INC. (the “Company”) and _________________________________ dated _________, 2007. In accordance with and pursuant to the Securities Purchase Agreement, the Company has issued to _________________________________ a Warrant to Purchase ___________ shares of common stock, par value $.001 per share (the "Common Stock") of the Company. The undersigned hereby confirms that _________________________________ has exercised the Warrant to purchase _____ shares of Common stock and authorizes the issuance of ______ shares of common stock, par value $.001 per share (the "Common Stock") of the Company, in connection with the Warrant Exercise Notice Specifically, the Company hereby confirms the following information:

Number of shares of Common
Stock to be issued:                                                    ______________________________________

Remaining Number of shares
Subject to Exercise:                                               _______________________________________

Exercise Price:                                        $0.20/share of Common Stock (Subject to Adjustment
pursuant to the Warrant)

The shares of Common Stock shall be issued in the name and to the address as set forth in the applicable Warrant Exercise Notice.

Authorized Signature                   ____________________________________
 Name: _______________________________
 Title: ________________________________
 Phone #: _____________________________

EXHIBIT 10.11

  REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of January 31, 2007, by and between KMA GLOBAL SOLUTIONS INTERNATIONAL, INC. a Nevada corporation, (the "Company"), and the purchasers identified on the signature page hereto (each a “Buyer” and collectively, the “Buyers”), and Incendia Management Group Inc., a Canadian corporation (the “Agent”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Securities Purchase Agreement by and between the parties hereto dated as of January 31, 2007 (as amended, restated, supplemented or otherwise modified from time to time, the "Purchase Agreement").

WHEREAS:

A. The Company has agreed, upon the terms and subject to the conditions of the Purchase Agreement, to issue and sell to the Buyers Securities of the Company and additionally issue Securities of the Company to the Agent in consideration for services rendered in connection with the sale and purchase of Securities; and

B. In connection with the Purchase Agreement, the Company has issued to the Buyers (i) Ten Million (10,000,000) shares of its Common Stock (the “Commitment Shares”), and (ii) common stock purchase warrants (the “Warrants”) granting the Buyers the right to purchase from the Company an aggregate of Ten Million (10,000,000) shares of Common Stock (the “Warrant Shares”) at an exercise price of $0.20, exercisable only within (2) years of the Effective Date of the Registration Statement ; and

C. Additionally, in connection with the Purchase Agreement, the Company has issued to the Buyers’ Agent (i) One Million (1,000,000) shares of its Common Stock, together with (ii) Warrants to purchase One Million (1,000,000) Warrant Shares at an exercise price of $0.20, exercisable only within (2) years of the Effective Date of the Registration Statement; and

D. In connection with the Purchase Agreement, the Company has provided for the issuance of 2,200,000 shares of Common Stock upon an Event of Default (the “Default Shares”);

E. To induce the Buyers to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights to the Buyers and the Agent under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "Securities Act"), and applicable state securities laws.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyers hereby agree as follows:

1.             DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

a. "Investors" means the Buyers and shall also include the Agent, and any transferee or assignee thereof to whom a Buyer or the Agent assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9 and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

b. "Person" means any person or entity including any corporation, a limited liability company, an association, a partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

c. "Register," "registered," and "registration" refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such registration statement(s) by the United States Securities and Exchange Commission (the "SEC").

d. "Registrable Securities" means (1) the Fee Shares which have been, or which may from time to time be, issued or issuable to the Agent under the Purchase Agreement, and any shares of capital stock issued or issuable with respect to the Fee Shares or the Purchase Agreement as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, (2) the Warrant Shares which have been, or which may, from time to time, be issued or issuable upon exercise of the Warrant, (3) the Commitment Shares issued to the Investors (4) the Default Shares and any shares of capital stock issued or issuable with respect to the Commitment Shares or the Purchase Agreement as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise.

e. "Registration Statement" means the registration statement of the Company which the Company has agreed to file pursuant to Section 5(a) of the Purchase Agreement with respect to the sale of the Registrable Securities.

2.             REGISTRATION.

a. Mandatory Registration. The Company shall use best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act and available for sales of all of the Registrable Securities at all times until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities without restriction pursuant to Rule 144(k) promulgated under the Securities Act (or successor thereto) or (ii) the date on which the Investors shall have sold all the Registrable Securities under the Purchase Agreement (the "Registration Period"). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

b. Rule 424 Prospectus. The Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the Securities Act, the prospectus and prospectus supplements, if any, to be used in connection with sales of the Registrable Securities under the Registration Statement. The Investors and their counsel shall have a reasonable opportunity to review and comment upon such prospectus prior to its filing with the SEC. The Investors shall use their reasonable best efforts to comment upon such prospectus within one (1) Trading Day from the date the Investors receive the final version of such prospectus.

c. Sufficient Number of Shares Registered. In the event the number of shares available under the Registration Statement is insufficient to cover all of the Registrable Securities, the Company shall amend the Registration Statement or file a new registration statement (a “New Registration Statement”), so as to cover all of such Registrable Securities as soon as practicable, but in any event not later than ten (10) Trading Days after the necessity therefor arises. The Company shall use it best efforts to cause such amendment and/or New Registration Statement to become effective as soon as practicable following the filing thereof. The Investors and their counsel shall have a reasonable opportunity to review and comment upon any such amendment and/or New Registration Statement prior to its filing with the SEC. The Investors shall use their reasonable best efforts to comment upon any such amendment and/or New Registration Statement within two (2) Trading Days from the date the Investors receive the final version of any such amendment and/or New Registration Statement.

3.             RELATED OBLIGATIONS.

With respect to the Registration Statement and whenever any Registrable Securities are to be registered pursuant to Section 2 including on any New Registration Statement, the Company shall use its reasonable best efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

a. The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any registration statement and the prospectus used in connection with such registration statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement or any New Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement or any New Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement.

b. The Company shall permit the Investors to review and comment upon the Registration Statement or any New Registration Statement and all amendments and supplements thereto at least two (2) Trading Days prior to their filing with the SEC, and not file any document in a form to which Investors reasonably object. The Investors shall use their reasonable best efforts to comment upon the Registration Statement or any New Registration Statement and any amendments or supplements thereto within two (2) Trading Days from the date all the Investors receive the final version thereof. The Company shall furnish to the Investors, without charge any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement or any New Registration Statement.

c. The Company shall furnish to the Investors, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such registration statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any registration statement, five (5) copies of the prospectus included in such registration statement and all amendments and supplements thereto (or such other number of copies as the Investors may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Investors may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investors.

d. The Company shall use reasonable best efforts to (i) register and qualify the Registrable Securities covered by a registration statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Investors reasonably request, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify the Investors who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

e. As promptly as practicable after becoming aware of such event or facts, the Company shall notify the Investors in writing of the happening of any event or existence of such facts as a result of which the prospectus included in any registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and promptly prepare a supplement or amendment to such registration statement to correct such untrue statement or omission, and deliver five (5) copies of such supplement or amendment to the Investors (or such other number of copies as the Investors may reasonably request). The Company shall also promptly notify the Investors in writing (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a registration statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investors by facsimile on the same day of such effectiveness and by overnight mail), (ii) of any request by the SEC for amendments or supplements to any registration statement or related prospectus or related information, and (iii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate.

f. The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any registration statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investors of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

g. The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange or trading system on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section.

h. The Company shall cooperate with the Investors to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be offered pursuant to any registration statement and enable such certificates to be in such denominations or amounts as the Investors may reasonably request and registered in such names as the Investors may request.

i. The Company shall at all times provide a transfer agent and registrar with respect to its Common Stock.

j. If reasonably requested by the Investors, the Company shall (i) immediately incorporate in a prospectus supplement or post-effective amendment such information as the Investors believe should be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any registration statement.

k. The Company shall use its reasonable best efforts to cause the Registrable Securities covered by any registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

l. Within one (1) Trading Day after any registration statement which includes the Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Investors) confirmation that such registration statement has been declared effective by the SEC substantially in the form attached hereto as Exhibit A.

m. The Company shall take all other reasonable actions reasonably requested by the Investors to expedite and facilitate disposition by the Investors of Registrable Securities pursuant to any registration statement.

4.             OBLIGATIONS OF THE INVESTORS.

a. The Company shall notify the Investors in writing of the information the Company reasonably requires from the Investors in connection with any registration statement hereunder. The Investors shall furnish to the Company such information regarding themselves, the Registrable Securities held by the Investors and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

b. The Investors agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any registration statement hereunder.

c. The Investors agree that, upon receipt of any notice from the Company of the happening of any event or existence of facts of the kind described in Section 3(f) or the first sentence of 3(e), the Investors will immediately discontinue disposition of Registrable Securities pursuant to any registration statement(s) covering such Registrable Securities until receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of 3(e). Notwithstanding anything to the contrary, the Company shall cause its transfer agent to promptly deliver shares of Common Stock without any restrictive legend in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investors have entered into a contract for sale prior to the Investors’ receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of 3(e) and for which the Investors have not yet settled.

5.             EXPENSES OF REGISTRATION.

All reasonable expenses, other than sales or brokerage commissions and legal fees and disbursements of counsel to the Investors, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6.             INDEMNIFICATION

a. To the fullest extent permitted by law, the Company shall, and hereby does, indemnify, hold harmless and defend the Investors, each Person, if any, who controls an Investor, the respective members, directors, officers, partners, employees, agents, representatives of the Investors and each Person, if any, who controls an Investor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act") (each, an "Indemnified Person"), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys' fees, amounts paid in settlement or expenses, joint or several, (collectively, "Claims") incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto ("Indemnified Damages"), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement, any New Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other "blue sky" laws of any jurisdiction in which Registrable Securities are offered ("Blue Sky Filing"), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such registration statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement or any New Registration Statement or (iv) any material violation of this Agreement (the matters in the foregoing clauses (i) through (iv) being, collectively, "Violations"). The Company shall, subject to Section 6(d) reimburse each Indemnified Person for any legal fees or other expenses reasonably incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement or any such amendment thereof or supplement thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); (ii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person from whom the person asserting a Claim purchased the Registrable Securities that are offered for sale by the preliminary prospectus (or to the benefit of any person controlling such person) if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected in the prospectus, as then amended or supplemented, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investors to deliver or to cause to be delivered the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e); and (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.
b. In connection with the Registration Statement or any New Registration Statement, the Investors shall, and hereby do, indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement or any New Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by the Investors expressly for use in connection with such registration statement; and, subject to Section 6(d), the Investors will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investors, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investors pursuant to Section 9.

c. Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

d. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

e. The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.             CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.             REPORTS AND DISCLOSURE UNDER THE SECURITIES ACT.

With a view to making available to the Investors the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investors to sell the Registrable Securities to the public without registration ("Rule 144"), the Company agrees to:

a. make and keep public information available, as those terms are understood and defined in Rule 144;

b. file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports; and

c. furnish to the Investors so long as the Investors own Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with any applicabel reporting and or disclosure provisions of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investors to sell such securities pursuant to Rule 144 without registration.

9.             ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investors, including by merger or consolidation. The Investors may not assign their rights under this Agreement without the written consent of the Company, other than to an affiliate.

10.           AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors.

11.          MISCELLANEOUS.

a. A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

b. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Trading Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

.D  KMA Global Solutions International, Inc.
5570A Kennedy Road
Mississauga, Ontario L4Z 2A9
Telephone: 905-568-5220
Facsimile: 905-568-4446
Attention:  Jeffrey D. Reid

With a copy (which shall not constitute notice) to:
Gary M. Brown
Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
Commerce Center, Suite 1000
211 Commerce Street
Nashville, TN 37201
Telephone: (615) 726-5763
Facsimile; (615) 744-5763
Email:  gbrown@bakerdonelson.com

If to the Investors:
Incendia Management Group, Inc.
111 Grangeway Avenue, Suite 404
Toronto, Ontario M1H 3E9
Telephone: 416-289-0440
Facsimile: 416-289-7440
Attention: Angelo Boujos

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Trading Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

c. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

d. Except for the corporate laws of the State of Nevada which shall govern all issues concerning the relative rights of the Company and its stockholders, all questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Nevada or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting the City of Las Vegas, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

e. This Agreement, and the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

f. Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

g. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

h. This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

i. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

k. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

* * * * * *

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

THE COMPANY:

KMA GLOBAL SOLUTIONS
INTERNATIONAL, INC.

By: /s/ Jeffrey D. Reid
Name: Jeffrey D. Reid
Title: President & C.E.O.

[signature of Buyers and Agent on the following page]

AGENT:

INCENDIA MANAGEMENT GROUP INC.

By: /s/ Anie Min
Name: Anie Min
Title: ASO

BUYERS:

PRESTON ROCKWELL INVESTMENTS INC.
GOLDEN CHARIOT CAPITAL CORPORATION
D.E.F.T. CAPITAL CORPORATION
ANODYNE INVESTMENTS INC.
CERTA INVESTMENTS LIMITED
ARTESIAN CAPITAL CORPORATION
CEDUS FINANCIAL LTD.

BY INCENDIA MANAGEMENT GROUP INC., as authorized
Agent for the Buyers

By: /s/ Anie Min
Name: Anie Min
Title: ASO

EXHIBIT A

TO REGISTRATION RIGHTS AGREEMENT

FORM OF NOTICE OF EFFECTIVENESS
OF REGISTRATION STATEMENT

[Date]

[TRANSFER AGENT]
___________________
___________________

Re: [__________]

Ladies and Gentlemen:

We are counsel to KMA GLOBAL SOLUTIONS INTERNATIONAL, INC., a Nevada corporation (the "Company"), and have represented the Company in connection with that certain Securities Purchase Agreement (the "Purchase Agreement") entered into by and among the Company and certain purchasers identified on the signature page thereof (the "Buyers") pursuant to which the Company has agreed to sell and issue to the Buyers (i) an aggregate of 10,000,000 shares of the Company's common stock, par value $0.001 per share (the "Common Stock"), in accordance with the terms of the Purchase Agreement (the "Commitment Shares"), (ii) warrants (the “Warrants”) granting the Buyers the right to purchase from the Company 10,000,000 shares of Common Stock (the “Warrant Shares”) at an exercise price of $0.20, and (iii) 2,000,000 shares of Common Stock issuable upon the Event of Default (the “Default Shares”). Pursuant to the Securities Purchase Agreement, the Company has also agreed to issue to the Agent as a fee in consideration for services provided in transacting the sale and purchase (i) 1,000,000 shares of the Company's Common Stock, in accordance with the terms of the Purchase Agreement (the "Fee Shares"), (ii) Warrants granting the Agent the right to purchase from the Company 1,000,000 Warrant Shares at an exercise price of $0.20, and (iii) 200,000 shares of Common Stock issuable upon the Event of Default (the “Default Shares”). Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement with the Buyers (the "Registration Rights Agreement") pursuant to which the Company agreed, among other things, to register the Fee Shares, the Warrant Shares and the Commitment Shares under the Securities Act of Securities, as amended (the "Securities Act"). In connection with the Company's obligations under the Purchase Agreement and the Registration Rights Agreement, on _____________, the Company filed a Registration Statement (File No. _____________) (the "Registration Statement") with the Securities and Exchange Commission (the "SEC") relating to the sale of the Purchase Shares, the Warrant Shares and the Commitment Shares.

In connection with the foregoing, we advise you that a member of the SEC's staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at [ENTER TIME OF EFFECTIVENESS] on [ENTER DATE OF EFFECTIVENESS] and we have no knowledge, after telephonic inquiry of a member of the SEC's staff, that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC and the Fee Shares, the Warrant Shares and the Commitment Shares are available for sale under the Securities Act pursuant to the Registration Statement.

The Buyers and the Agent have each confirmed that it shall comply with all securities laws and regulations applicable to it including applicable prospectus delivery requirements upon sale of the Commitment Shares, the Warrant Shares or the Fee Shares.

Very truly yours,
[Company Counsel]
By:____________________

cc: Incendia Management Group, Inc.

EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Registration Statement on Form SB-2 of our report, dated April 10, 2007, on our audits of the consolidated balance sheet of KMA Global Solutions International, Inc. as of January 31, 2007 and January 31, 2006, and the related consolidated statements of income and retained earnings, and cash flows, for each of the three years in the period then ended.

In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement.

/s/ McGOVERN, HURLEY, CUNNINGHAM, LLP
McGOVERN, HURLEY, CUNNINGHAM, LLP

May 7, 2007